UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZENATECH, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	7373	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

777 Hornby Street, Suite 1460
Vancouver, British Columbia Canada V6Z 1S4
(647) 249-1622
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shaun Passley, PhD
777 Hornby Street, Suite 1460
Vancouver, British Columbia
Canada V6Z 1S4
(647) 249-1622
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karim Lalani, Esq. Boughton Law Corporation 595 Burrard Street, Suite 700 Vancouver, British Columbia, Canada V7X 1S8 Telephone: (604) 687-6789	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square, New York, New York 10036-6569 Telephone: 212-326-0820

Approximate date of commencement of proposed sale to public:
As soon as practicable after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This shelf registration statement will provide our company with the flexibility to issue and sell securities if and when deemed appropriate and in the best interest of our shareholders. We may or may not issue and sell any securities under this registration statement. Filing this registration statement merely gives us flexibility to issue registered securities if and when we deem doing so is appropriate and in the best interest of our shareholders, without any unnecessary delays. This registration statement helps us maintain an optimal state of readiness at all times.

This registration statement contains a base prospectus that covers the potential offering, issuance, and sale from time to time of our common shares, preferred shares, warrants, debt securities, rights and units in one or more offerings with a total value of up to $250,000,000. The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 20, 2026

PROSPECTUS

US$250,000,000

ZenaTech, Inc.

Common shares
Preferred shares
Warrants
Debt Securities
Rights
Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $250,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common shares or preferred shares upon conversion of or exchange for the debt securities; common shares upon conversion of or exchange for the preferred shares; common shares, preferred shares or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in public primary offerings with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below US$75.0 million. As of January 22, 2026, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately $157,224,027 based on 31,257,262 common shares outstanding that were held by non-affiliates on such date and a price of $5.03 per share, which was the price at which our common shares were last sold on the Nasdaq Capital Market on January 22, 2026 calculated in accordance with General Instruction I.B.5 of Form F-3. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve-month period that ends on and includes the date hereof.

Our common shares are listed on the Nasdaq Capital Market under the symbol “ZENA, on the Mexican Stock Exchange (BMV) under the symbol “ZENA”, and on the Frankfurt Stock Exchange under the trading symbol “49Q” Nasdaq is our primary trading market. On February 19, 2026, the last reported sale price of our common shares on Nasdaq was US$2.72 per share. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 51 of this prospectus under the caption “Risk Factors” and the risk factors in our most recent Annual Report on Form 20-F, which is incorporated by reference herein, as well as in any other recently filed current reports. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being Treated as an Emerging Growth Company.” In addition, we report under the Exchange Act as a “foreign private issuer” and are considered a “controlled company.” Please read “Implications of Being a Foreign Private Issuer” and Implications of Being a Controlled Company”.

We have prepared this prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standard Board and thus may not be comparable to financial statements of United States companies.

Purchasers of the securities should be aware that the acquisition of the securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada, may not be described fully herein or in any applicable prospectus supplement. Purchasers of the securities should read the tax discussion contained in the applicable prospectus supplement with respect to a particular offering of securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that our Company is incorporated and governed under the laws of Canada, that some of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this prospectus nor has any underwriter performed any review of the contents of this prospectus.

Investing in the Securities involves a high degree of risk. Prospective purchasers of the securities should carefully consider all the information in this prospectus and in the documents incorporated by reference in this prospectus. See “Risk Factors” beginning on page 51 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Base Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2026.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS7

NOTICE TO CANADIAN INVESTORS7

MARKET AND INDUSTRY DATA8

TRADEMARKS8

FINANCIAL INFORMATION AND CURRENCY8

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS8

OUR COMPANY10

RISK FACTORS53

USE OF PROCEEDS55

SELLING SECURITY HOLDERS56

DESCRIPTION OF SECURITIES56

DESCRIPTION OF COMMON SHARES56

DESCRIPTION OF PREFERRED SHARES57

DESCRIPTION OF WARRANTS57

DESCRIPTION OF DEBT SECURITIES60

DESCRIPTION OF RIGHTS65

DESCRIPTION OF UNITS66

PLAN OF DISTRIBUTION69

LEGAL MATTERS71

EXPERTS71

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES71

ENFORCEMENT OF CIVIL LIABILITIES71

WHERE YOU CAN FIND MORE INFORMATION72

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE72

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings and selling security holders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we or selling security holders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “Company” mean ZenaTech, Inc. and its subsidiaries.

NOTICE TO CANADIAN INVESTORS

The securities offered hereby have not been and will not be qualified for distribution to the public under the securities laws of any province or territory of Canada. This prospectus does not constitute, and may not be used for or in connection with, an offer or solicitation to purchase the securities in Canada.

The securities may be sold only outside Canada pursuant to applicable United States securities laws. The Company and the sales agents will not, directly or indirectly, solicit offers to purchase or sell the securities in Canada and the sales agents have agreed that they will not knowingly sell securities to any person resident in Canada. The Company has no reason to believe that the distribution of securities contemplated hereby will occur in Canada. Any sale of securities to a purchaser resident in Canada that may occur through the facilities of a foreign exchange or market will be made in reliance on exemptions from the prospectus requirements under applicable Canadian securities laws, including section 4 of British Columbia Instrument 72-503 – Distribution of Securities Outside British Columbia, and similar exemptions in other jurisdictions of Canada. The securities distributed pursuant to this prospectus supplement will be subject to resale restrictions under Canadian securities laws.

Neither the Company nor the sales agents have undertaken, nor will they undertake, any directed selling efforts in Canada in connection with the offering. All sales will be effected through the facilities of the Nasdaq Stock Market or another marketplace outside Canada.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, the market and industry data contained or incorporated by reference in this prospectus is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although we believe these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any survey. We have not independently verified any of the data from third party sources referred to or incorporated by reference herein and accordingly, the accuracy and completeness of such data is not guaranteed.

TRADEMARKS

We own or have rights to certain trademarks that we use in conjunction with the operations of our business. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference in this prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable,  rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

FINANCIAL INFORMATION AND CURRENCY

Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standard Board and are audited or reviewed, as applicable, in accordance with the standards of the Public Company Accounting Oversight Board (United States).

All currency amounts in this prospectus are expressed in Canadian dollars, unless otherwise indicated. References to “C$” are to Canadian dollars. References to “US$” are to United States dollars. On February 19, 2026, the daily exchange rate for the United States dollar, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3696.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” or “forward-looking information” (collectively, “forward-looking information”). This forward-looking information relates to future events or future performance of the Company and reflects management’s expectations and projections regarding the Company’s growth, results of operations, performance, and business prospects and opportunities. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management.

In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue”, “target” or the negative of these terms or other comparable terminology intended to identify forward looking information.

Forward-looking information in this prospectus includes, but is not limited to:

•the Company’s expectations regarding its revenue, expenses, production, operations, costs, cash flows, and future growth;

•expectations with respect to future production costs and capacity;

•the Company’s ability to successfully develop its products and complete any contemplated acquisitions;

•the Company's ability to integrate acquisitions into the business effectively;

•the Company's ability to successfully deliver products to the market as currently contemplated, including its drone products whether by purchase or via a DaaS model;

•the Company’s anticipated cash needs and it’s needs for additional financing;

•the Company’s intention to grow the business and its operations and execution risk;

•expectations with respect to future operations and costs;

•the volatility of stock prices and market conditions in the industries in which the Company operates;

•political, economic, environmental, tax, security, and other risks associated with operating in various jurisdictions, including but not limited to emerging markets;

•regulatory risks and the ability to obtain required regulatory approvals in the jurisdictions it conducts business;

•unfavorable publicity or consumer perception;

•difficulty in forecasting industry trends;

•the ability to hire and retain key personnel;

•the competitive conditions of the industry and the competitive and business strategies of the Company;

•the Company’s expected business objectives for the next twelve months or more;

•the Company’s ability to obtain additional funds through the sale of equity or debt commitments;

•investment capital and market share;

•changes in the target markets;

•market uncertainty;

•the ability to access additional capital, including through the listing of its securities in various jurisdictions;

•management of growth (plans and timing for expansion);

•the ability to successfully develop and protect its intellectual property, including from patent infringement;

•litigation;

•applicable laws, regulations, and any amendments affecting the business of the Company.

Forward-looking information is based on certain assumptions and analyses made by the management of the Company in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although the Company’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of the Company’s securities should not place undue reliance on this forward-looking information. Some of the risks and uncertainties associated with the forward-looking information presented are listed under “Risk Factors”, which include, among others, risks related to:

•market volatility;

•COVID-19’s effect on the market;

•our limited operating history;

•there are no profits to date;

•defects in our products;

•managing expected growth;

•dependence on internet infrastructure and risks of systems failures, breaches, and rapid technological changes;

•our ability to protect our intellectual property;

•developing new technology, sourcing materials, and engaging customers;

•economic development in North America, Europe, and globally;

•risks associated with acquisitions;

•operational risks and litigation;

•risks associated with operating in various jurisdictions, including but not limited to emerging markets;

•ability to obtain customer contracts and establish relationships;

•the impact of competition;

•the ability to obtain and maintain existing financing on acceptable terms;

•the ability to retain skilled management and staff;

•the ability to acquire a significant market position in the provision of products and services in its target markets;

•currency, exchange, and interest rates;

•the availability of financing opportunities, risks associated with economic conditions, dependence on management, and conflicts of interest;

•the progress and success of our product marketing;

•market competition in software development;

•the ability to successfully market, sell, and create a customer base;

•operating in a regulatory environment (i.e., regulatory environment, node compensation approaches); and

•risks associated with being a public company, including maintaining adequate internal controls and making appropriate disclosures under applicable law.

Although the forward-looking information contained in this Prospectus are based upon what the Company’s management believes are reasonable assumptions, these risks, uncertainties, assumptions, and other factors could cause the Company’s actual results, performance, achievements, and experience to differ materially from its expectations of, future results, performances, achievements or experiences expressed or implied by the forward-looking information.

Further, any forward-looking information speaks only as of the date on which such statement is made, and, except as required by applicable law, the Company undertakes no obligation to update any forward-looking information to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking information. See “Risk Factors”.

Potential investors should read this prospectus with the understanding that the Company’s actual future results may be materially different from what is currently anticipated.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K

OUR COMPANY

General Corporate Information

ZenaTech, Inc. is a technology solutions company that specializes in mission-critical cloud-based software applications integrated with smart hardware to deliver innovative solutions across diverse industries. Prior to January 1, 2025, the Company operated in the software business as it incurred expenses developing its drone business. However, in 2025 the Company began generating revenues in the drone services business through acquisitions. Hence, the Company now operates in two segments: (i) Enterprise SaaS software development technology, sales, and distribution and (ii) drone development, manufacturing, sales, distribution and services. ZenaTech, Inc. is the parent-holding company that operates through wholly owned subsidiary companies as described below.

The Company was incorporated by Articles of Incorporation in the State of Illinois, USA, on August 31, 2017, under the name ZenaPay, Inc. The Company was a wholly owned subsidiary of Epazz Inc. ("Epazz") until November 30, 2018, when it was restructured as a separate entity by way of a stock dividend to Epazz shareholders. On December 14, 2018, the Company was domiciled in British Columbia, Canada through Articles of Continuance pursuant to the provisions of the Business Corporation Act (British Columbia).The name of the Company was changed to ZenaDrone, Inc. on August 11, 2020, and subsequently to ZenaTech, Inc. on October 5, 2020, to better reflect the business of the Company and its corporate organization.

The Common Shares of the Company are listed and posted for trading on the Nasdaq Capital Market under the trading symbol “ZENA”, on the Mexican Stock Exchange (BMV) under the symbol “ZENA”, and on the Frankfurt Stock Exchange under the trading symbol “49Q”. Nasdaq is the Company's primary trading market.

The Company’s principal address and office is located at 777 Hornby Street, Suite 1460, Vancouver, British Columbia V6Z 1S4 Canada and its telephone number is (647) 249-1622. The Company’s registered and records office is located at Suite 1000 – 595 Burrard Street, Vancouver, British Columbia V7X 1M8.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our internet website is http://www.zenatech.com.

Intercorporate Relationships

The Parent Company, ZenaTech, Inc, originally incorporated as ZenaPay, Inc. is a British of Columbia, Canada, company which has forty wholly owned subsidiaries in two operating segments.

The following nine subsidiaries are organized under the laws of the State of Wyoming, USA, being ZenaTech, Inc. (“ZenaTech US”), PacePlus Inc. (“PacePlus”), SystemView Inc. (“SystemView”), ZigVoice, Inc. (“ZigVoice”), ZenaDrone, Inc. (ZenaDrone”), WorkAware, Inc. (“WorkAware”), TillerStack, Inc, (US), Ecker Capital, Inc., (“Ecker”), and Drone as a Service, Inc. In addition, TillerStack, GmbH (“TillerStack”) is organized under the laws of Germany, PsPortals, Inc. (“PsPortals”) is organized under the laws of Delaware, USA, ZenaDrone Trading, LLC  with its subsidiary ZenaDrone Manufacturing (FZE) are organized under the laws of the United Arab Emirates, ZenaDrone, Limited is organized under the laws of Ireland, ZenaDrone Manufacturing, Inc., and ZenaDrone, Inc. are Arizona corporations, Interactive Systems, Inc (“Interactive”) and interlinkONE, Inc. (“interlinkONE’) are Massachusetts corporations, and ESM Software, Inc., ZooOffice, Inc. and DeskFlex, Inc. were incorporated in the State of Illinois. The Company restructured PacePlus, ZigVoice, and SystemView on July 27, 2020, from Illinois corporations to Wyoming corporations by forming three new Wyoming corporations named PacePlus, Inc., ZigVoice, Inc. and SystemView, Inc. and transferring the assets and assigning the contracts of PacePlus, SystemView, and ZigVoice to the respectively formed Wyoming corporations. ZenaTech, Inc., a Wyoming, USA, corporation, is now a business and was organized for mergers and acquisitions in the United States. TillerStack, Inc. was incorporated in the United States of America to offer the TillerStack, GmbH products in the USA, and Drone as a Service, Inc., a Wyoming Corporation, was created as a service for drone rentals in the USA.

During 2025, in connection with our Drone as a Service business, ZenaTech acquired Weddle Surveing, Inc. (“Weddle”), an Oregon-based corporation; KJM Land Surveying, Inc., (“KJM”), a Florida-based corporation; Wallace Surveying, LLC (“Wallace”), a Florida limited liability corporation; Miller Land Surveying (“Miller”), a Florida-based corporation; Laventure & Associates Inc., (“Laventure”), a Florida-based corporation; Empire Land Surveying Inc. (“Empire”), a Florida-based corporation; Morgan Surveying Inc. (“Morgan”), a North Carolina-based corporation; Cardinal Civil Resources(“Cardinal”), a Virginia-based  corporation; A&J Land Surveyor, Inc. (A&J"), a Jacksonville, Florida-based corporation; Lescure Engineers Inc. ("Lescure"), an established Santa Rosa, California-based corporation;  Putt Land Surveying, Inc. (“Putt”), an Arizona based-corporation; Rampart Surveys, LLC (“Rampart”), a Colorado-based corporation; Smith Surveying Group, LLC (“Smith”), a Florida-based corporation: Casado Design Limited (“Casade”), a United Kingdom-based corporation; Vara 3D, Inc. (“Vara 3D") a Murray, Utah-based corporation: Andrew Spiewak Land Surveyor, Inc., (“Spiewak"), a Park Ridge, Illinois-based corporation; Holt Surveying & Mapping, Inc. (“Holt”), a Spokane, Washington-based corporation: Sunrise Window Cleaners (“Sunrise”), a Hammonds Plains, Nova Scotia-based corporation; and L.D. King Engineering Co. Inc. (“L.D. King”), an Ontario, California-based corporation. In addition, Zenatech acquired Othership, Limited (“Othership”), a United Kingdom limited liability company and a subsidiary of ZenaDrone Limited, Ireland; and created Spider Vision Sensors, Ltd. (“Spider Vision”) a Taiwanese limited liability company to ensure ZenaDrone’s products and entire supply chain are compliant with the U.S. National Defense Authorization Act (NDAA) to enable qualification for approved supplier status to sell to the U.S. Military.

The following chart identifies the Company’s subsidiaries and their applicable governing jurisdictions. All the voting securities of these subsidiaries are beneficially owned, controlled, or directed, directly or indirectly, by the Company :

Operations Overview

We currently have approximately 3600 software, drone services and land surveys paying corporate clients using our medical records software, SCADA & HMI software, video surveillance software, call center software and safety and compliance management software, field service management software and other services.

Our Drone as a Service business model launched in early 2025 is currently growing by acquisitions primarily of land survey and engineering companies in which we are in the process of integrating our drones into the land survey and other workflows.

In addition, we have signed several pilot program agreements with customers across industries currently at various stages of execution to evaluate our drone technology incorporating our drone enterprise software. These pilot programs include farms in Ireland where drone applications being tested include irrigation and crop yield management, scanning and spraying the farmland, counting animals and performing scanning for security and maintenance of farm assets and buildings. In addition, we are at various stages of execution of indoor drone technology pilot programs that include an auto manufacturing company and an auto parts manufacturing company using our indoor inventory management drone.  Further we have various outdoor security, traffic and crowd management, or maintenance pilot programs in progress with a multinational energy distribution center, a public horse racing course and golf course companies.

We generate income from our software business and services and do not anticipate any changes to the use of existing software products under our current business operated through ZenaPay, PacePlus, SystemView, ZigVoice, WorkAware, TillerStack, PsPortals Interactive Systems, interlinkONE, ZooOffice and DeskFlex while we pursue our drone business. We have not made any royalty payments on our software products to date. In addition, we have not made any royalty payments on our drones, including to Epazz in respect of software used in our drones.

We currently conduct our software business in the United States of America, Canada, Ireland, United Kingdom, United Arab Emirates, Taiwan and Germany. We currently are testing our drone in United Arab Emirates, the US, Ireland and soon we will start testing in Turkey.

The Company has two revenue streams starting January 1, 2025, from our enterprise software and Drone as a service business. Below is a table showing the revenue breakdown for our software companies by product type and geographical location for the nine months ended September 30, 2025, as well as the revenue breakdown for our Drone as a service business during the same period

9-Months Ended
Enterprise Software	09/30/2025
PacePlus, ZooOffice, and others, United States of America	$2,118,065
WorkAware – Canada	7,790
TillerStack – Germany	–
Othership – United Kingdom	45,021
Total Revenue by Geographical Region	$2,170,876

9-Months Ended
Drone as a service	09/30/2025
Weddle, KJM, Miller, Laventure, Empire, Lescure and A&J – United States of America	$5,511,848
Total Revenue by Geographical Region	$5,511,848

Below is a table showing the revenue breakdown for our software companies by product type and geographical location for the years ended December 31, 2024 and 2023. There were no revenues from drones prior to 2025.

	Year Ended	Year Ended
Enterprise Software	12/31/2024	12/31/2023
PacePlus, Interactive, all others – USA	1,973,055	1,429,471
WorkAware – Canada	14,372	392,815
TillerStack – Germany	3,572	5,454
Total Revenue by Geographical Region	1,990,999	1,827,740

We signed a management service agreement with Epazz to support the development of our products. Under the agreement, we receive the benefits of a software development team, office space, project management and hosting services. Epazz is paid an average of 30% above cost.

We have 319 employees in varying jurisdictions via our subsidiaries and also operate our business through a management services agreement with Epazz. We use 262 contractors via the Epazz management services agreement throughout our business, for a total of 581 employees and contractors.

Recent Developments

Reverse Stock Split

On July 1, 2024, a 1 for 6 reverse stock split of its common shares was effected by the Company. All share and per share data presented in this prospectus has been adjusted to give effect to the reverse stock split.

Recent Acquisitions

A.Acquisitions of ZooOffice, Inc., Ecker Capital, Inc. and Patents

ZenaTech completed the acquisition of the following assets on March 17, 2025: (i) ZooOffice, Inc.(“ZooOffice”) from Epazz, Inc. (“Epazz”), the former parent company of ZooOffice, which develops cloud business software products for businesses and government (ii) Ecker Capital, LLC (“Ecker Capital”), from Ameritek Ventures, Inc., which is a software developer for warehouse software products (to be used in developing the Company's IQ drone series) (iii) a design patent from Epazz that allows for the ZenaDrone 1000 to be able to generate lift from its body design and increasing payload capacity, and (iv) a utility patent from Epazz that allows for the ZenaDrone 1000 to be recharged remotely without human assistance. In consideration for the acquisitions, the Company issued common shares, super-voting shares and preferred shares to Epazz, Ameritek and Dr. Shaun Passley, our Chief Executive Officer.

Dr. Passley is the sole director and officer of Epazz, and is its principal shareholder with 95% voting control of Epazz. Dr. Passley is also a director, officer, and principal shareholder of Ameritek Ventures, Inc., of which Epazz, is the principal shareholder with 95% voting control of Ameritek Ventures, Inc. Ameritek Ventures, Inc. is the parent company that wholly owned Ecker Capital. Dr. Passley is also the sole director, officer and shareholder of ZooOffice. As a result, all of the parties to the purchase agreements entered in connection with these acquisitions were considered "related parties" to ZenaTech and the transactions, namely: Dr. Shaun Passley, ZooOffice, Epazz, Ecker and Ameritek and the acquisitions constituted “related party transactions" under Multilateral Instrument 61-101 of certain of the Canadian Securities Commissions. None of Dr. Passley, Epazz, Ameritek or any of the directors or officers of the Company voted on the matter.

The acquisitions were therefore approved by the minority shareholders of the Company at an Annual and Special Meeting of the Company held on March 17, 2025. As a result, five software companies were acquired, and they are expected to add important functionality to be integrated into our drone solutions. These companies are: (i) ZooOffice DBA Jadian, a company providing compliance, permit and inspection software for government, health, and retail businesses; and its subsidiary (ii) DeskFlex, Inc. (“DeskFlex”), a company providing AI room booking and office space optimization software; and (iii) Ecker Capital a holding company, with its subsidiaries (a) Interactive Systems, Inc. (“Interactive Systems”) a company providing a warehouse management software platform including inventory management, e-commerce and order processing as well as  handheld devices and other interface connections; and (b) interlinkONE, Inc. (“interlinkONE”) a company providing a warehouse management solution for maintaining multiple warehouses, software platforms, and software integrations, and (c) ESM Software, Inc., a software technology provider specializing in developing business strategy management solutions.

The acquisitions represent less than less than 20% of the Company's assets, income or shareholder's equity on a combined basis and are aligned with the assets operated by the Company and have been integrated into the operations of the Company as it builds out its business.

Acquisition of Securities of Ecker Capital LLC

ZenaTech entered into an Acquisition and Stock Purchase Agreement with Ecker and Ameritek dated October 1, 2024 for the purchase by ZenaTech of 100% of the issued and outstanding shares of equity, securities and warrants, options or other rights to acquire equity securities of Ecker (the "Ecker Securities") held by Ameritek, which is the sole member of Ecker.

In consideration of the purchase of the Ecker Securities, ZenaTech issued to Ameritek the following shares:

•5,000 Super Voting Shares with a stated value of USD$30.00,

•1,000,000 Common Shares, and

•750,000 Preferred Shares with a stated value of USD$3.00 per Share.

Ecker is located at 55 E. Jackson Blvd, Suite 1005, Chicago, Illinois and is the software developer for warehouse software products. It is a benefit to ZenaDrone for its IQ drone series. Ecker is a parent holding company of Interactive Systems, Inc., interlinkONE, Inc, and ESM Software, Inc., three software technology companies.

The Company has received an independent valuation of the business of Ecker, which was prepared by the Valuator. The effective date of the valuation is September 30, 2024 and is based on Ecker as an on-going concern which assumes Ecker has the financial resources to continue operating into the foreseeable future. All traditional approaches to value were considered by the Valuator and specific methods and calculations were weighted to reflect Ecker's value. Ecker was appraised using the fair market value as the standard of value assuming no discount for a lack of control (DLOC) and no adjustment for lack of marketability (DLOM). Because the balance sheet of Ecker might not represent the business, this valuation only values the enterprise value. The enterprise value is the invested capital value (debt and equity) of the business.

The Fair Market Value (enterprise value) of Ecker is estimated at $4,144,906 USD. After any balance sheet adjustments, the adjusted value is $592,313 USD and after subtraction of term debt, if any, the equity value is $590,000 USD. Equity value subtracts interest-bearing term debt and the working capital surplus or shortage, if any, from the enterprise value. A 100.00% interest of the Company's equity equals $4,140,000 USD. The Valuator's conclusion is subject to the Report's Limiting Conditions and the note in the conclusion section.

The Fair Market Value (FMV) is defined as the value an asset or liability would exchange hands given a willing buyer and seller negotiate an "arms-length" transaction with neither party under duress and with the parties having access to all pertinent information.

There are no restrictive agreements that might impact the value of Ecker. The internal financials of Ecker were used in this valuation for analysis. The Valuator reviewed information on Ecker and the assumptions based on client discussions that allowed the Valuator to consider the net cash flow, the market selling multiples, Ecker's assets and liabilities and build out the Discount and Capitalization Rate which measures the investment risk.

Acquisition of Securities of ZooOffice, Inc.

ZenaTech entered into an Acquisition and Stock Purchase Agreement with ZooOffice and Epazz dated October 1, 2024 for the purchase by ZenaTech of 100% of the issued and outstanding shares of equity, securities and warrants, options or other rights to acquire equity securities of ZooOffice (the "ZooOffice Securities") held by Epazz, which is the sole member of ZooOffice.

In consideration of the purchase of the ZooOffice Securities, ZenaTech issued to Epazz the following shares:

•3,000 Super Voting Shares with a stated value of USD$30.00,

•500,000 Common Shares with a stated value of USD$2.45 per Common Share, and

•550,000 Preferred Shares with a stated value of USD$3.00 per Preferred Share.

ZooOffice is located at 602 W 5th Avenue, Suite B, Naperville, Illinois and develops cloud business software products for businesses and government. It has a compliance software what will be useful for compliance for ZenaDrone smart farming.

The Company has received an independent valuation of the business of ZooOffice, which was prepared by the Valuator. The effective date of the valuation is September 30, 2024 and is based on ZooOffice as an on-going concern. The going concern premise of value assumes ZooOffice has the financial resources to continue operating into the foreseeable future. All traditional approaches to value were considered by the Valuator and specific methods and calculations were weighted to reflect ZooOffice's value. ZooOffice was appraised using the fair value as the standard of value assuming no discount for a lack of control (DLOC) and no adjustment for lack of marketability (DLOM). Because the balance sheet might not represent the business, this valuation only values the enterprise value.

The Fair Market Value (enterprise value) of ZooOffice is estimated at $4,021,973 USD. After any balance sheet adjustments, the adjusted value is $4,030,077 USD and after subtraction of term debt if any, the equity value is $4,030,000 USD. A 100.00% interest of the Company's equity equals $4,030,000 USD. Because the balance sheet might not represent the business, this valuation only values the enterprise value. The Valuator's conclusion is subject to the Report's Limiting Conditions.

There are no restrictive agreements that might impact the value of ZooOffice. The internal financials of ZooOffice were used by the Valuator in this valuation for analysis. The Valuator reviewed information on ZooOffice and the assumptions based on client discussions that allowed the Valuator to consider the net cash flow, the market selling multiples, ZooOffice's assets and liabilities and build out the Discount and Capitalization Rate which measures the investment risk.

Acquisition of Design Patent

ZenaTech entered into an Asset Patent Purchase Agreement with Epazz dated October 8, 2024 for the purchase from Epazz by ZenaTech of Design Patent USD1005883S1 (the "Design Patent"). In addition, ZenaTech has agreed to purchase any future Design Patent related to the ZenaDrone 1000 product.

In consideration of the purchase of the Design Patent, ZenaTech issued to Epazz the following shares:

•6,000 Super Voting Shares with a stated value of USD$30.00which will be allocated as to 5,000 to Epazz and 1,000 to Dr. Shaun Passley, and

•1,650,000 Preferred Shares with a stated value of USD$3.00 per Preferred Share which will be allocated as to 1,150,000 to Epazz and 500,000 to Dr. Passley.

For future issue Design Patent(s) related to the ZenaDrone 1000 product, ZenaTech has agreed to issue the following shares, subject to director approval and compliance with applicable laws and regulatory rules at the time of issuance of the securities:

•16,000 Super Voting Shares with a stated value of USD$30.00 which will be allocated as to 12,000 to Epazz and 4,000 to Dr. Passley; and

•2,500,000 Preferred Shares with a stated value of USD$3.00 per Preferred Share which will be allocated as to 2,000,000 to Epazz and 500,000 to Dr. Passley.

The Company has received an independent valuation of the business of the Design Patent, which was prepared by the Valuator. The effective date of the valuation is December 31, 2024. All traditional approaches to value were considered in this valuation and the appropriate allocation of methods and calculations were weighted that best represent value of the value of the business. The Design Patent was appraised using the fair market value (enterprise value) as the standard of value assuming no discount for a lack of control (DLOC) and no adjustment for lack of marketability (DLOM).

The appraisal's estimated value for 100.00% of the Design Patent without any discounts and premiums, is $4,846,667 of enterprise value. This conclusion is subject to the Report's Limiting Conditions.

There are no restrictive agreements that might impact value. The Valuator reviewed information on the Design Patent as well as the assumptions based on client discussions that allowed the Valuator to forecast the future cash flow of the business, review the assets and liabilities to the extent possible and build out the Discount and Capitalization Rate, which is essentially an indicator of risk in the business investment.

Acquisition of Utility Patents

ZenaTech entered into an Asset Patent Purchase Agreement with Epazz dated October 13, 2024 (the "Utility Purchase Agreement") for the purchase from Epazz by ZenaTech of Utility Patent US11597515B2 which allows for ZenaDrone 1000 to be recharged remotely without human assistance (the "First Utility Patent"). Effective November 20, 2024, the parties entered into an amendment to the Asset Patent Purchase Agreement with Epazz dated October 13, 2024 for the purchase from Epazz by ZenaTech of Charging Pad Patent US11970293B2 related to a drone with extendable and rotatable wings and multiple accessory securing panel (the "Second Utility Patent").

In consideration of the purchase of the First Utility Patent and the Second Utility Patent (together, the "Utility Patents"), ZenaTech issued to Epazz and Dr. Shaun Passley the following shares:

•46,000 Super Voting Shares with a stated value of USD$30.00 which will be allocated as to 40,000 to Epazz and 6,000 to Dr. Passley, and

•13,000,000 Preferred Shares with a stated value of USD$3.00 per Preferred Share which will be allocated as to 10,000,000 to Epazz and 3,00,000 to Dr. Passley

For future issue of Utility Patent(s) related to the ZenaDrone 1000 product, ZenaTech has agreed to issue the following shares, subject to director approval and compliance with applicable laws and regulatory rules at the time of issuance of the securities:

•38,000 Super Voting Shares with a stated value of USD$30.00 which will be allocated as to 6,000 Super Voting Shares to Epazz and 2,000 to Dr. Passley, and

•8,800,000 Preferred Shares with a stated value of USD$3.00 per Preferred Share which will be allocated as to 6,000,000 to Epazz and 2,200,000 to Dr. Passley.

The Company has received independent valuations of each of the First Utility Patent and Second Utility Patent, which were prepared by the Valuator. The effective date of the valuations is December 31, 2024. All traditional approaches to value were considered in the valuations and the appropriate allocation of methods and calculations were weighted that best represent the respective value of each of the First Utility Patent and the Second Utility Patent. The Utility Patents was appraised using the fair market value (enterprise value) as the standard of value assuming no discount for a lack of control (DLOC) and no adjustment for lack of marketability (DLOM).

The appraisal's estimated value for 100.00% of the First Utility Patent without any discounts and premiums, is $29,081,865 of enterprise value. The appraisal's estimated value for 100.00% of the Second Utility Patent without any discounts and premiums, is $14,540,001 of enterprise value. These conclusions are subject to the Report's Limiting Conditions.

There are no restrictive agreements that might impact value. The Valuator reviewed information on the Utility Patents as well as the assumptions based on client discussions that allowed the Valuator to forecast the future cash flow of the business, review the assets and liabilities to the extent possible and build out the Discount and Capitalization Rate, which is essentially an indicator of risk in the business investment.

Royalty Agreement

Further to the Technology Exclusive Licensing Agreement dated March 31, 2019 between Epazz and the Company (the "Original Epazz Licensing Agreement"), the Company and Epazz entered into a royalty agreement as of January 14, 2025 (the "Royalty Agreement") pursuant to which the royalty granted by the Company to Epazz in consideration of the contributions by Epazz to the development and commercialization of the ZenaDrone 1000 under the Original Epazz Licensing Agreement was reduced from 7% to 5%. The Company will pay Epazz an annual royalty equivalent to 5% of the gross revenue derived from the sales of ZenaDrone 1000, including the charging pad and attachment machine (the "Royalty"). The Royalty will be paid annually in the form of Preferred Shares issued at the fair market value of the shares at the time of issuance. The Company will calculate the gross revenue base on its audited financial statements for the applicable fiscal year.

B.Acquisitions of Land Surveying Companies

We have acquired the following land surveying companies and may potentially acquire more. It is anticipated that as our drone-based land surveying business grows following the integration of technology data platforms to gather, plot and complete land surveys using drones, the percentage of conventional land surveys using traditional methods- via Total Stations, tripod-mounted operator-controlled photogrammetry machines, will comprise an increasingly smaller percentage of the business while the overall business grows.

•ZenaTech acquired Weddle Surveying, Inc. (“Weddle’), a Tigard, Oregon based professional land surveying company on January 14, 2025. Weddle serves residential and commercial clients within the Portland Metropolitan region and surrounding areas of Northwest Oregon and Southwest Washington. The price was $525,000 paid $262,500 in cash and a three-year $262,500 six (6%) percent promissory note paid in three installments with principal and interest paid at the end of each year for three years and a due date of January 13, 2028.

•ZenaTech acquired KJM Land Surveying, Inc, (“KJM”) based in Pensacola, Florida, on January 22, 2025. KJM Land Surveying provides a range of professional land surveying services, including boundary surveys, ALTA surveys, as-built surveys, topographic surveys, and elevation certificates to residential and commercial and construction sectors for over thirty years. The transaction price was $400,000 paid with $200,000 in cash and a three-year $200,000 six (6%) percent interest promissory note paid in monthly installments with principal and interest paid at the end of each month for three years and a due date of January 21, 2028.

•ZenaTech acquired Miller Land Surveying Corporation DBA Survey East II (“Miller”) of Lake Worth, Florida, on April 10th, 2025. The firm is a land survey and mapping company with a 40-year history and deep portfolio of business customers in the Palm Beach County area of South Florida. The transaction price was $850,000 paid with $425,000 in cash and a three-year $425,000 promissory note with a seven (7%) percent interest promissory note paid in three one-time installments with principal and interest calculated at the end of each month for three years and a due date of April 7, 2028.

•ZenaTech acquired Wallace Surveying Corporation (“Wallace”) of West Palm Beach, Florida, on April 3rd, 2025. They are a well-established land survey company with thirty years of experience providing construction and land development surveys delivering accurate and reliable data that supports project planning and design for developers, contractors, engineers, and architect customers. The transaction price was $1,300,000 paid in $650,000 in cash and $650,000 in a three-year amortization note, with interest at the rate of 8% per annum, interest paid monthly in arrears, to be delivered on April 2nd, 2028.

•ZenaTech acquired Empire Land Surveying (“Empire”) of Pensacola, Florida, on June 9, 2025. They are a land survey company with over twenty years of experience providing residential and ALTA surveys. The transaction price was $200,000 paid in $120,000 in cash and $80,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest paid monthly in arrears and the principal in three annual installments.

•ZenaTech acquired Laventure & Associates and Atlantic Civil Engineering (collectively known as “Laventure”) of Fort Pierce, Florida, on May 21, 2025. They are a land survey and engineering company with roughly twenty years of experience providing land surveying services for a major regional power company and other commercial customers. They also provide engineering consulting services to their customers. The cumulative transaction price was $450,000 paid in $225,000 in cash and $225,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest paid monthly in arrears, and principal paid in three annual installments.

•ZenaTech acquired Morgan Surveying (“Morgan”) of Greensboro, North Carolina, on August 4, 2025. They are a land surveying company with over thirty years of experience providing residential and boundary surveys. The transaction price was $615,000 paid in $307,500 in cash and $307,500 in a three-year amortization note, with interest at the rate of 7% per annum, interest and principal paid monthly in arrears.

•ZenaTech acquired Cardinal Civil Resources (“Cardinal”) of Williamsburg, Virginia, on August 4, 2025. They are a land surveying and engineering company with roughly fifteen years of experience providing land surveying and engineering services for a major national homebuilding company and other commercial customers. The cumulative transaction price was $3,000,000 paid in $1,200,000 in cash; $1,200,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest paid monthly in arrears, and principal paid in three annual installments; and a maximum of $600,000 earn-out capped at $200,000 annually for a three-year period.

•ZenaTech acquired Lescure Engineers, Inc. (“Lescure”) of Santa Rosa, California, on September 11, 2025, which is a civil engineering and land surveying firm. Lescure Engineers provides full-service civil engineering since 1979, land surveying, and development planning solutions, with expertise spanning water and wastewater systems, utility and drainage planning, commercial and winery permit applications, construction and subdivisions.  The cumulative transaction price was $350,000 paid in $175,000 in cash; $175,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest paid monthly in arrears, and principal paid in three annual installments; and a maximum of $600,000 earn-out capped at $200,000 annually for a 3-year period.

•ZenaTech acquired A&J Land Surveyor, Inc. (“A&J”), a Jacksonville, Florida, on September 17, 2025, which is a land-based survey and engineering firm founded in 1995, specializes in complex surveying projects across aviation, utility, and infrastructure, with expertise in runway surveys, hangar projects, and utility development. The firm is well established in Jacksonville and has longstanding relationships with leading regional aviation and utility authorities. The cumulative transaction price was $450,000 paid in $225,000 in cash; $225,000 in a three-year amortization note, with interest at the rate of 6% per annum; interest paid monthly in arrears.

•ZenaTech acquired Putt Land Surveying (“Putt”) of Tucson, Arizona, on October 3, 2025. They are a land surveying company with over forty years of experience providing services. The transaction price was $575,000 paid in $250,000 in cash, $75,000 in a non-interest-bearing six-month maturity note and $250,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears.

•ZenaTech acquired Rampart Surveys (“Rampart”) of Woodland Park, Colorado, on November 12, 2025. They are a land surveying company with over 20 years of experience. The transaction price was $550,000 paid in $275,000 in cash and $275,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears.

•ZenaTech acquired Smith Surveying Group (“Smith”) of Jacksonville, Florida, on November 17, 2025. They are a land surveying company with over 6 years of experience providing construction staking and monitoring services, as-built surveys, right-of-way surveys, topographic surveys and high-definition 3D scanning. The transaction price was $1,500,000 paid in $900,000 in cash and $600,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears.

•ZenaTech acquires Casado Design Ltd. (“Casao”) of Weston-super-Mare, England, UK-based corporation. They have almost 15 years of experience in conducting land surveys and CAD (Computer-Aided Design) services with 3D modelling and design. The transaction price was 401,400 GBP paid in 151,400 GBP in cash, 100,000 GBP non-interest bearing 3-month note, and 150,000 GBP in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears.

•ZenaTech acquired Vara 3D, Inc., (“Vara 3D") of Murray, Utah, on December 12, 2025. They are a land surveying company providing construction staking; boundary surveys; solar and water treatment site surveys; and 3D modeling. The transaction price was $850,000 paid in $400,000 in cash, $50,000 in a non-interest-bearing three-month maturity note and $400,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears.

•ZenaTech acquired Holt Surveying & Mapping, Inc. (“Holt”) of Spokane, Washington, on December 15, 2025. They are a land surveying company with over eight years of experience providing boundary, ALTA, topographic and construction staking. The transaction price was $350,000 paid in $175,000 in cash, and $175,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears.

•ZenaTech acquired L.D. King Engineering Co. Inc. (“L.D. King”) of Ontario, California, on December 18, 2025. They are a civil engineering and land surveying firm with over sixty years of experience providing surveying, engineering, land development, construction management, planning, and quality control services. The transaction price was $2,850,000 paid in $1,425,000 in cash and $1,425,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears.

•ZenaTech acquired Andrew Spiewak Land Surveyor, Inc., (“Spiewak") of Park Ridge, Illinois, on December 22, 2025. They are a land surveying company providing boundary surveys, as-built surveys, and condominium surveys. The transaction price was $490,000 paid in $280,000 in cash, $50,000 in a non-interest-bearing three-month maturity note and $160,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears.

•ZenaTech acquired Sunrise Window Cleaners (“Sunrise”) of Hammonds Plains, Nova Scotia, on December 22, 2025. They are a window cleaning company with over fifteen years of experience providing window cleaning and related exterior maintenance services. The transaction price was $250,000 paid in $CA125,000 in cash, $50,000 in a non-interest bearing a three-month maturity note, and $75,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears.

In addition, the Company has entered into letters of intent to acquire another three land surveying companies on the following terms:

•ZenaTech entered into a letter of intent to acquire a Florida company on December 23, 2025. The proposed purchase price is $2,350,000, payable by way of $1,175,000 in cash and $1,175,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears. The completion of the transaction is subject to several conditions, including approval of the shareholders of the company to be acquired.

•ZenaTech entered into a letter of intent to acquire an Australian company on November 26, 2025. The proposed purchase price is AUD$6,750,000, payable by way of AUD$3,000,000 in cash, AUD $250,000 in a non-interest bearing six month maturity note, AUD$250,000 in a non-interest bearing twelve month maturity note, AUD$250,000 in a non-interest bearing eighteen month maturity note, and AUD$3,000,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears. The completion of the transaction is subject to several conditions, including approval of the shareholders of the company to be acquired.

•ZenaTech entered into a letter of intent to acquire a Virginia corporation on January 27, 2026. The proposed purchase price is $400,000, payable by way of $175,000 in cash, $50,000 in a non-interest-bearing six-month maturity note, and $175,000 in a three-year amortization note, with interest at the rate of 6% per annum, interest and principal paid monthly in arrears. The completion of the transaction is subject to several conditions, including approval of the shareholders of the company to be acquired.

These acquisitions and proposed acquisitions were or will be made with parties at arm’s length to ZenaTech and do not constitute related party transactions.  See "Cautionary Note About Forward-Looking Information" and "Risk Factors" for information relating to the risks associated with the acquisitions and proposed acquisitions set forth above.

Our business is transforming into drone services, and these acquisitions currently constitute companies that will provide our Drone as a Service, or DaaS services, to customers. In that regard, we have incorporated a subsidiary called Drone as a Service Inc. (DaaS) under which we plan to provide turnkey drone enabled services to innovate and speed up processes by using drones, as well as provide enhanced data and precision over what is currently available in legacy low-tech or manual services.  These legacy services include land surveys, powerline inspections, solar and renewable energy infrastructure inspections and maintenance, cell phone tower design and maintenance, power washing, and we plan to include others. Ours is a turnkey service we plan to provide to commercial and government customers using our drones. Our services offer the convenience of not having to purchase drone hardware or software, or obtain permits or create operations for a drone-based service from start.  We are currently in the process of integrating our ZenaDrone drones into the workflows, setting up centralized data management services for the drone data, and providing drone pilot training to the staff of our acquired companies. DaaS services will be offered at branded business offices in the cities/locations where we have made acquisitions and we are currently planning and implementing our DaaS office branding.

We plan to make more acquisitions of land survey companies, power washing, and industrial inspections companies and others that will enable us to combine with our drones in a branded DaaS business. In addition to acquired companies that will become DaaS locations, we have Corporate DaaS locations under development in Dubai and Dublin. See "Cautionary Note About Forward-Looking Information" and "Risk Factors" for information relating to the risks associated with the acquisitions and proposed acquisitions set forth above.

C.Acquisition of Software Company

ZenaTech also acquired Othership Limited, (“Othership”), a United Kingdom collaborative workplace software company providing workplace scheduling and management solutions to remote-first businesses and individuals based in London on March

14, 2025. The transaction price was $260,000 paid in $100,000 in cash and a one-year $160,000 six (6%) percent interest promissory note with interest paid monthly and due date of March 17, 2026.

See "Forward-Looking Statements" and "Risk Factors" for information relating to the risks associated with the proposed acquisitions set forth above.

D.Technology Licensing

In April 2025, we licensed certain technology relating to our IQ Nano drones described below from Epazz Inc., a company controlled by our CEO Dr. Shaun Passley. We also entered an agreement to acquire the technology from Epazz, which is subject to approval of the shareholders of our Company, which we plan to obtain this year at a special meeting of our shareholders.

There can be no assurance that we will be successful in developing our business through these or any other acquisitions we may undertake or that any of these or other acquisitions we may undertake will be successful, as currently contemplated or at all, which may have a material adverse effect on our business. See "Cautionary Statement Regarding Forward-Looking Information"" and "Risk Factors" for more information relating to the risks associated with our business.

Recent Activities

The table below provides information relating to certain long-term R&D projects we are currently researching or developing:

Item	Plan	Status	Next Steps
Quantum Computing and R&D Projects

We have an internal team of scientists and engineers researching how to apply quantum computing power to using multiple AI drones for tasks such as traffic management and weather forecasting and others. These applications will entail “drone swarms” or fleets of multiple drones working together as one for increased efficiency. As these projects need to process massive amounts of real-time data, the plan is to use quantum computing for processing utilizing Amazon Web Services Quantum Processing services to start.  The company has announced it plans to build its own 5 Qubit Quantum Computer as a more cost-effective way of doing this development.

The team currently consists of 15 engineers, and we are in the process of hiring more. The team is working on developing a number of projects listed below. The team is also currently research and isolating components to purchase to build a quantum computer.

Recruiting to bring the team to a total of twenty is currently ongoing. Projects for weather forecasting applications, wildfire applications, and traffic management have started  and are ongoing. The quantum computer development and construction will happen over 2026. We are planning to do workplace management and scheduling applications via our enterprise SaaS business area utilizing Quantum in the future.

Quantum Computing “Clear Sky” Project

This project is focused specifically on weather forecasting for applications like extreme weather forecasting and wildfire detection and management using AI drone swarms of multiple drones. Drones will take in and analyze localized atmospheric data for faster and more accurate forecasting.

The team is working on a project it intends to launch as a beta and use with potential customers. Initial testing of the AI forecasting algorithms demonstrated a high level of accuracy.

This is an ongoing project. The company intends to work with government and private sector partners and potential customers on pilots to refine and improve and ultimately generate paid trials and sales of these solutions.

Zena AI and “Eagle Eye” Project

Zena AI was announced as an office located in Baton Rouge, Louisiana where the company will hire a team of engineers to work on advanced AI Defense applications. Eagle Eye is the name of the first project they will work on to provide autonomous drone operations such as voice activation for efficiency, for defense staff operating drones for purposes of intelligence, surveillance and reconnaissance applications in the field.

		The office location has been secured and recruiting and hiring is currently underway for up to eight engineers and AI specialists.	The office will be operational with first team members hired and onboarded by the end of Q1, 2026.
Quantum Computing “ Sky Traffic” Project	This project will focus on using drones to help governments manage traffic and help with emergency management.	The team is currently engaged in the initial phases of this project.	Work is ongoing to scope this project plan and move to the next stages of development over this year.

While we continue to pursue these initiatives in the development of our business, there can be no assurance that we will be successful in developing our business through these or any other initiatives we may undertake or that any of these or other initiative we may undertake will be successful, as currently contemplated or at all, which may have a material adverse effect on our business. See "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" for more information relating to the risks associated with our business.

General Development of Our Business

ZenaPay

Our predecessor company ZenaPay was initially formed on August 31, 2017, to research and develop cryptocurrency wallets and cloud-based enterprise software solutions for the agriculture industry. On November 18, 2018, ZenaTech signed an industry exclusive software license with Epazz to utilize its point-of-sale, compliance, and blockchain supply chain software products.  ZenaPay launched its first software applications, ZenaPay Merchant and ZenaPay Wallet, in December 2017 to assist enterprises in the agriculture industry with compliance and sales. However, ZenaPay has never generated any revenue and the Company has pursued other business interests since 2018 and, accordingly, the Company sold ZenaPay in October 2023 given it is not a material part of the business of the Company.

PacePlus, SystemView and ZigVoice

On February 11, 2019, we acquired PacePlus, Inc. and its two subsidiaries SystemView Inc. and ZigVoice Inc. The acquisition contributed to building our technology offerings in growing market sectors. Through PacePlus, SystemView and ZigVoice, we offer medical record software, SCADA software, video surveillance software, and call center software. The software products are currently being used by paying customers such as businesses, government agencies, colleges, and healthcare providers.

PacePlus software products are part of a growing sector of the software industry. The electronic medical record requirement as part of the U.S. Affordable Care Act requires U.S. medical organizations to maintain electronic medical records. Many medical organizations in the United States cannot afford to maintain their information technology infrastructure. Many of them are optioning to contract with software companies that provide the software in the cloud. By using a cloud provider of medical records, medical organizations can focus on patient care instead of maintaining and upgrading their information technology infrastructure.

SystemView is a SCADA & HMI Software designed to improve the efficiency of manufacturing equipment. SystemView includes the Real-Time SmartServer™, Trend Server, Alarm Server, and rapid development tools. ReportView optimizes plant operations by organizing equipment, space, and work. It is customizable with the Data Import Utility and Client Application Suite. It features a clear graphical display and spreadsheet options. SystemView Video Surveillance software is used by schools, colleges, and businesses to monitor access points. The Company is using the experience of SystemView to develop plant recognition software which is being modified using facial recognition technology to track and manage the health of plants.

ZigVoice provides contact management software for call centers and businesses.

ZenaDrone

We operate our drone business through our subsidiary ZenaDrone. We have been developing our drone technology since 2018 when our initial applications included the agriculture inspection and supply chain tracking area. We had planned to use drone hardware manufactured by a third party for our drone business related to this, however, upon researching various drones available in the marketplace, it became apparent no suitable functional drone to assist farmers as envisioned by the Company was readily available. The drones found in the market by the Company had only limited minutes of flying time and required recharging overnight. or could not accomplish the tasks required to obtain data useful to farmers, or required a commercial drone pilot to fly the drone, or had other functional or setup limitations.

We therefore developed and built the ZenaDrone 1000 for multi-functional use outdoors. In addition, we developed and built our IQ series of drones: our IQ Nano drone will be used indoors for security and inventory management, our  IQ Square drone is a line-of-sight outdoor inspection drone and our IQ Quad drone is used primarily for land surveying. All of our drones are currently being tested or are in use in pilot programs with potential customers. We plan to sell our drones under pay-per-use or subscription model services for our internal use  under our DaaS services model for business and government markets.  We plan to continue to develop a variety of drones for purchase by government and defense customers as the market for drones develops. See “Our Drone Business” and "Recent Developments" for more information about our drone business. See "Cautionary Statement Regarding Forward-Looking Information” and "Risk Factors" for more information relating to the risks associated with our business.

Recently we announced the IQ Quad, which is our drone purpose-built for conducting land surveys and will be used for our internal use as part of providing our Drone as a Service services All our drones are at various stages of testing or being used in customer pilot programs. See “Our Drone Business” and "Recent Developments" for more information about our drone business. See "Cautionary Statement Regarding Forward-Looking Information” and "Risk Factors" for more information relating to the risks associated with our business.

WorkAware

On August 1, 2020, we completed the acquisition of substantially all the assets (including customer contracts) of WorkAware, a company based in Alberta, Canada which had developed a cloud-based safety and compliance management solution for businesses that can be utilized in a variety of industries, including for field management services. WorkAware software combines safety, personnel, and operations paperwork into a single cloud-based platform, all run by an easy-to-use and accessible mobile app.

TillerStack

On January 14, 2021, we acquired the business of TillerStack, a revenue generating company based in Berlin, Germany that provides field management solutions to businesses. The TillerStack software provides easy access and a convenient system for the management of field workers. As the global mobile workforce continues to rise, the software allows for the optimization of field services by technicians, independent contractors, delivery workers, home healthcare service providers, and field sales employees.

PsPortals

On December 31, 2021, we acquired all the assets of PsPortals, which is a principal supplier of browser-based law enforcement software, which law enforcement can use to search a database during traffic stops for pertinent information. Its main products, such as Portal XL, offer a web server-based application with a “true” zero-footprint client. Requiring only a web browser, it may be connected as a user-interface for traditional message switching systems, it may stand alone as a user-interface/portal to a secure interface that runs in the background or be connected via web services to other data sources. PsPortals products are fully NCIC and Nlets compliant, integrating the formatting, features, business rules, code tables, and manuals needed to effectively manage the user-interface to NCIC and Nlets.

Jadian

On March 17, 2025, we acquired ZooOffice. Jardian , DBA ZooOffice is a software and services company that provides comprehensive solutions to manage compliance, audits, inspections, licenses, permits, enforcement, quality assurance, and risk management. The company helps customers in municipal and county governments, health facilities, restaurants and retail services like tattoo shops, manage their regulatory and compliance processes, workflow and reporting.

DeskFlex

On March 17, 2025, we acquired ZooOffice. DeskFlex is a subsidiary of ZooOffice that is an AI room booking software company that maximizes every room’s potential by transforming fixed-desk traditional office space allocation into a more dynamic desk hoteling or hot desk environment. DeskFlex helps cut real estate investment costs and ensures efficient office space and room occupancy for both complex large and small offices.

Interactive Systems, Inc.

On March 17, 2025, we acquired Interactive Systems, Inc. Interactive Systems is a subsidiary of Ecker Capital that provides software that helps manage all aspects of warehouse day-to-day operations including inventory management, e-commerce, order processing, and supports handheld devices for warehouse workers. The solution also features customized interfaces to automation and a variety of material handling equipment.

InterlinkONE, Inc.

On March 17, 2025, we acquired interlinkONE. interlinkONE is a subsidiary of Ecker Capital that provides warehouse management solutions for maintaining multiple warehouses on different platforms and integrating them with associated applications for ERP, ecommerce and finance, such as WooCommerce, Salesforce, Zapier and QuickBooks.

Othership Ltd.

On March 14, 2025, we acquired Othership Ltd. Established in 2018 in London, England, United Kingdom, Othership is a workspaces and collaborative workplace software company providing workplace scheduling and management solutions to remote-first businesses and individuals. ZenaTech plans to develop quantum computing-driven workplace scheduling solutions intended to increase business productivity including multinational companies with large and complex workforces, workplace scheduling challenges, and large portfolios of office spaces and locations.

Field Management Services

Field management services refer to the management of a company's resources employed at or en route to the property of clients, as opposed to resources employed at a company’s property. Examples include tracking vehicles, managing worker activity, scheduling and dispatching work, ensuring driver safety, and integrating the management of such activities with inventory, billing, accounting, and other back-office systems of a company.

In the past, field management could be fragmented and unorganized given all the moving parts. However, field management services technology developed over the past few years has simplified the process significantly. Field management services software now allows employees to connect remotely with a company’s office to access client data, schedule appointments, service clients and submit bills for the services provided to accounting software integrated with the software. In addition, companies using field management services software can track employees, route and dispatch them for services requested by clients. This has resulted in the development of crucial business processes such as real-time analysis of employee work, shortened billing cycles, and increased productivity. Other features of field management software include reducing overhead costs from paper-based management, marketing, and data analytics.

Examples of companies that often require field management services include infrastructure, mining, and agricultural companies. These types of companies hold a variety of assets away from company offices that require maintenance. These types of companies may also hold assets that may be difficult to service given their location, accessibility, size, or surroundings.

We believe that drone technology presents a highly useful solution to these companies in servicing certain assets. Drones can be utilized to, among other things, access towers, survey land, access mines and otherwise retrieve useful data to allow companies to not only monitor their assets but service them as well. For example, infrastructure companies could utilize drones to access towers to determine potential damage to them, mining companies could survey pits and agricultural companies could monitor plants and capture data. As a result, the time and costs of employees are reduced, as is the potential for physical harm to them.

Principal Capital Expenditures

Listed below are principal capital expenditures during the nine months ended September 30, 2025. The Company did not have any divestitures during this period. The Company's Drone as a service model was established in March 2025, prior to which all capital expenditures related to the Company's enterprise software division. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the nine months ended September 30, 2025, which is incorporated by reference, for more information.

	September 30,	September 30,	September 30,
	2025	2025	2025
	Software	Drone as a service	Total
Principal Capital Expenditures
Computers	$156,028	$253,252	$409,280
Furniture and fixtures	159,996	114,402	274,399
Vehicles	151,055	2,286,316	2,437,371
Leasehold improvements	152,606	34,082	186,688
Business equipment	1,099,739	1,698,097	2,797,836
Disposals	–	–	–
Total Capital Expenditures	$1,719,424	$4,386,149	$6,105,573

Listed below are principal capital expenditures during the two years ended December 31, 2024 and 2023. The Company did not have any divestitures during this period. All capital expenditures for these periods are associated with enterprise software division. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the years ended December 31, 2024 and 2023, which is incorporated by reference, for more information.

	December 31,	December 31,
	2024	2023
	Software	Software
Principal Capital Expenditures
Computers	$42,983	$31,332
Furniture and fixtures	4,077	–
Vehicles	196,351	–
Leasehold improvements	58,184	–
Business equipment	115,100	–
Disposals	–	–
Total Capital Expenditures	$416,615	$31,332

Our principal capital expenditures and divestitures currently in progress relate primarily to our drone business, including with respect to the continued development of our drones and development of manufacturing facilities and capabilities.

Our Software Business

Our technology solutions specialize in mission-critical cloud-based software and solutions integrated with smart hardware, to help government and business customers streamline and more efficiently manage a variety of business functions. The Company operates in software development, customer support, sales, and distribution. We sell our software licenses via a cloud-based SaaS business model. We have been upgrading our software products and features to be more competitive with similar offerings in the market. This includes upgrading the user interfaces to a new modern look and feel making them easier to use and more attractive to the modern business software user, as well as reviewing product roadmaps and scoping out developing new features based on market opportunity and customer needs. We have been creating and upgrading our company websites and engaging in lead generation activities. We have been moving our applications from static servers to cloud platforms on Amazon AWS, to better scale customer applications. Our engineers often work with our software developers and leverage internal software expertise to integrate software applications into computer hardware or drone products.

ZenaTech, Inc. is the parent holding company that operates our software business through the following subsidiary companies:

•WorkAware, Inc., originally incorporated under the name ZenaPay, Inc., a British Columbia, Canada, company, provides cloud-based enterprise safety and compliance management software and mobile solutions that can be utilized in a variety of industries including field management services,

•PacePlus, Inc.(“PacePlus”), a Wyoming, United States of America (“USA”), company, provides cloud-based enterprise software solutions for the medical records industry, with its subsidiaries,

•SystemView, Inc. (“SystemView”), a Wyoming, USA, company, provides software solutions for the automated facility management industry, and,

•ZigVoice, Inc. (“ZigVoice”), a Wyoming, USA, company, provides software solutions for the contact center industry,

•WorkAware, Inc., a Wyoming, USA company, provides cloud-based enterprise safety and compliance management software and mobile solutions that can be utilized in a variety of industries including field management services,

•TillerStack, GmbH. (“TillerStack”), a German company, provides cloud-based enterprise field service management software and mobile solutions for a variety of industries,

•TillerStack, Inc. was established for US sales of TillerStack software products.

•ZenaDrone GmbH (“ZenaDrone Germany”) was established for drone sales and drone services in Germany.

•PsPortals, Inc. (“PsPortals”), a Delaware corporation, provides browser-based enterprise software applications for public safety, and,

•ZenaTech, Inc, (“ZenaTech US”), created for conducting future acquisitions in the United States of America, and its subsidiary,

•ZenaDrone, Inc., a Wyoming corporation, established for the purpose of selling the drone in the United States of America.

•Ecker Capital, Inc. (“Ecker”), a holding company for the following companies:

•Interactive Systems, Inc., a software inventory management company,

•interlinkONE, Inc., a SaaS cloud-based solutions for warehouse and inventory fulfillment company, and

•ESM Software, Inc., a software technology provider specializing in developing business strategy management solutions.

•ZooOffice, Inc., DBA Jadian, a global software and services company that provides complete solutions for companies for the purposes of managing companies’ compliance, and its subsidiary,

•DeskFlex, Inc., provides smart desk booking and office hoteling software solutions.

•Othership Inc. is a collaborative workplace software company providing workplace scheduling and management solutions to remote-first businesses and individuals.

•Drone as a Service, Inc, a Wyoming Corporation, opened in anticipation of 2025 operations in the drone industry.

•Spider Vision Sensors, Ltd., organized in late 2024 is a sensors and component manufacturing facility in Taipei, Taiwan to supply components that will be used in the ZenaDrone products.

Our core products all of which are software related and are generating revenue are as follows:

Core Product	Status	Company	Product Description
EHR Software	Released Inhouse development	PacePlus, Inc.	Electronic Health Record software is designed to efficiently manage patient health information, streamline healthcare workflows and improve patient care and safety
Medical Billing Software	Released Inhouse development	PacePlus, Inc.	A comprehensive billing and invoicing system specifically tailored for medical practices, helping manage financial transactions and insurance claims efficiently.
SystemView Scada HMI Software	Released Inhouse development	SystemView, Inc.	A Supervisory Control and Data Acquisition (SCADA) software offering real-time monitoring, data visualization, and control for industrial processes.
MaintenanceView	Released Inhouse development	SystemView, Inc.	A software application designed to streamline and optimize maintenance operations, ensuring the reliability and longevity of equipment and assets.
ReportView	Released Inhouse development	SystemView, Inc.	A powerful reporting tool that compiles and presents data from various sources, simplifying data analysis and supporting informed decision-making.
EnergyView	Released Inhouse development	SystemView, Inc.	An energy management software that tracks energy consumption, identifies inefficiencies and offers insights for optimizing energy usage and reducing costs.
Strand Video Surveillance Software	Released Inhouse development	SystemView, Inc.	A sophisticated video surveillance system with intelligent analytics, enhancing security and surveillance capabilities for a wide range of environments.
Multiplatform Contact Center Suite (MCCS)	Released Inhouse development	ZigVoice, Inc.	An integrated suite of tools enabling seamless communication and management of customer interactions across multiple platforms and channels.

Traffic Calculator	Released Inhouse development	ZigVoice, Inc.	A traffic analysis software that provides valuable insights into traffic patterns, helping optimize transportation and infrastructure planning.
Zinergy Help Desk Software	Released Inhouse development	ZigVoice, Inc.	An efficient help desk solution that centralizes and manages customer support inquiries, ensuring timely and effective issue resolution.
Safety and Compliance Management Software	Released Inhouse development	WorkAware, Inc.	A comprehensive software platform designed to support businesses in maintaining safety standards, compliance, and risk management across industries.
Field Service Management Software	Released Inhouse development	TillerStack, GMbH

A powerful solution that optimizes field operations for businesses. From scheduling and dispatching to real-time tracking and reporting, it empowers field service teams to deliver exceptional customer experiences efficiently and effectively.

Law Enforcement Software	Released Inhouse development	PsPortals, Inc.	A comprehensive and secure platform designed to empower law enforcement agencies with advanced case management, evidence tracking, and streamlined communication tools.
On-site Remote Assistance	Released Inhouse development	TillerStack, GMbH

An innovative tool that enables remote experts to provide real-time guidance to on-site technicians. With seamless AR-powered communication and live video collaboration, it empowers teams to resolve complex issues faster and reduce downtime, revolutionizing on-site support experiences.

DeskFlex Software	Smart desk booking and office hoteling software solutions Generating revenue	ZooOffice, Inc.	Comprehensive solutions for hybrid workspace administration. Our software integrates with essential work apps to effectively and efficiently manage hybrid in-office and remote team members.

Jadian Software	Enterprise Quality Management Software Solutions	ZooOffice, Inc.

Jadian is a global software and services company that provides complete solutions for companies for the purposes of managing: Compliance, Audits, Inspections, Work Orders, Licenses, Certificates, Permits, Enforcement, Quality Assurance, and Risk Management.

Othership	Workplace scheduling software solutions	Othership Limited	Othership is a workspaces and collaborative workplace software company providing workplace scheduling and management solutions to remote-first businesses and individuals.
Exeter WMS	An online, user-friendly system with a broad set of capabilities for planning, controlling, and monitoring distribution center activities.	Interactive Systems, Inc.

Operating independently with data from other internal business systems, Exeter WMS fully supports all distribution operations. Exeter WMS will interface readily with existing purchasing, manufacturing, inventory management, and order processing systems. Utilizing proven technologies – EDI, barcoding, voice recognition, radio frequency (RF), and scanning – Exeter WMS achieves high levels of accuracy and efficiency.

WMS/AIM – Automated Integration Manager	WMS/AIM is a software system designed to optimize today’s complex warehouse operations by providing time-critical interfaces and tracking/decision logic to automated handling equipment.	Interactive Systems, Inc.

Cartons, totes, and units are tracked and communicated to the material handling systems to direct product movement. Sortation decision logic is user-controlled through setup of criteria by divert and include options for carrier, ship-to, and SKU. WMS/AIM supports conveyors, sorters, tilt trays, A-frames, pic-to-light, put-to-light, carousels, scales, AS/RSs, and AGVs.

Container Management and Control System (CMCS)

CMCS provides the timely transaction and decision-making capability required by sophisticated material handling equipment. It comes with an extensive set of functions to monitor the real-time movement of products.

Interactive Systems, Inc.

ISI-Exeter’s Container Management and Control System (CMCS) has all the capabilities of WMS/AIM but resides on the IBM Power System (formerly AS/400, iSeries and System i) and works seamlessly with Exeter WMS. CMCS can be used with any material handling equipment and is manufacturer independent. Conveyors, sortation equipment with multiple diverts, carousels, tilt-trays, A-frames, and in-line scanners are supported. As your operation grows, CMCS can grow with it. Adding new material handling equipment or expanding the capacity of existing equipment, CMCS is easily reconfigured to accommodate the new layout.

VMSei Software

WMSei sets the stage for optimal use of your warehouse assets. Operating as a WMS front end, with a windows look and feel, it offers friendlier and more powerful access to all supervisory transactions, inquiries, and reports.

Interactive Systems, Inc.

•Improved planning tools with the capability to group by one or many order header fields

•Capability to name a wave and preview results with expanded wave summary information

•One step Cancel Wave option if it did not create a balanced workload

FASBE Financial Management System Software	The FASBE solution offers data collection, retrieval, and reporting capabilities for all aspects of your business through a set of integrated software applications.	Interactive Systems, Inc.

FASBE Financial Accounting Solutions for Business and Education is a comprehensive collection of software subsystems designed to provide a complete, flexible, and straightforward financial management solution.  FASBE subsystems can be installed separately, to interface with your existing systems, or collectively, for a total solution.

FASBE accommodates both commercial and fund accounting requirements and includes multi-national features for multi-currency/multi-lingual installations.

SCOPE Forms Manager	SCOPE is a comprehensive forms management system that provides your IT team with the tools needed to define, generate, and maintain display forms. SCOPE provides this capability in a single package.	Interactive Systems, Inc.

The SCOPE interactive editor creates and modifies forms used by the SCOPE Runtime System.  The SCOPE Stand-Alone Forms Tester enables the developer to test form design and attributes without having to write an application program. The SCOPE Runtime System consists of a number of routines “callable” from the application program. These routines let the program control screen formats and data flow to and from the screen.

interlinkONEpro Software	ilinkONEpro is a warehouse inventory, management order and management fulfillment software.	interlinkONE, Inc.

ilinkONEpro is a multi-tenant, multi-user application that encompasses everything from running complete marketing campaigns, to tracking inventory complete with various which allows you to manage your warehouse, and fulfilling both electronic and hardcopy orders.

ilinkMRC Software	interlinkONE’s Cloud Based Marketing Resource Center aka ilinkMRC	interlinkONE, Inc.

ilinkMRC is a cloud-based Marketing Resource Center solution that saves companies time and money while  controlling their brand. In a nutshell, the Marketing Resource Center allows  teams, clients, and other stakeholders access to marketing assets and materials in one centralized rules-based solution.

ilinkDAM Software	Cloud Based Digital Asset Management Solutions	interlinkONE, Inc.

Digital Asset Management, or DAM, is a unique cloud-based storage solution, a process by which an individual or organization seeks to categorize, store and share all of its digital assets.  The value of having a centralized storehouse for company digital assets, can be demonstrated through the sheer volume of the images, videos, photographs and other virtual products many companies create, consume and share.

The table below sets forth a tabulation of revenues and percentages by industry and related operating subsidiaries in which the Company operates for the two years ended December 31, 2024 and 2023.

Subsidiary	Industry Serviced	2024 in CAD	2024 in (%)	2023 CAD	Percent 2023
Interactive Systems, Inc.	Warehouse management software	$118,167	6%	–	–
interlinkONE, Inc.	SaaS cloud-based solutions for warehouse management	93,458	5%	–	–
ZooOffice, Inc.	Compliance management software	42,180	2%	–	–
PacePlus, Inc.	Medical records software	123,991	6%	$141,780	8%
PsPortals, Inc.	Law enforcement software	1,370,692	70%	1,189,355	65%
SystemView, Inc.	Video surveillance software	42,502	2%	52,260	3%
ZigVoice, Inc.	Call contact software	5,803	0%	46,076	3%
WorkAware, Inc.	Safety and compliance software	14,372	1%	392,815	21%
TillerStack, GmbH.	Field service management software	3,572	<1%	5,454	<1%
ZenaDrone, Inc.	Drone Platforms and Drone Services	102,217	5%	–	–
DeskFlex, Inc.	Meeting room scheduling software	47,971	2%	–	–
ZooOffice, Inc.	Enterprise quality software	42,180	2%	–	–
Total		$1,963,605	100%	$1,827,740	100%

Our acquisition of Ecker Capital and ZooOffice added four revenue-generating companies, of which two are software inventory management entities and one is smart desk booking and office hoteling software solutions and one provides complete solutions for management compliance.  Despite this diversification, our core software products, which are currently offered through our well-established entities such as ZenaPay, PacePlus, SystemView, ZigVoice, WorkAware, TillerStack, and PsPortals, should remain unaffected by this expansion. These software products have been integral to our current business, and we have no intentions of altering their usage or compromising their efficiency during this transition.

See "Recent Developments" for more information about products we have recently acquired. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is incorporated by reference for a discussion of the factors affecting the results noted in the table above for the periods presented.

Software Product Description

The following provides a description of our software products:

PacePlus, Inc. Software Products

Electronic Health Records Software

PACE+ is an integrated, cloud-based Electronic Health Records (“EHR") and Database Management System designed for behavioral healthcare and human services. PACE+ offers a comprehensive set of tools for managing a professional medical practice using EHR (Electronic Health Records). An electronic health record (EHR) is a digital version of a patient’s paper chart. EHRs are real-time, patient-centered records that make information available instantly and securely to authorized users. While an EHR does contain the medical and treatment histories of patients, an EHR system is built to go beyond standard clinical data collected in a provider’s office and can be inclusive of a broader view of a patient’s care. PACE+ is a comprehensive EHR solution.

PACE+ integrates EHR with Practice Management. Practice Management is the set of activities used to manage the day-to-day operations of a clinic, such as appointment scheduling, billing, and other administrative tasks. EHR improve medical practice management by increasing practice efficiencies and cost savings. The patient portal and secure web-based platform personalizes care delivery, increases patient safety and minimizes costs for medical practices of all sizes. Medical practice size can be from 1 to 100+ physicians. A practice with 2-5 physicians is the most common size in the US. PACE+ is suitable for small to large practices.  Healthcare providers are faced with many challenges such as improving care quality, managing disease, monitoring patient safety, reducing costs, complying with the latest regulations and meeting performance benchmarks set by the healthcare industry. Performance benchmarks involve collecting and reporting data on practices, clinical processes and outcomes. Measuring clinical performance can be helpful to track the improvement in the practice over time. PACE+ shows important data in graphical format. Our web-based EHR solution addresses all these challenges by connecting the healthcare continuum, as well as driving outcomes and subsidy payments that can be in the form of insurance or third party payments. PACE+ server-based secure cloud platform allows you to access your information easily.

A practice can maintain a complete electronic client record, including data collection of care visits, service providers, and locations across multiple programs. PACE+ helps eliminate redundant record-keeping. The scheduler tracks client, staff, and group appointments. It is easy to use, and it interfaces seamlessly with service authorization tracking, service history and billing.  This product can generate financial reporting data in any format that can be imported into any accounting system (web based or desktop accounting solution which has capability to import financial data), including electronic claims and remittance, third-party insurance, and client, municipality, and grantor billing.

Medical Billing Software

PACE+ uses the practice management program for billing, processing claims and reporting services. It keeps track of billable services from the start of the claim to reporting. Being able to track, query, correct and resubmit claims is essential for a healthcare provider. Claim status reports can interface with most accounting software systems. PACE+ eliminates the need for data entry staff because the program automatically creates claims and service encounters from progress notes. Practice Management is designed to process claims based on the requirements of different insurance providers and funding sources. PACE+ medical billing software is HIPAA compliant. The cloud-based software is designed for use in mental healthcare practices and medical billing services. PACE+, allows you to bill for the services you have provided in a secure and easy-to-use way.

PACE+ simplifies tedious and repetitive clinical documentation and provides quick access to assessments, treatment plans, progress notes, outcome studies and other tasks. Its design encourages and demonstrates HIPAA Compliance, facilitating accreditation and re-accreditation by organizations such as COA, CARF and JCAHO.

PACE+ includes reports that are easily customized; thus, users can create new reports as needed to meet the demands of grantors, government entities, and payers. Users can output the report results in a variety of formats such as graphs, spreadsheets, etc.

Integrated Components: Electronic health records are fully integrated with practice management (billing), scheduling, reports, imaging and interactive forms. Validations and edits keep data clean and accurate, preventing costly data validation errors and corrections.

Electronic Health Records: Electronic health records are each stored in a single electronic file so that each client’s clinical and demographic data is kept from initial contact through the completion of treatment. Components include scheduling, referral, enrollment, e-prescribing, clinical assessment, service plans and progress notes. All records are fully integrated with reporting and scanning capabilities.

Program Applicability: PACE+ supports a wide range of health and human services that including mental health and substance abuse prevention and treatment, psychiatric and nursing services, consumer-operated recovery and self-help programs, child welfare and protection services, social services, programs for the developmentally disabled as well as foster care, residential and other out-of-home programs.

Workflow Management: iWorkflow is an integral part of PACE+, enabling providers, payers and public health systems to coordinate, streamline and integrate information with other entities. The robust and secure features of iWorkflow allow users to electronically validate criteria, process and share information to reduce fragmentation across systems. iWorkflow features include queuing, allowing notification alerts, auditing, routing and checking compliance.

E-Prescription: PACE+ incorporates the Info-Scriber Electronic Prescription Application with several features including prescriber libraries, drug-to-drug and drug-to-food interaction checking, allergy alerts, pregnancy and lactation alerts and patient medication education leaflets. This allows prescribers and their agents to either print prescriptions or send them to pharmacies electronically or via FAX. It also includes standard reports to assist with medication management, and a titration/taper module for gradual dosing of medications. E-Prescription also has a notes feature.

Document Imaging: iImage is a document imaging web component with automated controls to scan, organize, and manage paper-based documents and electronic files (i.e., Word, Excel) into one comprehensive record. This allows secure users access to complete client information. iImage provides an efficient and automated solution to manage client documents and records within each file.

Time Tracking Component: This PACE+ component allows organizations to manage and track employee hours and pay periods, with the ability to output time data for 3rd party payroll systems. Employee hours are based on a customizable system for each user (i.e., date, department, location, start/end time, pay type, wage class, job codes, etc.). This component helps to alleviate confusion or costly errors involving employee pay. This component allows the supervisor and/or Accounting Dept. to approve time before payroll submission. You can ensure your records are complete and correct. Another great feature is the time tracking component is web based so you do not need to install any software. Access it anywhere through an internet connection. The power of PACE+ can give your organization the leading edge in employee time tracking.

SystemView, Inc. Software Products

SystemView is a SCADA & HMI Software System designed specifically to improve efficiency and increase the value of manufacturing equipment. The SystemView improves your bottom line by making sure your equipment stays agile throughout the production process.

Access and communicate with every part of your production process instead of using isolated interface systems with limited functionality. Choose a more innovative SCADA system with centralized management, which combines and accurately displays your facility's processes. SystemView functions as a Human-Machine Machine Interface (“HMI”), Operator Interface (“OI”), and dashboard development system.

Our Integrated Plant Management & Control (“IPMC”) Suite offers the full-featured SystemView (SCADA Software) application, which offers a set of rapid application development tools. With the SystemView application, you can create realistic graphical displays, virtual control panels, trend views, alarm views and hierarchical menu systems quickly and easily.

Video Surveillance Software

SystemView’s Strand surveillance management system is a “lean client,” which designates the server for a majority of the data processing. This setup ensures stability in the surveillance system and allows users to control their system from any location in the world without having to download client software from a CD. Protecting the soundness of operations in a surveillance system can often be a difficult endeavor. With Strand’s web-enabled reporting tools and support diagnostics, and with customized camera labels, keeping track of your surveillance operations is simplified, and enabled from anywhere in the world, at any time.

Plant Recognition Technology

SystemView is developing modified facial recognition technology to recognize individual plants during the growing process. The technology, which is in the early stages of development, will identify many abnormalities which can affect the growth and health of the plant. The technology will use facial recognition to identify the plant, then use machine-learning to understand if there are issues with the health of the plant. Currently plant recognition technology can track changes in the plant and alert the user of the changes. Later phases of the project will have the cameras mounted in the greenhouses to monitor batches of plants and alert the growers of any issues. The final phase of the project is to use drones to scan fields and alert growers. The former parent company filed a provisional patent with the United States Patent and Trademark office in March 2019. SystemView and the former parent signed an exclusive technology agreement in which the former parent agreed to pay for the patent and SystemView will have exclusive rights to develop and market the technology. The former parent will receive a royalty of 7% on all sales. The license term is perpetual.

EnergyView Software and Hardware Solution

EnergyView by SystemView is a software and hardware solution to make your energy use more efficient. It is specifically designed for the water and wastewater industries.

Smart technology uses the newest innovations to measure energy use reliably and efficiently. Having more information about your energy use and how to keep it running efficiently helps control your facility's power consumption. Older, traditional energy meters cannot provide the same support. EnergyView Metering Solution offers all the latest technology needed to monitor energy consumption for the water and wastewater industry.

Smart energy meters have large benefits for industrial facilities. Knowing your current energy use and how to best manage it allows for increased efficiencies. Power meters report past energy usage and track future usage as well as notify you of outages and equipment failure. Industries that use power meters are better able to run efficiently and proactively find energy solutions.

ZigVoice, Inc. Products

Multiplatform Contact Center Suite (“MCCS”) – Historical

MCCS, an ACD software, has brought Avaya, Cisc, and Nortel real-time and historical information to the web, allowing access from anywhere. This feature makes MCCS ideal for increased accessibility, including connecting with multiple sites or at home agents. Personalized, easy-to-use data includes the option for ad-hoc reporting and scheduled reporting through email. It is easy to export to Excel and PDF format. ZigVoice is currently being used in call centers.

Traffic Calculator (Call Center Software)

Our Traffic Trunking and What If Calculators are designed for call center supervisors and managers. Using these calculators, managers can project upcoming staffing needs with increased accuracy. Customers using ZigVoice Products MCCS can pull their actual call center data into the calculator automatically. This enables a supervisor to quickly highlight key situations, such as when they are over or understaffed, when too many calls are being abandoned, or when customer service quality may be deteriorating.

Zinergy Service Desk Software

Zinergy is a web-based service desk software that gives you the ability to provide quality customer support and help desk services. Zinergy service desk software is easy to setup, easy to use and can be flexibly integrated with other business applications. Zinergy's clear and organized user interface gives you the power to perform any service desk task quickly.

Zinergy’s web-based customer support and help desk software is more than a single solution. It is several web-based support products offered in one package, combining convenience and functionality. Zinergy’s help desk system is designed to give your help desk a way to solve problems quickly while keeping track of customers and call center issues. The easily accessible dashboard, ticketing management feature, asset tracking system, knowledge base and reporting functionality give you all the features of quality help desk software at a comfortable price.

WorkAware Products

WorkAware has developed a cloud-based safety and compliance management solution that can be utilized in a variety of industries, including field management services. The software acquired from WorkAware combines and automates all safety, personnel, and operations paperwork into a single cloud-based platform accessible through our mobile app. See “Corporate Structure – General Development of Our Business – Field Management Services” and “Risk Factors.”

TillerStack Products

TillerStack is in the business of providing field management services to customers. In that regard, TillerStack has developed a new live support product called Onsite Remote Assistance, which can be utilized by technicians in the field by connecting with an external expert via voice, video, and augmented reality to obtain assistance with on-site situations. On Site Remote Assist can integrate with TillerStack’s field management solutions to utilize data from maintenance, repair, or service orders to assist in providing services. See “Corporate Structure – General Development of Our Business – Field Management Services”.

PsPortals Products

PsPortals is a principal supplier of browser-based law enforcement software, which law enforcement can use to search a database during traffic stops for pertinent information and main products. Its main products, such as Portal XL, offer a web server-based application with a “true” zero-footprint client. Requiring only a web browser, it may be connected as a user-interface for traditional message switching systems, it may stand alone as a user-interface/portal to a secure interface that runs in the background or be connected via web services to other data sources. PsPortals products are fully NCIC and Nlets compliant, integrating the formatting, features, business rules, code tables, and manuals needed to effectively manage the user-interface to NCIC and Nlets.

ZooOffice Inc. Products

Jadian is a software and services company that provides comprehensive solutions to manage compliance, audits, inspections, licenses, permits, enforcement, quality assurance, and risk management. The company helps customers in municipal and county governments, health facilities, restaurants and retail services like tattoo shops, manage their regulatory and compliance processes, workflow and reporting.

DeskFlex is an AI room booking software company that maximizes every room’s potential by transforming fixed-desk traditional office space allocation into a more dynamic desk hoteling or hot desk environment. DeskFlex helps cut real estate investment costs and ensures efficient office space and room occupancy for both complex large and small offices.

Ecker Capital Products

Interactive Systems, Inc.

Provides software that helps manage all aspects of warehouse day-to-day operations including inventory management, e-commerce, order processing, and supports handheld devices for warehouse workers. The solution also features customized interfaces to automation and a variety of material handling equipment.

InterlinkONE, Inc. Products

Provides warehouse management solutions for maintaining multiple warehouses on different platforms and integrating them with associated applications for ERP, ecommerce and finance, such as WooCommerce, Salesforce, Zapier and QuickBooks.

Othership Products

Established in 2018 in London, United Kingdom, Othership is a workspaces and collaborative workplace software company providing workplace scheduling and management solutions to remote-first businesses and individuals. ZenaTech plans to develop quantum computing-driven workplace scheduling solutions intended to increase business productivity including multinational companies with large and complex workforces, workplace scheduling challenges, and large portfolios of office spaces and locations.

Our Drone Business

The Company has designed, built, and tested its first commercial drone, referred to as the ZenaDrone 1000. We have also developed our second drone product line- the IQ Series. This consists of the IQ Nano drone for indoor use, the IQ Square drone for line-of-site outdoor use and the IQ Quad which is used primarily for land surveying. Both the ZenaDrone 1000 and IQ Nano are in the pilot testing phase, while the IQ Square and IQ Quad are in the development and testing phase. We continue to expand our business into drones. The Company is developing its drone business through the following subsidiary companies:

•ZenaDrone, Inc. (“ZenaDrone”), a Wyoming, USA, company, and its subsidiaries,

•ZenaDrone Limited (“ZenaDrone Ltd”), an Irish entity established for the Irish and European Union drone sales and drone services operations. The Company created ZenaDrone Limited to register with the Irish Aviation Authority,

•ZenaDrone Manufacturing, Inc, an Arizona Corporation, established to manufacture drones in the United States of America,

•ZenaDrone, Trading LLC (“ZenaDrone LLC”) a Dubai, United Arab Emirates (“UAE”) company, established for the drone commercial, marketing and sales drone operations, and its subsidiary,

•ZenaDrone Manufacturing (FZE) (“ZenaDrone FZE”) a Sharjah, UAE company, established for the manufacturing of drones and batteries.

•Drone as a Service Inc., a Wyoming, company organized as a subsidiary of the Company, offers or will offer drone services for farmers or for land surveying and other applications, on a pay-as-you-go and subscription model to be offered through both the Company and through partners.

•Weddle Surveying, Inc., a Tigard, Oregon based professional land surveying company, serves residential and commercial clients within the Portland Metropolitan region and surrounding areas of Northwest Oregon and Southwest Washington.

•KJM Land Surveying, based in Pensacola, Florida, provides a range of professional land surveying services, including boundary surveys, ALTA surveys, as-built surveys, topographic surveys, and elevation certificates to residential and commercial and construction sectors for over thirty years.

•Spider Vision Sensors Ltd., a Taipei, Taiwan company, established under ZenaTech to source and manufacture component parts that will be used in our drones such as sensors, PCB boards, and cameras to ensure ZenaDrone's supply chain is National Defense Authorization Act compliant, meaning no components come from China. This is a requirement for selling our drones to United States defense agencies and the United States government.

•Wallace Surveying Corporation, a West Palm Beach, Florida corporation. Wallace is a well-established land survey company with thirty years of experience. Wallace provides construction and land development surveys delivering accurate and reliable data that supports project planning and design for developers, contractors, engineers, and architect customers

•Survey East, Inc., DBA Miller Land Surveying Corporation, based in Lake Worth, Florida, on April 10, 2025. Miller provides a land survey and mapping company with a 40-year history and deep portfolio of business customers in the Palm Beach County area of South Florida.

•Empire Land Surveying (“Empire”) of Pensacola, Florida, is a land survey company with over twenty years of experience providing residential and ALTA surveys. The company operates in Pensacola, Florida area and its surroundings.

•Laventure & Associates, Inc.,  of Fort Pierce, Florida is a land surveying, mapping, and service corporation with in-house expertise to service the powerline inspection market.

•Atlantic Civil Engineering, Inc., a Port St. Lucie, Florida corporation, is a civil engineering firm servicing Florida and neighboring states. Both Laventure and Advanced Civil Engineering, Inc. operate under the Laventure name.

•Morgan Surveying, Inc.,  of Greensboro, North Carolina, is a land surveying firm with a strong portfolio of municipal, county and private sector clients. Morgan operates in Guilford County and surrounding areas.

•Cardinal Civil Resources  of Williamsburg, Virginia, is a land surveying and engineering firm with operations across Virginia, North Carolina, and South Carolina.

•Lescure Engineers, Inc.  of Santa Rosa, California, a civil engineering and land surveying firm. Lescure Engineers provides full-service civil engineering since 1979, land surveying, and development planning solutions, with expertise spanning water and wastewater systems, utility and drainage planning, commercial and winery permit applications, construction and subdivisions.

•A&J Land Surveyor, Inc. , a Jacksonville, Florida, land-based survey and engineering firm founded in 1995, specializes in complex surveying projects across aviation, utility, and infrastructure, with expertise in runway surveys, hangar projects, and utility development. The firm is well established in Jacksonville and has longstanding relationships with leading regional aviation and utility authorities.

•Putt Land Surveying  of Tucson, Arizona, a land surveying company with over forty years of experience providing services.

•ZenaTech acquired Rampart Surveys  of Woodland Park, Colorado, a land surveying company with over 20 years of experience.

•ZenaTech acquired Smith Surveying Group of Jacksonville, Florida, a land surveying company with over 6 years of experience providing construction, staking and monitoring services, as-built surveys, right of way surveys, topographic surveys and high-definition 3D scanning.

•Casado Design Ltd.  of Weston-Super-Mare, United Kingdom-based corporation. Casado specializes in site surveys for construction, landscaping, and property assessment, CAD services for telecoms sites, encompassing General Arrangement (GA), Detailed Design (DD), and As-Built (AB) drawings, wind turbine design, solar park design, 3D Modelling, fire safety plans, EV charging parks, residential projects, school trust full M&E drawings, and lease agreements.

•Vara 3D, Inc.,  a Murray, Utah, based corporation. They are a land surveying company providing construction staking; boundary surveys; solar and water treatment site surveys; and 3D modeling.

•Andrew Spiewak Land Surveyor, Inc., (“Spiewak") of Park Ridge, Illinois, based corporation, is a land surveying company providing boundary surveys, as-built surveys, and condominium surveys.

•Sunrise Window Cleaners a Hammonds Plains, Nova Scotia based corporation with over fifteen years of experience providing window cleaning and related exterior maintenance services.

•L.D. King Engineering Co. Inc.  an Ontario, California based corporation with over sixty years of experience providing surveying, engineering, land development, construction management, planning, and quality control services.

•Holt Surveying & Mapping, Inc.  of Spokane, Washington based corporation with over eight years of experience providing boundary, ALTA, topographic and construction staking.

In addition, the Company has entered into letters of intent to acquire three more land surveying companies on terms similar to the above which are expected to be completed in 2026.

We are in the process of developing these businesses and integrating them into our drone operations. See "Recent Acquisitions – Acquisitions of Land Surveying Companies" above for more information". See also "Risk Factors" and "Cautionary Note About Forward-Looking Statements" with respect to risks related to our business, including the risks of integrating acquisitions into our business.

Our Drone Products and Solutions

We have developed the ZenaDrone 1000, which is 12x7 foot VTOL (Vertical Takeoff and Landing) drone that carries up to 40 kilos, flies for up to an hour and will be used for commercial and defense customer use cases when fully ready (we do not have any defense customers as yet). The ZenaDrone 1000 is generally larger than other commercial drones and made of carbon fiber to keep it lightweight. It has eight electronic motors and uses a blend-wing body to lift the drone during flight, providing stability and easy maneuverability. The ZenaDrone 1000 can self charge on charging pads that can be placed at various locations at a site.

The production model, drone #15 of this drone, is being produced and tested at the Company’s UAE facility. The Company is adding a proprietary communications system to this drone to be used in communications denied or unavailable environments.  The Company also plans to add its own batteries from its sister company Galaxy Batteries to this drone and plans to produce a gas-powered version for longer flight times.  Due to new US policy directives posed to spur drone industry growth, the Company plans to use the ZenaDrone 1000 for both commercial and defense uses, however, we have no defense contracts as yet.

Agricultural Solutions

The following software suite of Plant Tracker, Smart Farming, Compliance, Plant Recognition are currently being used with the ZenaDrone 1000 in our pilot programs for drones as described further below:

Product	Status	Company	Product Description
ZenaDrone Plant Tracker	Released Inhouse development	ZenaDrone, Inc.	A cloud-based application that utilizes blockchain technology to provide precise tracking and management of plant-related data, enhancing efficiency in agricultural processes.
ZenaDrone Smart Farming	Beta Release Inhouse development	ZenaDrone, Inc.	An innovative solution employing smart technology to optimize farming practices, improve crop yields, and streamline agricultural operations.
ZenaDrone Compliance Software	Testing Inhouse development	ZenaDrone, Inc.	An automated solution to navigate regulatory requirements seamlessly. It simplifies compliance processes, ensuring adherence to necessary standards with efficiency.

Plant Recognition Technology	Testing Inhouse development	ZenaDrone, Inc.	Software that utilizes advanced AI technology to identify various plant species swiftly and accurately, providing enhanced botanical insights for users.

ZenaDrone Plant Tracker

The ZenaDrone Plant Tracker software records data about growing plants. Recorded data helps to monitor plant growing conditions and gives useful findings on optimal growing conditions. This app also helps to identify potential issues during the plant growing process.

The ZenaDrone Plant Tracker tracks plants from seed to harvest. Plant Tracker is available on the Google Play store and soon will be available on the Apple App store. The first version provides an effortless way for growers to monitor the different varieties of plants they harvest for their businesses. ZenaDrone Plant Tracker has no paying growers as customers. ZenaDrone Plant Tracker has been downloaded, however ZenaDrone does not have information about who has downloaded the software. Currently, no farmers are using the ZenaDrone Plant Tracker software.

Smart Farming

Our Smart Farming software is a drone enabled smart farming solution, which monitors plant life cycle from growth to sale. Our ZenaDrone Smart Farming software tracks, monitors and calculates plant life cycles from growth to sale in real time. Using this solution, farmers can detect problems before they happen by monitoring crop health, past and present weather data, and inventory status. The rapid results obtained from this smart technology solution allow farmers to make critical decisions about the health of their fields in the short and long term, such as nutrient optimization for output maximization. It also assists with quality assurance and compliance by providing accurate data extraction for management to prepare auditing reports and effectively certify the plant life cycle from the start to its targeted purpose.

Integrating our ZenaDrone Smart Farming software, the ZenaDrone 1000 allows farmers to analyze their fields daily under a given schedule and to retrieve details of planted crops using multispectral sensors. The ZenaDrone1000 sends the retrieved data to the cloud and the ZenaDrone web application. The ZenaDrone Web application displays details about plant growth and can also trigger an alert with details of any potential issues that may be found, such as drainage or areas prone to erosion.

The rapid results obtained from ZenaTech's smart technology solution allows any farmer to make critical decisions about the health of their field in the short and long term, including nutrient optimization and detecting irrigation problems. Farmers can detect problems before they happen by monitoring crop health, past and present weather data and inventory status. We believe our solution provides farmers with the data they need to save money, time and energy with respect to their plants.

ZenaDrone Compliance Software

ZenaDrone Compliance Software is being developed to provide enterprise-level risk management software for the agriculture industry, allowing mid to large agricultural operations to identify, monitor, and remedy the regulatory, harvesting, growing, technological, and reputation risks; financial problems; and operational difficulties that may threaten the achievement of their organizational objectives. It is also intended to provide a centralized information system that helps identify risks, assess the likelihood of occurrence and impact thereof, mitigate the risks, and trace each solution.  The product is being developed from our licensed EQM application software, a proven and tested software application currently used by the US State of Maryland counties governments and businesses to manage compliance over the past 20 years. US State of Maryland counties governments and businesses are paying customers of Epazz. EQM is a web-based solution that has mobile tools to enable administration bodies to manage compliance electronically, conduct audits and inspections, fulfill work orders, monitor licensing, certifications and permits, and check compliance enforcement. EQM is a successful software solution used around the world. The first version, released in 1990, managed auditing and corrective actions.

It is also being developed as a tool for building a repository of risks associated with business objectives, metrics, and events. An outcome will be that it will be easier for you to identify risks in your business; manage remediation processes; implement your risk model; and automate, measure, and report every step of the process.

Finally, it is being developed as a tool for evaluating client expectations against experience, which is often critical to the success and continued growth of any organization. With our simple user interface, which can integrate compliance and regulatory processes, you will be able to improve operational efficiency, enhance risk management, and keep up with the increasing number of fluctuating regulatory demands while maintaining profitability. There are no paying customers or users currently.

Characteristics

•Enables the logging, controlling, managing, and monitoring of remediation tasks for different findings and incidents

•Calendarize tasks automatically, such as periodic assessments, scans, and notifications, allowing for continuous improvement in the implementation of different strategies

•Builds models for evaluating qualitative and quantitative risks

•Customizes models and risk assessment metrics that can be imported and/or built within ZenaPay, allowing users to measure operational risks and financial, technological, and legal problems through their metrics

•Integrates and correlates IT information security through risk controls and compliance

Benefits

•Reduces time and costs by concentrating manual processes in an integrated and automated risk management system

•Improves the use of organizational, financial, technological, and human resources

•Provides a complete picture of the company from multiple angles

•Aligns your methodologies with the ability to model and assess risk in a way that makes sense to your particular organization

•Identifies the risks that may impact the corporate strategy

Reasons for choosing ZenaDrone Compliance Software

•It provides access to a database of solutions that have been applied in different sectors to reduce the risks associated with different jobs.

•It selects the most appropriate module for your particular company.

•It offers detailed and easy-to-interpret reports that are customizable. In addition, modules can be incorporated for more complex analysis.

•Sets the calculation criteria of ISO standards.

•The network installation allows people to use it any time, anywhere.

•Each year, ZenaDrone will release a new version that improves the software performance with new functionalities.

Plant Recognition Technology

SystemView is developing modified facial recognition technology to recognize individual plants during the growing process. The technology, which is in the early stages of development, will identify many abnormalities which can affect the growth and health of the plant. The technology will use facial recognition to identify the plant, then use machine-learning to understand if there are issues with the health of the plant. Currently plant recognition technology can track changes in the plant and alert the user of the changes. Later phases of the project will have the cameras mounted in the greenhouses to monitor batches of plants and alert the growers of any issues. The final phase of the project is to use drones to scan fields and alert growers.

The following IQ series drone solutions have been developed or are under development by ZenaDrone:

IQ Nano	Beta release and testing in-house development and undergoing a paid trial with a multinational auto parts customer.

Compact 20x20 and 30x30 inch (comes in two sizes) autonomous indoor quadcopter rotary drone with software, sensors/cameras and a recharging pad currently used for inventory management applications reading bar codes and collecting inventory data for input into a database/company ERP system. The IQ Nano can also be used for warehouse mapping, for monitoring, and for warehouse safety and inspection applications.

IQ Square	Undergoing in-house development and testing.

A 40x40 and 50x50 (comes in two sizes) inch indoor/outdoor autonomous drone to be used for a variety of inspection, safety and monitoring applications. This is the drone that will be used for line-of-sight Land Surveys.

IQ Quad	Undergoing in-house testing at DaaS locations for land surveys.

The IQ Quad is an AI drone that is purpose-built for fast and accurate land surveys and mapping. It is a medium-class, field deployable quadcopter that features a durable, weather-resistant carbon fiber airframe, autonomous recharging station with retractable landing gear. It features a modular design with a 2–3 kg payload capacity, offering up to 45 minutes of flight endurance and an operational range of up to 5 km.

Our Plan of Operations for Drones

We are currently testing our ZenaDrone 1000, IQ Square, IQ Nano and IQ Quad drones and plan to manufacture and sell these drones directly to government and defense customers. These drone services or drone product solution sales are subject to internal testing and pilot programs before being completed. They are also subject to completion of regulatory approvals or certifications required by government or defense organizations. We also plan to use our drones internally as part of our Drone as a Service model.

The Company has acquired and is in the process of acquiring land surveying, inspection or power washing companies and plans to integrate our drone solutions into these companies to improve the speed and precision of services provided by them. The Company also plans to sell our DaaS drone services to US business customers in multiple sectors, and to government customers. We also plan to sell under the DaaS model via our Dublin, Ireland and our Dubai, UAE company-owned DaaS offices.

ZenaTech registered our Drone as a Service company which will provide pay-as-you-go and subscription-based turnkey drone services. The service is intended for those business or government customers that want to use drones occasionally for specific tasks like power line inspection or land survey or a plant tracking application, rather than having to invest in the drone hardware, software, and the necessary regulatory drone pilot certifications to own it themselves. The company plans to offer these services in the US and globally.

ZenaTech plans to continue to design and develop a variety of other drones as the market for drones continues to develop. We plan to pursue new drone applications in a variety of sectors, from agriculture to infrastructure to mining.

ZenaTech plans to develop markets for our drones in the United States, Canada, Germany, Dubai, and other global locations. We opened a manufacturing, assembly and testing facilities in Dubai in 2022, and are currently in the process of opening our production facility near Phoenix in Mesa, Arizona, USA. Because the Company’s drone is designed and manufactured in-house, the Company can control the quality, design, software, systems integration, and the costs of production, to deliver an inherently stable solution.

Raw materials for our drones consist of a combination of original equipment manufacturer parts and third-party components, which we have been sourcing from various suppliers. We do not have long-term agreements with any of these suppliers that oblige such suppliers to continue to sell components or parts to us. As a result, there are risks and uncertainties, including whether suppliers will provide an adequate supply of components or parts of sufficient quality, will increase prices for them or will perform their obligations on a timely basis. See “Risk Factors”.

The Company is in the process of commissioning a new larger facility for our out sensors and component manufacturing facility office in Taipei, Taiwan to supply components that will be used in ZenaDrone products. Spider Vision Sensors Ltd., established in 2024, will ensure ZenaDrone’s products and entire supply chain are compliant with the U.S. National Defense Authorization Act (NDAA) to enable qualification for approved supplier status to sell to the U.S. Military.

We launched a Quantum Computing R&D initiative and several projects for traffic optimization, weather forecasting and advanced AI applications for defense in 2025 which are currently in the development stage. These projects involve a team of AI specialists and engineers working on developing the next generation of drone and AI applications for various government and defense applications.  These projects are expected to incorporate real-time drone data, drone swarms or fleets, and massive data sets beyond the capabilities of computers today. The company plans to use cloud or outsourced quantum computing platforms from providers like Amazon Web services. We plan to research and build an in-house quantum computer to more cost effectively develop these solutions over the longer term.

Legal Claims

ZenaTech signed a Memorandum of Understanding with NightSun, LLC to create a joint venture for the marketing and sale of drones to the Native American tribes. The joint venture established two LLCs in which NightSun would own 51% of the LLCs and ZenaDrone 49% of the LLCs. However, NightSun failed to perform its obligations under the arrangement and the Company terminated the arrangement as a result. NightSun subsequently filed a claim in the Shoshone & Aropaho Tribal Court, Wind River Indian Reservation, Wyoming for purported breach of contract. The Company believes this claim is frivolous and without any merit and will defend itself vigorously if required and seek costs.

Market Regulation

The regulation of drones is determined by each jurisdiction in which they are used. The following table sets forth certain information about the regulation of drones in the various jurisdictions where we are seeking approval for the operation of drones. We also plan to seek approvals in other jurisdictions as our business expands. We expect customers may be able to rely on our permits in the various jurisdictions to fly drones, however, a qualified remote pilot license holder with training may be required to fly them.

Country	Category	Criteria	Gov. Body	Approx. timing	Status
Ireland	PDRA G03 (Pre-defined Risk assessment)

PDRA G-03 is an AMC6 to Article 11 to Regulation 2019/947. The main criteria for drones to be considered under this assessment are as follows: -

BVLOS (Beyond Visual Light of Sight) should be in the range of C2 (Command and Control) link (radio line of sight).

Controlled or uncontrolled airspace.

Operating at a maximum height not more than 30 meters from ground.

Operating no more than 30 meters horizontally from an obstacle, operating at a maximum height no more than 15 meters from obstacle; if height of obstacle does not exceed beyond 20 meters, then height of operation maybe be up to 30 meters from obstacle or no more than 50 meters from ground.

Maximum UAS (Unmanned Aircraft System) dimension of less than 3 meters, meeting the technical requirements defined in PDRA.

Typical operational areas include Linear inspections and agricultural works.

Following preprogrammed or preplanned flexible routes within the operational volume.

For Ireland regulations are as follows:

Maximum UAS (Unmanned Aircraft System e.g.- wingspan, rotor diameter/area or maximum distance between rotors in case of multirotor) characteristic dimension should be up to 3 meters.

Typical Kinetic Energy of up to 34kJ.

BVLOS (Beyond Visual Light of Sight) should be in the range of C2 (Command and Control) link (radio line of sight).

Overflown area should be sparsely populated where populated area should be considered as a 'Congested Area' as defined in Regulation (EU) No 965/2012 (Air Operations Regulation): In relation to City, Town or Settlement, any area which is substantially used for residential, commercial, or recreational purposes.

			Irish Aviation Authority. The EASA rules book must be followed.	3-5 months.	Waiting for approval on amended application due to changes to updated specifications of drone

Germany	PDRA G03 (Pre-defined Risk assessment)	EASA and aviation rules are same as Ireland for Germany as they are member of state. Both countries should comply with all the rules generated by EASA. (European Aviation Safety Authority).	German Federal Aviation Office. EASA rule book must be followed.	8-10 weeks minimum	Not applied yet.
UAE	N/A

This regulation provides us with the requirements to be met by person / organization operating Unmanned Aircraft System for the purpose of following: -

commercial and non-commercial activities

experimentation and research and development activities

 UA event

Demonstration flights.

COMMERCIAL AND NON-COMMERCIAL ACTIVITIES

Under this category organization/operators who would like to operate UAS/drones in the UAE for commercial purposes or for special operations (non-commercial) such as. photography, aerial survey, etc.

Alternative means of compliance FOR UAS

The procedure is as follows: -

Apply for security clearance for the organization through the GCAA website. https://www.gcaa.gov.ae/en/pages/ViewServiceCard.aspx?_ID=123

Submit Application Letter to drones@gcaa.gov.ae along with the following details: - A description of the proposed operation - Management Commitment Statement - List of the unmanned aircraft type with serial number, color, and mass in KG Note: The Application Letter should be formatted in company letterhead signed by an authorized representative.

Subscription to GCAA E-Publication through GCAA web site: https://www.gcaa.gov.ae/en/pages/viewservicecard.aspx?_ID=214&_T=E-Publication (the applicant should provide evidence of such subscription.)

			Drone registration with Dubai civil aviation authority and get NOC from them. Drone registration to general civil aviation authority and get NOC from them, Ministry of defense approval.	4-5 weeks	Permission granted.

The following list while not exhaustive includes types of incidents involving UA Operations, which shall be reported to the GCAA (by email to drones@gcaa.gov.ae):

Crashes resulting in any injury or fatality to a person, damage to property, damage to UA, interferences in signal or control of UA.

Experiences a near miss with a manned aircraft or other UA.

Colliding with a building or structure.

Operates without appropriate GCAA approval.

Penetrates controlled airspace without an ATC Clearance.

Conducts photography without appropriate security approval.

Operation which results in a public nuisance.

Penetrates No flying Zone without appropriate GCAA Approval.

Any other applicable occurrence as prescribed by CAAP 22.

ADDITIONAL REQUIREMENTS TO FLY DRONE IN DUBAI

A no objection certificate must be issued from DCAA (Dubai Civil Aviation Authority) before flying drone in Dubai.

USA	Medium large Category drone operation.

1.Part 107: Commercial Small UAS Rules (Visual Line of Sight)

The ZenaDrone 1000 qualifies as a small UAS (<55 lbs) under Part 107, so it must:

Be registered under 14 CFR Part 48 (Federal DroneZone registration).

Be operated within VLOS, below 400 ft AGL, during daytime, with other Part 107 standard restrictions

Pilots must hold a valid Remote Pilot Certificate with a current FAA Airman Certificate.

		Federal aviation authority (FAA).	Permission Granted.

2. FAA Exemption for Visual Line-of-Sight Operations ZenaTech has received a formal FAA exemption to perform VLOS commercial operations and data collection with ZenaDrone 1000, enabling live demos and test flights in the U.S. commercialuavnews.com zenatech.com

This exemption is necessary because the platform exceeds standard Part 107 thresholds (e.g., weight or performance specs).

Canada	SFOC-RPAS

CRITERIA FOR FLYING DRONES IN CANADA

Drone operations are divided into two namely categories Basic and Advanced, but

If a specific drone operation is needed to be carried out, they need to apply for a Special Flight Operations Certificate (SFOC) for Remotely Piloted Aircraft System (RPAS).

SFOC-RPAS gives drone permission to carry out those specific operations under special conditions.

The SFOC-RPAS permission is of two types: -

•Lower Risk

•Higher Risk

Lower Risk permission may be obtained under following conditions: -

•Flying less than 5.6 km (3 NM) of a military aerodrome.

•Flying more than five RPAs at the same time from a single control station and at more than 9.3 km (5 NM) of an aerodrome in uncontrolled airspace.

•Flying at an advertised event.

•Organize an RPA special aviation event.

Higher Risk permission may be obtained under following conditions: -

•Flying a drone weighing over 25 kg.

•Flying beyond visual line-of-sight.

•Flying above 122 meters (400 ft).

•Flying more than five RPAs at the same time from a single control station and at less than 9.3 km (5 NM) of an aerodrome or in controlled airspace.

•Carrying dangerous or hazardous payloads (e.g. chemicals).

		Canadian Transportation Agency	8-9 weeks minimum	Not applied
Turkey

In Turkey, we have a dedicated space at a private airfield facility that includes its own approved airspace and runway for testing our drones. This arrangement allows us to conduct Beyond-Visual-Line-of-Sight flight tests within the facility boundaries without any additional requirements. By operating in this self-contained airspace, we bypass the typical approval hurdles and can carry out our drone testing more efficiently and flexibly

All patents from the above table are exclusive licenses.

We plan to apply for approvals in Germany and Canada after receiving approval in Ireland as this will make btaining the approvals in Germany and Canada easier.

Regulatory Approvals Being Sought

The following tables provides information regarding certain regulatory approvals we are seeking:

Application for Green UAS certification

We plan to obtain the Green UAS (Unmanned Aerial System) certification for our IQ Square drone and IQ Nano and started this application submission process. This is required to sell to government agencies, law enforcement, first responders, and some commercial enterprises. This also serves as a pathway to Blue UAS certification to enter the US defense market to sell directly to the Department of Defense.

We are completing the product and software controls needed for Green UAS. We are currently completing the internal cybersecurity controls, NDAA (National Defense Administration Act) documentation and ensuring we have other requirements in place for completion of  this certification..

The process takes several months while the AUVSI  organization that administers this goes through their testing and verifying process. The company plans to apply for Blue UAS certification next upon receipt of Green certification.

The following provides a description of the requirements to obtain Green UAS Certification followed by Blue UAS Certification to become compliant with US National Defense Authorization Act (NDAA) requirements to enable qualification status to sell to the US military. Blue UAS certification would give the Company NDAA compliance. Generally it takes several months to obtain this certification, however, due to the White House Executive Order policy directives of July 6, 2025, this timeline may be expedited, although no announcement has been made by the Whitehouse in this regard.  Hence, the Company intends to apply for Green UAS Certification first which is considered a steppingstone to Blue. It could take several months to get Green as well as several months to get Blue qualification, there is no specific timeframe given by AUVSI (administers Green UAS) or the DoD (administers the Blue UAS).

US Military Certification Requirements	Time Frame	Anticipated Cost
Green UAS certification requires an application through the AUVSI organization. They will test the drone system and certify it for cybersecurity controls and country of origin documentation.	The process takes several months.	$10 for membership and up to $55K per platform
Blue UAS Certification requires and application through the Department of Defense Innovation Unit. It is the same as the Green certification but with more stringent requirements.	The process takes several months.	Not publicly available

Recent US Policy Directives

There were three US policy directives in June and July 2025 that may impact the future prospects for drone companies in the USA:

White House Executive Order: “Unleashing American Drone Dominance” (Executive Order 14307, June 6 2025)

In early June, the White House issued Executive Order 14307, titled Unleashing American Drone Dominance. This directive mandates accelerated FAA rulemaking to enable Beyond Visual Line of Sight (BVLOS) operations, AI assisted waiver approvals under Part 107, and an eVTOL Integration Pilot Program. It directs all federal agencies to prioritize U.S. manufactured drone systems, secure the supply chain from foreign influence, and promote exports of domestically produced drones. Agencies are instructed to establish a Covered Foreign Entity List and take rapid regulatory action to foster domestic industry innovation and streamlined certification processes.

“Big Beautiful Bill” (One Big Beautiful Bill Act, signed July 4 2025)

Signed into law on July 4, the “One Big Beautiful Bill Act” includes the largest federal funding commitment to unmanned systems since the Reaper era. The Act channels approximately $33 billion toward drones, autonomy, and AI systems through government stimulus and infrastructure spending. While the legislation is better known for tax reforms and other provisions, it embeds significant funding for drone acquisition and commercialization across public and private sectors

Secretary of Defense Policy Directive: “Unleashing U.S. Military Drone Dominance” (July 10 2025)

On July 10, Secretary of Defense Pete Hegseth issued a sweeping memo directing the Pentagon to rapidly scale and modernize U.S. military drone capabilities under the banner “Unleashing U.S. Military Drone Dominance.” The directive mandates each service branch to form active duty drone units by September and to equip every Army squad with expendable small drones (treated like munitions) by late fiscal 2026. It also orders reforms to procurement, simplifying testing/training, encouraging private capital, expanding the Blue UAS certification program, and banning reliance on certain foreign components.

These directives are expected to have a positive impact on drone companies operating in the USA.

Emerging Markets Jurisdictions

The Company does not currently have any material operations in any emerging markets.

The Company has a 22,000 square foot manufacturing facility in Sharjah, UAE where it designs, develops and tests drones. The Company took the following steps to compliance with Sharjah, UAE laws and regulations. The Company signed a five year lease agreement with Sharjah Airport FreeZone which is a separate custom entity of the Sharjah, UAE government. The Company registered its employees with Dubai visas with Sharjah Freezone and were issued Sharjah FreeZone visas. The Company provided a list of all equipment stored in the warehouse with the FreeZone authorities. Sharjah FreeZone issued licenses for drone manufacturing to ZenaDrone Manufacturing FreeZone. The Company needed to obtained approval from the UAE Aviation Authority in order to operate in the FreeZone. The license provided the ability to operate in the foreign jurisdiction of Sharjah, UAE. Shaun Passley, PhD manages the relationship with the foreign jurisdiction by maintaining the records from of the entity. Sharjah legal environment is mostly online and is similar to United Kingdom laws and regulations. UAE government works to maintain good relationships with foreign investors. Dr. Passley, our CEO, lives there a few months per year and through him, the board has access to relevant expertise. The first few months, the Company used consultants to assist the management team through the process of setting up entity, but now the management team understands the environment to setup and management foreign entity on its own. The foreign bank system is similar to Canada and United States. The banks are mostly online and funds are freely available. The political system in UAE is stable. There is a low risk of loss of access to assets from potential expropriation or nationalization of assets. The UAE economy has been switching from oil to tourism and trade. It depends on good relationship with foreign governments and foreign countries.

Distribution Methods

For our Enterprise SaaS Software solutions, ZenaTech is in the process of implementing its enterprise solutions on Amazon Web Services in Canadian data centers as a software-as-a-service business model (“SaaS”). Under the SaaS business model, ZenaTech will provide users with a monthly or annual subscription to access the software via their web browser or mobile apps. ZenaTech currently has apps available for download on the Google Play Store and the Apple App Store. ZenaPay products will be launched on the Google Play Store and the Apple AppStore.

ZenaTech will use an in-bound marketing program to attract new customers to its software products. An inbound marketing program includes search engine optimization, pay-per-click, content marketing, and social media marketing.

PacePlus, SystemView, ZigVoice, TillerStack, WorkAware, PsPortals, Interactive Systems, interlinkONE, ZooOffice, DeskFlex

PacePlus, SystemView, ZigVoice, TillerStack, WorkAware, PsPortals, Interactive Systems, interlinkONE, ZooOffice and Othership use inbound marketing strategy to acquire customers as described above. In addition, the company will be using new artificial intelligence marketing agencies to clearly identify customers who need our solutions.

ZenaDrone

We have business development managers in Phoenix, Berlin, Dublin, and Dubai. We have direct marketing and SEO specialists in Dubai, Dublin and Toronto. We have announced our federal government sales office in the metro Washington area and we are currently hiring business development and capture managers to focus on our defense and federal government solutions and sales. This office is located inside an existing office that houses one of our DaaS acquisition companies.  We plan to sell our drones through the sales team, as well as through participation at tradeshows and conferences and via targeted marketing and lead generation programs and teams.

Drone as a Service

We plan to sell our drone-enabled DaaS land survey, inspection, maintenance and powerwashing services via the sales teams located at our acquired businesses and our DaaS corporate locations.  We also plan to offer DaaS centralized services and marketing campaigns and lead generation via our teams located at our Dublin, Toronto, Vancouver locations.  We also plan to sell our services via our Drone as a Service.com website.

Intellectual Property

In accordance with industry practice, we rely on a combination of patent, copyright, trademark and trade secret laws and contractual provisions to protect our proprietary rights in our products. We have acquired software from Epazz that has been used to develop products offered or to be offered by ZenaPay. We own all of the software rights related to products offered by PacePlus, SystemView and ZigVoice, as well as TillerStack, WorkAware and PsPortals We have also developed the software and hardware for the drone to be offered by ZenaDrone and are the exclusive license of certain patents relating to our drone. In addition, we attempt to protect our trade secrets and other proprietary information through agreements with suppliers, employees, and consultants. Furthermore, our employees have assigned all rights to intellectual property developed in the course of their employment.

Software Intellectual Property

The Company’s software products are protected as trade secrets. The Company uses a source safe technology to check in and check out the source code of the software products. In addition, the Company limits the number of personnel who can access the source code of our software products, all of whom have signed non-disclosure agreements. As a result, the source code of the Company’s software products are heavily guarded.

Patents

The Company has obtained a design patent relating to its drone from the United States Patent and Trademark Office (the “USPTO”) and is the exclusive licensee of certain other design and utility patents obtained or applied for by Epazz with the USPTO which are or will be utilized in its drone business.

The following provides a synopsis of the patenting process with the USPTO, which is not complete and investors should consult with their own legal and other advisors regarding the process:

The patenting process with the USPTO begins with conducting a novelty search with the USPTO to determine if a patent already exists for the invention sought to be patented. If a patent already exists, another patent for the same invention would not be available.

If there is no patented invention, the next step would be to determine the type of patent required: a utility patent essentially for a new and useful process, machine, article of manufacture, or compositions of matters, or any new useful improvement thereof; a design patent essentially for a new, original, and ornamental design for an article of manufacture; or plant patent relating to a new variety of plant.

Once the type of patent is determined, the next step would be to file a patent application with the USPTO for the invention. Often a provisional patent application would be filed which would allow the inventor 12 months to finalize its application while maintaining a priority date for the application from the date of filing. A non-provisional patent application must be filed within 12 months of the filing of the provisional patent application to maintain the priority date.

Patent applications are then examined by qualified examiners at the USPTO, which can take anywhere from six months to three years or more depending on the backlog. The inventor would most likely have to respond to objections or rejections of the patent application to address issues raised by the examiner. Once the patent is allowed, a fee must be paid to the USPTO, and the patent granted is usually published four weeks after the payment.

The table below provides information regarding patents issued or for which applications have been filed with the USPTO relating to our drone business. To date, there have been no concerns raised by the patent authority reviewing these applications in relation to the patentability of the patents applied for, nor has the Company received any correspondence from the USPTO in that regard.

Design Patent Applications
Patent Title	Status	Entity Assigned	Patent Authority
Drone Design Gen 1	Issued US Patent No.: D932369	ZenaDrone, Inc.	U.S. Patent Office
Drone Design Gen 2	Notice of Allowance 29824062	ZenaDrone Inc.	U.S. Patent Office
Utility Patent Applications
Patent Title	Status	Entity Assigned	Patent Authority
Drone with extendable and rotatable wings and multiple accessories securing panel	Issued US Patent No.11970293	ZenaDrone Inc.	U.S. Patent Office
Charging/Re-Charging Drone Assembly System and Apparatus	Issued
US Patent No. 11597515	ZenaDrone Inc.	U.S. Patent Office
Plant Recognition Technology	Application filed January 6, 2022	Epazz, Inc.	U.S. Patent Office
Permanent Licensing Robotic Arm Technology	Application filed August 1, 2023	Ameritek Ventures, Inc.	U.S. Patent Office

Management Service Agreement

ZenaTech signed a management service agreement with Epazz to support the development of our products. Under the agreement, the Company receives the benefits of a software development team, office space, project management and hosting services. Epazz is paid 20% above cost. The Company paid Epazz fees of $306,546 during the year ended December 31, 2024 and $258,592 during the year ended December 31, 2023. See “Dependence on Material Agreements” for more information about the agreement with Epazz.

On August 16, 2024, the Company and Epazz, Inc. amended their management service agreement to include a default clause. If Epazz, Inc. becomes insolvent or is otherwise unable to provide the services contemplated hereby, all property and other assets relating to the services contemplated hereby provided by the Executive Manager to or for the benefit of the Company shall become the property and assets of the Company and the Company shall have the right to forthwith foreclose and seize such property and assets, including without limitation, facilities, equipment and supplies.

Competitive Conditions

There are a number of companies in the agriculture software development space, medical record keeping software, scada software, law enforcement software, field service management software, safety management software, call center software, and the drone space, with which the Company competes or expects to compete. Some of these companies are larger than and more established than we are which adversely could affect our business. See “Risk Factors”.

Medical Software

There are a number of competitors to PacePlus, SystemView and ZigVoice that are developing software for the medical records software industry. These include AdvanceMD, DrChrono EHR, NextGen and Kareo.

Safety, Compliance and Field Management Software

There are a number of competitors to TillerStack and WorkAware that are also developing software for the safety and field management software industry. These include Alcumus, gocanvas, EHSInsight, SimPRO and ServiceTitan.

Drones and Drone Services

There are a number of drone companies that are developing markets for the drone industry targeting government and defense and commercial markets. These include DJI, DraganFly, RedCat, AgEagle, AeroVironment, Kratos, Unusual Machines, and Volatus.

Dependence on Certain Agreements

Our CEO and director, Dr. Shaun Passley, is also the CEO and a director of Epazz, as well as a significant shareholder in both the Company and Epazz. The Company has entered into a number of agreements with Epazz that are material to the business of the Company as summarized below. The Company relies on these arrangements to satisfy certain of its management and technology requirements. The summary of these agreements is not complete and is qualified by reference to the terms of the material agreements, which have or will be filed on SEDAR + under our profile. Investors are encouraged to read the full text of such material agreements:

Investors are encouraged to read the full text of such material agreements:

(a)On November 18, 2018, our predecessor company (ZenaPay) was restructured as a separate entity by way of a stock dividend to Epazz shareholders. On the same date, ZenaPay entered into a management services agreement with Epazz pursuant to which Epazz agreed to provide certain management services to ZenaPay, including for labor, office space, hosting, travel, banking and business development, and ZenaPay agreed to pay Epazz a 45 percent markup on all expenses incurred in providing the services to ZenaPay. The parties amended the agreement to change the markup from 45% to 20% starting January 31, 2019. Under the agreement, ZenaPay agreed to indemnify Epazz for losses incurred by it in connection with the provision of the services under the agreement to ZenaPay, except to the extent those losses result from the willful misconduct of Epazz. The agreement has a 20-year term, however, the agreement may be terminated at any time by the mutual consent of the parties. On August 16, 2024, the Company and Epazz, Inc. amended their management service agreement to include a default clause. If Epazz, Inc. becomes insolvent or is otherwise unable to provide the services contemplated hereby, all property and other assets relating to the services contemplated hereby provided by the Executive Manager to or for the benefit of the Company shall become the property and assets of the Company and the Company shall have the right to forthwith foreclose and seize such property and assets, including without limitation, facilities, equipment and supplies. Under this agreement, the Company is required to prepay for services and the terms of the prepayments made by the Company to Epazz is based on an estimate of the services that will be required from Epazz by the Company based on historical use and the Company's proposed plans. The Company estimates the amount of work that will be required from Epazz for a period and prepays Epazz for the services

(b)On November 18, 2018, ZenaPay entered into an industry-exclusive software licensing agreement with Epazz with respect to certain enterprise quality management software for use in the business of ZenaPay. Pursuant to that agreement, the Company is able to, among other things, develop, market, and sell software modules exclusive to the agriculture industry worldwide using Epazz’s compliance, supply chain, auditing, and point-of-sale software. Epazz will receive a 15% royalty on all sales. The license term is perpetual and the license may only be terminated in accordance with applicable law.

(c)On March 31, 2019, SystemView entered into an exclusive technology licensing agreement with Epazz with respect to certain plant recognition technology for which a utility patent application has been filed by Epazz with the USPTO. Pursuant to that agreement, SystemView has the exclusive license to, among other things, develop, market and sell the plant recognition software, as well as the first right to acquire the technology in the event Epazz attempts to sell or otherwise license any remainder rights with respect to the technology. Epazz agreed to pay for the cost of the patent. If the patent is issued, SystemView will be the exclusive licensee of the patent. Epazz will receive a 7% royalty on all sales. The license term is perpetual and the license may only be terminated in accordance with applicable law. Epazz filed a non-provisional patent application in March 2019.

(d)On March 31, 2019, our predecessor company (ZenaPay) entered into an exclusive technology licensing agreement with Epazz with respect to certain technology for which a utility patent application has been filed by Epazz with the USPTO to be used for our drone. Pursuant to that agreement, the Company has the exclusive license to, among other things, develop, market and sell the drone technology being patented, as well as the first right to acquire the technology in the event Epazz attempts to sell or otherwise license any remainder rights with respect to the technology. Epazz agreed to pay for the cost of the patent. If the patent is issued, the Company will be the exclusive licensee of the patent. Epazz will receive a 7% royalty on all sales. The license term is perpetual and the license may only be terminated in accordance with applicable law. Epazz filed the non-provisional patent application in August 2020 with the USPTO.

(e) On January 7, 2022, the Company entered into an exclusive technology licensing agreement with Epazz with respect to certain technology for which a utility patent application has been filed by Epazz with the USPTO relating to a drone charging system. Pursuant to that agreement, the Company has the exclusive license to, among other things, develop, market and sell the drone technology being patented, as well as the first right to acquire the technology in the event Epazz attempts to sell or otherwise license any remainder rights with respect to the technology. Epazz agreed to pay for the cost of the patent. The Company agreed to pay Epazz 3,500,000 of its common shares and 7% of any and all sales.. The license term is perpetual and the license may only be terminated in accordance with applicable law. Epazz received a patent for the charging pad.

Employees

We have 319 employees in varying jurisdictions via our subsidiaries and also operate our business through a management services agreement with Epazz. We use 262 contractors via the Epazz management services agreement throughout our business, for a total of 581 employees and contractors.

Property, Plants and Equipment

Our corporate headquarters is located 777 Hornby Street, Suite 1460, Vancouver, British Columbia, Canada V6Z 1S4. The following sets forth information about our facilities:

Major Facilities -

Location	Size of Site (in square feet)	Held	Lease Term	Major Activity
Canada, Vancouver, BC	1,450	Leased	July 2030	Head Office
Canada, Toronto, ON	10,000	Leased	December 2026	Global Support Office
United Arab Emirates, Sharjah	25,000	Leased	July 2028	Drone Manufacturing Facility
Germany, Berlin	1,500	Leased	Monthly	German Support Office
United States, Mesa, AZ	3,000	Leased	October 2030	Administrative Office, Sales and Manufacturing
United States, Chicago, IL	1,500	Leased	March 2028	Administrative Office
United States, Beaverton, OR	2,700	Leased	January 2036	Corporate Office of a Subsidiary
Ireland, Dublin	5,500	Leased	April 2026	Ireland Support Office
Taiwan, Taipei	17,500	Leased	November, 2030	Components Manufacturing
Eskisehir, Turkey	10,750	Leased	December 2025	Drone Testing
United States, Baton Rouge, LA	3,310	Leased	December 2031	Zena AI
United States, Orlando, FL	6600	Leased	January 2031	DAAS Head Office

The following provides information relating to our manufacturing facilities and testing site:

Arizona Manufacturing Facility (Phoenix area)

The company upgraded from a Phoenix sales and R&D office and moved into a larger facility in Mesa, AZ in 2025 for sales, research and development, drone manufacturing and assembly, and the lease included an associated aerial testing site. The company intends to produce drones for US Military here once it has achieved approved supplier list status and secured these contracts. The company plans to produce some of its commercial drones for US customers at this facility this year to avoid increased prices due to recently imposed tariffs. It response to the recent White House Executive Order policy directives, the company will add “dual-purpose” drone manufacturing (designing its drones for commercial and military use) and further accelerate its manufacturing plans in the US.

R&D and testing of prototypes is taking place at the facility and at the associated aerial testing site. Demonstrations to potential military customers is planned to take place at this facility in 2026.

We will commence production/assembly for commercial US customers in Q2. A larger expansion for Military customer production will happen once we obtain Green and Blue UAS certification and secure these military contracts.

Spider Vision Sensors, Taiwan Company

A Taipei, Taiwan-based subsidiary company that will source, manufacture and assemble sensors, PCBs, cameras and other components for ZenaDrone products that are non-Chinese sourced. This meets with US Military requirements to be NDAA-compliant, and a growing number of US State and law enforcement requirements for non-Chinese drones and supply chains.

	Company is in the process of commissioning a new facility for manufacturing. In Q1, the company will be supplying first components at the new facility- PCB boards.	Hiring a larger team including more engineers and business development staff. This office will be developing additional components- sensors, motors and others for our drone products.
Testing Site in Turkey

The company signed a lease to use a space within a hanger to do Beyond Visual Line of Sight (BVLOS) drone testing in Turkey. The facility will serve as a product testing site for the ZenaDrone 1000 model drones including for beyond-visual-line-of-site applications.

	The testing facility has been setup, staff have been hired and the drones are awaiting customs approvals to move into the next stage.	We have started aerial testing of our drones and have five employees in Turkey. The company will rent airspace and test the drones at the site.
UAE Manufacturing Facility and Offices (Sharjah)

This 25,000 ft. facility that was just expanded is the company’s main current manufacturing site. In Q1, the company announced it will add 35 additional engineers, assembly staff, technicians and aerial testers at its Sharjah manufacturing facility. It also announced it will open a Sales Office nearby in Dubai for DaaS services including power washing using drones.

	Most of the additional staff have been hired. The new DaaS office will be open in Q1 and will focus on power washing services.	Capacity and staff will continue to be added as needed in Sharjah. The DaaS office in Dubai will expand the list of services offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus and in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below, the risks described in the documents incorporated herein by reference, including the risks described in our most recent Annual Report on Form 20-F, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Current Reports on Form 6-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our common shares could decline, and you could lose part or all of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

The offering price per share in this offering may exceed the net tangible book value per share of our common shares outstanding prior to this offering. The sale of our common shares in this offering and any future sales of our common shares may depress our stock price and our ability to raise funds in new stock offerings. You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for common shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent prospectus supplement. We may sell common shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent prospectus supplement, and investors purchasing common shares or other securities in the future could have rights superior to you. The price per share at which we sell additional common shares or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent prospectus supplement.

There can be no assurance as to the liquidity of the trading market for certain securities or that a trading market for certain securities will develop.

There is no public market for our warrants, and unless otherwise specified in the applicable prospectus supplement, the Company does not intend to apply for listing of warrants. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any warrants or that a trading market for these securities will develop.

We may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include working capital, capital expenditures, acquisitions of additional brands or companies (although no potential acquisition targets have been currently identified), and investments. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common shares.

We plan to sell shares of our common shares in “at the market offerings” and investors who buy shares of our common shares at different times will likely pay different prices.

Investors who purchase shares of our common shares in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common shares. The trading price of our common shares has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of our common shares, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of shares of our common shares that we will sell under this prospectus, or the gross proceeds resulting from those sales.

We will have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the this prospectus. The number of shares of our common shares that are sold through the Sales Agents will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with the Sales Agents in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Sales of a significant number of shares of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a significant number of shares of our common shares in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Sales Agreement with Maxim and Northland Securities or otherwise could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common shares

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company’s income, expenses and assets from time to time and the nature of the activities performed by the Company’s officers and employees. Based on the composition of the Company’s income and the value of its assets, the Company may have been classified as a PFIC for its taxable year ending December 31, 2024. However, it has not made a conclusive determination as the Company’s PFIC status may depend on the U.S. tax classification of certain grants that the Company has received or accrued as receivable during 2024. For similar reasons, the Company is uncertain as to whether it will be classified as a PFIC for the current taxable year. Prospective investors should carefully read the discussion under the heading “Certain U.S. Federal Income Tax Considerations” in our Form 20-F for the year ended December 31, 2024 filed with the SEC for more information and consult their own tax advisors regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.

USE OF PROCEEDS

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from the sale of the securities from offerings under this prospectus for acquisitions, capital expenditures, research and development, sales and marketing, investments and general corporate purposes, including working capital unless the applicable prospectus supplement states otherwise.

As a result, we will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that may not necessarily improve our results of operations or enhance the value of our common shares or other securities. We would not receive any proceeds from sales by our selling security holders.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. Certain holders of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the two years prior to the date of the prospectus supplement.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities offered.

We may sell from time-to-time common shares, preferred shares, debt securities, warrants, rights or units to purchase any such securities or any combination of the foregoing.

In this prospectus, we refer to the common shares, preferred shares, debt securities, warrants, rights and units to be sold by us collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

The selling security holders may sell our common shares from time-to-time under this prospectus and applicable prospectus supplements. See "Selling Security Holders" above.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON SHARES

This section describes the general terms and provisions of the common shares that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the common shares offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any common shares that we issue will be governed by our articles of incorporation, as amended, and our by-laws.

The Company is authorized to issue an unlimited number of common shares with a par value of $0.30 per share. As of the date hereof, 37,981,124 common shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

Holders of common shares are entitled to one vote per share upon all matters on which they have the right to vote. The common shares do not have pre-emptive rights, conversion rights or exchange rights and are not subject to redemption, retraction, purchase for cancellation or surrender provisions. The Company may, if authorized by the directors, purchase or otherwise acquire any of its common shares at a price and upon the terms determined by the directors. There are no sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no provisions which are capable of requiring a security holder to contribute additional capital. Holders of the common shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of dissolution or winding up of the affairs of the Company, holders of the common shares are entitled to share ratably in all assets of the Company remaining after payment of all amounts due to creditors.

To change the rights of holders of the Company’s common shares requires approval of at least two-thirds of the Company’s shareholders present in person or by proxy at a meeting of shareholders of the Company.

To date, the Company has not declared or paid any dividends on its common shares or made any distributions since its incorporation. The Company does not currently anticipate paying any cash dividends in the foreseeable future. Although the Company intends to retain its earnings, if any, to finance the development and growth of its business, the board of directors of the Company has the discretion to declare and pay dividends in the future.

Transfer Agent and Registrar

The Registrar and Transfer Agent for the Company is National Issuer Services Ltd. Suite 760 - 777 Hornby Street, Vancouver, BC, V6Z 1S4.

Listing

The common shares of the Company are listed and posted for trading on the Nasdaq Capital Market under the trading symbol “ZENA”, on the Mexican Stock Exchange (BMV) under the symbol “ZENA”, and on the Frankfurt Stock Exchange under the trading symbol “49Q”.

DESCRIPTION OF PREFERRED SHARES

This section describes the general terms and provisions of the preferred shares that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred shares offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred shares that we issue will be governed by our articles of incorporation, as amended, and our by-laws.

The Company is authorized to issue up to 100,000,000 preferred shares with a par value of $0.01 per share. The preferred shares may be issued from time to time in one or more series, each consisting of a number of preferred shares, as determined by the board of directors of the Company, which also may fix the designations, rights, privileges, restrictions, and conditions attaching to the shares of each series of preferred share.

There are currently 17,270,000 preferred shares are issued and outstanding. The preferred shares issued accrue dividends, when, as, and only if declared by the board of directors, out of any assets at the time legally available, being payable in preference and priority to any declaration or payment of any distribution on common shares of the Company in a calendar year. The issued preferred shares include a liquidation preference equal to $0.01 per share, plus any accrued and unpaid dividends. Each issued preferred share is convertible, at the option of the holder, into three shares of the Company’s common shares with five business days’ notice, provided that no conversion will take place until all holders of the issued preferred shares consent to such a conversion.

DESCRIPTION OF WARRANTS

General

This section outlines some of the provisions of the warrants that we may offer. This information may not be complete in all respects and is qualified entirely by reference to the warrant agreement with respect to the warrants offered. The specific terms of any warrants will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any warrants may differ from the general description of terms presented below.

As of September 30, 2025, we have issued and outstanding warrants to purchase approximately 1,605,551 of our common shares with a weighted average exercise price per share of $4.14.

We may offer by means of this prospectus warrants for the purchase of our common shares or preferred shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement, or other instrument. When we refer to the prospectus supplement, we mean the applicable prospectus supplement describing the specific terms of the security you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to our capital stock, see “Description of Common Shares,” and “Description of Preferred Shares.”

Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions may apply to any warrants we issue pursuant to this prospectus. Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. Warrants in book-entry form may be represented by a global security registered in the name of a depositary, which may be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security may do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•the title and issuer of the warrants;

•the aggregate number of warrants;

•the price or prices at which the warrants will be issued;

•the currencies in which the price or prices of the warrants may be payable;

•the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of security;

•if applicable, the date on and after which the warrants and any related securities will be separately transferable;

•any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of such securities may be listed;

•the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•the minimum or maximum amount of warrants that may be exercised at any one time;

•whether the warrants will be issued in fully registered for or bearer form, in global or non-global form, or in any combination of these forms;

•information with respect to book-entry procedures, if any;

•a discussion of certain U.S. federal income tax considerations; and

•any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions may apply to any warrants we issue pursuant to this prospectus. If any warrant is exercisable for other securities or other property, the following provisions may apply. Each such warrant may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants. After the close of business on any applicable expiration date, unexercised warrants may become void.

Warrants may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we may, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants represented by such certificates are exercised, a new certificate may be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

Unless otherwise provided in the applicable prospectus supplement, the following provisions may apply to any warrants we issue pursuant to this prospectus. In the case of warrants to purchase common shares, the exercise price payable and the number of common shares purchasable upon warrant exercise may be adjusted in certain events, including:

•the issuance of a stock dividend to common shareholders or a combination, subdivision or reclassification of common shares;

•the issuance of rights, warrants or options to all common or preferred shareholders entitling them to purchase common shares for an aggregate consideration per share less than the current market price per share of common shares;

•any distribution to our common shareholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

•any other events mentioned in the prospectus supplement.

The prospectus supplement may describe which, if any, of these provisions shall apply to a particular series of warrants.

Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant exercise may be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares may be issued upon warrant exercise, but we may pay the cash value of any fractional shares otherwise issuable.

Modification

Unless otherwise provided in the applicable prospectus supplement, the following provisions may apply to any warrants we issue pursuant to this prospectus. We and any agent for any series of warrants may amend any warrant or rights agreement and the terms of the related warrants by executing a supplemental agreement, without any such warrant holders’ consent, for the purpose of:

•curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant certificates;

•evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

•appointing a successor depository if the securities are issued in the form of global securities;

•evidencing a successor agent’s acceptance of appointment with respect to any securities;

•adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

•issuing warrants in definitive form, if such securities are initially issued in the form of global securities; or

•amending the agreement and the warrants as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrant holders in any material respect.

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment, for the purpose of adding, modifying, or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants. However, no such amendment that:

•reduces the number or amount of securities receivable upon any exercise of any such security;

•shortens the time period during which any such security may be exercised;

•otherwise adversely affects the exercise rights of warrant holders in any material respect; or

•reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger, and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the following provisions may apply to any warrants we issue pursuant to this prospectus. Any agreement with respect to warrants may provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement may also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of warrants, however, we may not take any of these actions unless we or the successor corporation are not immediately be in default under that agreement.

Enforcement by Holders of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions may apply to any warrants we issue pursuant to this prospectus. Any agent for any series of warrants may act solely as our agent under the relevant agreement and may not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent may have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant exercisable for any property.

Replacement of Certificates

Unless otherwise provided in the applicable prospectus supplement, the following provisions may apply to any warrants we issue pursuant to this prospectus. We may replace any destroyed, lost, stolen, or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder may also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Unless otherwise provided in the applicable prospectus supplement, the following provisions may apply to any warrants we issue pursuant to this prospectus. We, any agents for any series of warrants, and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF DEBT SECURITIES

This section outlines some of the provisions of the debt instruments that we may offer. This information may not be complete in all respects and is qualified entirely by reference to the instruments with respect to the debt we may issue. The specific terms of any debt may be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any debt may differ from the general description of terms presented below.

Any debt securities we may issue, offered by this prospectus and any accompanying prospectus supplement, may be issued under an indenture to be entered into between our Company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities may include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities may represent direct, unsecured obligations of our company and may rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We may describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we may file with the SEC.

The prospectus supplement may set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•the title of the series;

•the aggregate principal amount;

•the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•any limit on the aggregate principal amount;

•the date or dates on which principal is payable;

•the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•the place or places where principal and, if applicable, premium and interest, is payable;

•the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

• whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•the currency of denomination;

•the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•the provisions, if any, relating to any collateral provided for such debt securities;

•any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•any events of default, if not otherwise described below under “Events of Default”;

•the terms and conditions, if any, for conversion into or exchange for common shares or preferred shares;

•any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we may describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into common shares or preferred shares. If we do, we may describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We may specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency as may be provided in an indenture. There may be no service charge for any transfer or exchange of certificated debt securities, but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we may register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement may describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent, or the security registrar may have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture may not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our company or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we may describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities may not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We may describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in the indenture that we may not consolidate with or merge into any other person, or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the United States, any state, or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events may be events of default under the indenture with respect to debt securities of any series:

•we fail to pay any principal or premium, if any, when it becomes due and such default is not cured within 5 business days;

•we fail to pay any interest within 30 days after it becomes due;

•certain events involving bankruptcy, insolvency, or reorganization of our company or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•to provide that the surviving entity following a change of control of our company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•to provide for certificated debt securities in addition to uncertificated debt securities;

•to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver to the indenture or such debt security;

•reduce the rate of or change the time for payment of interest;

•reduce the principal of or change the stated maturity of the debt securities;

•make any debt security payable in money other than that stated in the debt security;

•change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

•take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture may permit us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures may allow us either:

•to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(a)to register the transfer or exchange of such debt securities;

(b)to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(c)to compensate and indemnify the trustee; or

(d)to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

(e)to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we may deposit with the trustee or other qualifying trustee, in trust for that purpose:

•money;

•U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below), which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

•which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates, or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

•certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We may identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of our company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF RIGHTS

General

We may issue rights to our shareholders to purchase shares of our common shares, preferred shares or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred shares, common shares or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent may act solely as our agent in connection with the certificates relating to the rights of the series of certificates and may not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below may be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We may provide in a prospectus supplement the following terms of the rights being issued, as applicable:

•the date of determining the shareholders entitled to the rights distribution;

•the aggregate number of common shares, preferred shares or other securities purchasable upon exercise of the rights;

•the exercise price;

•the aggregate number of rights issued;

•whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•the method by which holders of rights will be entitled to exercise;

•the conditions to the completion of the offering, if any;

•the withdrawal, termination and cancellation rights, if any;

•whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•whether shareholders are entitled to oversubscription rights, if any;

•any applicable material United States federal income tax considerations; and

•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right may entitle the holder of rights to purchase for cash the principal amount of common shares, preferred shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we may, as soon as practicable, forward the common shares, preferred shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer may be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, common shares, preferred shares, rights and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provisions of the governing unit agreement that differ from those described below; and

•any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common shares,” “Description of Preferred shares,” “Description of Warrants,” “Description of Debt Securities” and “Description of Rights” may apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions may apply to any units we issue pursuant to this prospectus. We may issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions may generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred shares, common shares, or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders.

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•to cure any ambiguity;

•to correct or supplement any defective or inconsistent provision; or

•to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders.

Unless otherwise provided in the applicable prospectus supplement, the following provisions may apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange, and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may issue each unit in global—that is, book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit may do so through participants in the depositary’s system, and the rights of these indirect owners may be governed solely by the applicable procedures of the depositary and its participants.

In addition, we may issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit may be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units may be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•Holders may not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary may be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we may follow the procedures we plan to use with respect to our debt securities, where applicable.

PLAN OF DISTRIBUTION

We and any selling security holders may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of that customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

•on any national securities exchange or quotation service on which the common shares or the preferred shares may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common shares;

•in the over-the-counter market;

•in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•through the writing of options, whether the options are listed on an options exchange or otherwise.

•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

•the names of any underwriters, dealers, or agents;

•the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

•any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•any discounts, commissions, or fees allowed or paid to dealers or agents; and

•any securities exchange on which the offered securities may be listed.

If we or selling security holders sell securities to underwriters, we or selling security holders will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We or selling security holders may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We or selling security holders may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We or selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or selling security holders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the offering, the underwriters and selling group members may also engage in passive market making transactions in our common shares. Passive market making consists of displaying bids on the Nasdaq limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time. We and selling security holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Endeavor Trust Company located in Vancouver, British Columbia, Canada.

LEGAL MATTERS

Certain legal matters pursuant to United States law in connection with this offering will be passed upon for the Company by The McGeary Law Firm, P.C. as United States counsel. The current address of The McGeary Law Firm, P.C.  is 1600 Airport Freeway, Suite 300, Bedford, Texas 76022. Certain legal matters pursuant to Canadian law in connection with this offering will be passed upon for the Company by Boughton Law Corporation as Canadian counsel. The current address of Boughton Law Corporation is 595 Burrard Street, Suite 700, Vancouver, British Columbia V7X 1S8 Canada. Certain legal matters in connection with this offering will be passed upon for the Sales Agent by Pryor Cashman LLP. Their current address is 7 Times Square, 40th Floor, New York, NY 10036.

EXPERTS

The combined financial statements of ZenaTech, Inc. as of December 31, 2024 and 2023 and for the years then ended have been audited by Bansal & Co, LP, independent registered public accounting firm, as stated in their report appearing herein. Bansal & Co. LLP is certified by the Public Company Accounting Oversight Board of the United States and has an address at A-6 Maharani Bagh, Delhi, 110065 India.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEMENT OF CIVIL LIABILITIES

ZenaTech is a corporation governed by the Business Corporations Act (British Columbia), and a substantial portion of our assets are outside of the United States. Certain of our directors and senior management and independent auditors are resident outside the United States, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC annual reports on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial and other information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC in this prospectus and prospectus supplement, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 25, 2025, as amended by Amendment No. 1 to Form 20-F filed with the SEC on July 11, 2025 and Amendment No. 2 to Form 20-F as filed with the SEC on February 20, 2026, which includes our audited consolidated financial statements for the years ended December 31, 2024 and 2023 and related management’s discussion and analysis of financial condition and results of operations;

•the interim unaudited consolidated financial statements of the Company for the nine months ended September 30, 2025 and 2024 and related management’s discussion and analysis of financial condition and results of operations included in our Current Report on Form 6-K filed with the SEC on November 10, 2025; and

•our Current Report on Form 6-K filed with the SEC on January 12, 2026.

All documents filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing or furnishing of these documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents. If a Form 6-K has attached as an exhibit to such Form 6-K interim financial statements, interim management discussion and analysis, a material change report, and/or a management information circular, such exhibit shall be deemed to be incorporated by reference herein. We may incorporate by reference into this prospectus or a prospectus supplement any other Form 6-K (or Exhibit thereto) that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of this offering. Any such other Form 6-K (or Exhibit thereto) that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and the readers should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein and therein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus or a prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

ZenaTech, Inc.
777 Hornby Street, Suite 1460
Vancouver, British Columbia
Canada V6Z 1S4
(647) 249-1622

ZENATECH, INC.

$250,000,000

Common shares
Preferred shares
Warrants
Debt Securities
Rights
Units

PROSPECTUS

February 20, 2026

74 -

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 20, 2026

PROSPECTUS SUPPLEMENT

US$75,000,000

ZenaTech, Inc.

Common Shares

We have entered into an At The Market Offering Agreement (the “ATM Agreement”) with Maxim Group LLC and Northland Securities, Inc. (the “Sales Agents”), dated February 6, 2026, relating to the sale of our common shares (the “Common Shares”) from time to time offered by this prospectus supplement (the “Prospectus Supplement”) and the accompanying base prospectus (the “Base Prospectus”, and, together, with the Prospectus Supplement, the “Prospectus”). In accordance with the terms of the ATM Agreement, we may offer and sell our Common Shares having an aggregate offering price of up to US$75 million from time to time through the Sales Agents, acting as our sales agents, pursuant to the Prospectus.

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “ZENA”, on the Mexican Stock Exchange (BMV) under the symbol “ZENA”, and on the Frankfurt Stock Exchange under the trading symbol “49Q” Nasdaq is our primary trading market. On February 19, 2026, the last reported sale price of our Common Shares on Nasdaq was US$2.72 per share. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Sales of our Common Shares, if any, under this Prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq, the existing trading market for our Common Shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agents as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Sales Agents are not required to sell any specific number or amount of our Common Shares, but will act as our sales agents using commercially reasonable efforts, consistent with its normal trading and sales practices on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

No sales of our Common Shares under this Prospectus will be made in Canada or over or through the facilities of any exchange or market in Canada.

The Sales Agents will receive from us a commission equal to up to 3.0% of the gross sales price of all shares sold through it under the ATM Agreement. In connection with the sale of Common Shares on our behalf, the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page 95 of this Prospectus Supplement for additional information regarding the Sales Agents compensation.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being Treated as an Emerging Growth Company.” In addition, we report under the Exchange Act as a “foreign private issuer” and are considered a “controlled company.” Please read “Implications of Being a Foreign Private Issuer” and "Implications of Being a Controlled Company”.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in public primary offerings with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of January 22, 2026, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately $157,224,027 based on 31,257,262 common shares outstanding that were held by non-affiliates on such date and a price of $5.03 per share, which was the price at which our common shares were last sold on the Nasdaq Capital Market on January 22, 2026 calculated in accordance with General Instruction I.B.5 of Form F-3. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve-month period that ends on and includes the date hereof.

We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve-month period that ends on and includes the date hereof.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S-♦ of this Prospectus Supplement and the documents incorporated by reference into this Prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this Prospectus Supplement is February 20, 2026.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS SUPPLEMENT78

NOTICE TO CANADIAN INVESTORS79

MARKET AND INDUSTRY DATA79

TRADEMARKS79

FINANCIAL INFORMATION AND CURRENCY79

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS79

BUSINESS SUMMARY82

THE OFFERING94

RISK FACTORS94

USE OF PROCEEDS97

DILUTION97

CAPITALIZATION AND INDEBTEDNESS98

DIVIDEND POLICY99

TRADING PRICES AND VOLUME99

PLAN OF DISTRIBUTION99

TAX MATTERS101

LEGAL MATTERS101

EXPERTS101

WHERE YOU CAN FIND MORE INFORMATION101

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE101

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process on February 20, 2026. Under the shelf registration process, we may offer Common Shares or other securities described in the Prospectus from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, up to US$75,000,000 under this prospectus supplement. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in our common stock.

This prospectus supplement describes the specific terms of the Common Shares we are offering and adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agents have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agents is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of our Common Shares. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “our company” mean, collectively, ZenaTech, Inc. and its subsidiaries.

NOTICE TO CANADIAN INVESTORS

The securities offered hereby have not been and will not be qualified for distribution to the public under the securities laws of any province or territory of Canada. This prospectus does not constitute, and may not be used for or in connection with, an offer or solicitation to purchase the securities in Canada.

The securities may be sold only outside Canada pursuant to applicable United States securities laws. The Company and the sales agents will not, directly or indirectly, solicit offers to purchase or sell the securities in Canada and the sales agents have agreed that they will not knowingly sell securities to any person resident in Canada. The Company has no reason to believe that the distribution of securities contemplated hereby will occur in Canada. Any sale of securities to a purchaser resident in Canada that may occur through the facilities of a foreign exchange or market will be made in reliance on exemptions from the prospectus requirements under applicable Canadian securities laws, including section 4 of British Columbia Instrument 72-503 – Distribution of Securities Outside British Columbia, and similar exemptions in other jurisdictions of Canada. The securities distributed pursuant to this prospectus supplement will be subject to resale restrictions under Canadian securities laws.

Neither the Company nor the sales agents have undertaken, nor will they undertake, any directed selling efforts in Canada in connection with the offering. All sales will be effected through the facilities of the Nasdaq Stock Market or another marketplace outside Canada.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, the market and industry data contained or incorporated by reference in this prospectus supplement and accompanying prospectus is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although we believe these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any survey. We have not independently verified any of the data from third party sources referred to or incorporated by reference herein and accordingly, the accuracy and completeness of such data is not guaranteed.

TRADEMARKS

We own or have rights to certain trademarks that we use in conjunction with the operations of our business. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference in this prospectus and accompanying prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus and accompanying prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable,  rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

FINANCIAL INFORMATION AND CURRENCY

Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standard Board and are audited or reviewed, as applicable, in accordance with the standards of the Public Company Accounting Oversight Board (United States).

All currency amounts in this prospectus are expressed in Canadian dollars, unless otherwise indicated. References to “C$” are to Canadian dollars. References to “US$” are to United States dollars. On February 19, 2026, the daily exchange rate for the United States dollar, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3696.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement contains certain “forward-looking statements” or “forward-looking information” (collectively, “forward-looking information”). This forward-looking information relates to future events or future performance of the Company and reflects management’s expectations and projections regarding the Company’s growth, results of operations, performance, and business prospects and opportunities. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management.

In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue”, “target” or the negative of these terms or other comparable terminology intended to identify forward looking information.

Forward-looking information in this prospectus includes, but is not limited to:

•the Company’s expectations regarding its revenue, expenses, production, operations, costs, cash flows, and future growth;

•expectations with respect to future production costs and capacity;

•the Company’s ability to successfully develop its products and complete any contemplated acquisitions;

•the Company's ability to integrate acquisitions into the business effectively;

•the Company's ability to successfully deliver products to the market as currently contemplated, including its drone products whether by purchase or via a DaaS model;

•the Company’s anticipated cash needs and it’s needs for additional financing;

•the Company’s intention to grow the business and its operations and execution risk;

•expectations with respect to future operations and costs;

•the volatility of stock prices and market conditions in the industries in which the Company operates;

•political, economic, environmental, tax, security, and other risks associated with operating in various jurisdictions, including but not limited to emerging markets;

•regulatory risks and the ability to obtain required regulatory approvals in the jurisdictions it conducts business;

•unfavorable publicity or consumer perception;

•difficulty in forecasting industry trends;

•the ability to hire and retain key personnel;

•the competitive conditions of the industry and the competitive and business strategies of the Company;

•the Company’s expected business objectives for the next twelve months or more;

•the Company’s ability to obtain additional funds through the sale of equity or debt commitments;

•investment capital and market share;

•changes in the target markets;

•market uncertainty;

•the ability to access additional capital, including through the listing of its securities in various jurisdictions;

•management of growth (plans and timing for expansion);

•the ability to successfully develop and protect its intellectual property, including from patent infringement;

•litigation;

•applicable laws, regulations, and any amendments affecting the business of the Company.

Forward-looking information is based on certain assumptions and analyses made by the management of the Company in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although the Company’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of the Company’s securities should not place undue reliance on this forward-looking information. Some of the risks and uncertainties associated with the forward-looking information presented are listed under “Risk Factors”, which include, among others, risks related to:

•market volatility;

•COVID-19’s effect on the market;

•our limited operating history;

•there are no profits to date;

•defects in our products;

•managing expected growth;

•dependence on internet infrastructure and risks of systems failures, breaches, and rapid technological changes;

•our ability to protect our intellectual property;

•developing new technology, sourcing materials, and engaging customers;

•economic development in North America, Europe, and globally;

•risks associated with acquisitions;

•operational risks and litigation;

•risks associated with operating in various jurisdictions, including but not limited to emerging markets;

•ability to obtain customer contracts and establish relationships;

•the impact of competition;

•the ability to obtain and maintain existing financing on acceptable terms;

•the ability to retain skilled management and staff;

•the ability to acquire a significant market position in the provision of products and services in its target markets;

•currency, exchange, and interest rates;

•the availability of financing opportunities, risks associated with economic conditions, dependence on management, and conflicts of interest;

•the progress and success of our product marketing;

•market competition in software development;

•the ability to successfully market, sell, and create a customer base;

•operating in a regulatory environment (i.e., regulatory environment, node compensation approaches); and

•risks associated with being a public company, including maintaining adequate internal controls and making appropriate disclosures under applicable law.

Although the forward-looking information contained in this prospectus supplement are based upon what the Company’s management believes are reasonable assumptions, these risks, uncertainties, assumptions, and other factors could cause the Company’s actual results, performance, achievements, and experience to differ materially from its expectations of, future results, performances, achievements or experiences expressed or implied by the forward-looking information.

Further, any forward-looking information speaks only as of the date on which such statement is made, and, except as required by applicable law, the Company undertakes no obligation to update any forward-looking information to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking information. See “Risk Factors”.

Potential investors should read this prospectus supplement and accompanying prospectus with the understanding that the Company’s actual future results may be materially different from what is currently anticipated.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F.

BUSINESS SUMMARY

The following is a summary of certain information contained in this prospectus and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus, including the base prospectus. Capitalized terms used in the summary, but not defined, have the meanings ascribed elsewhere in this prospectus and the base prospectus. Unless the context otherwise requires, we use the terms “ZenaTech,” the “Company,” the “Issuer,” “we,” “us” and “our” in this prospectus to refer to ZenaTech, Inc. and our consolidated subsidiaries.

OUR COMPANY

General Corporate Information

ZenaTech, Inc. is a technology solutions company that specializes in mission-critical cloud-based software applications integrated with smart hardware to deliver innovative solutions across diverse industries. Prior to January 1, 2025, the Company operated in the software business as it incurred expenses developing its drone business. However, in 2025 the Company began generating revenues in the drone services business through acquisitions. Hence, the Company now operates in two segments: (i) Enterprise SaaS software development technology, sales, and distribution and (ii) drone development, manufacturing, sales, distribution and services. ZenaTech, Inc. is the parent-holding company that operates through wholly owned subsidiary companies as described below.

The Company was incorporated by Articles of Incorporation in the State of Illinois, USA, on August 31, 2017, under the name ZenaPay, Inc. The Company was a wholly owned subsidiary of Epazz Inc. ("Epazz") until November 30, 2018, when it was restructured as a separate entity by way of a stock dividend to Epazz shareholders. On December 14, 2018, the Company was domiciled in British Columbia, Canada through Articles of Continuance pursuant to the provisions of the Business Corporation Act (British Columbia).The name of the Company was changed to ZenaDrone, Inc. on August 11, 2020, and subsequently to ZenaTech, Inc. on October 5, 2020, to better reflect the business of the Company and its corporate organization.

The Common Shares of the Company are listed and posted for trading on the Nasdaq Capital Market under the trading symbol “ZENA”, on the Mexican Stock Exchange (BMV) under the symbol “ZENA”, and on the Frankfurt Stock Exchange under the trading symbol “49Q”. Nasdaq is the Company's primary trading market.

The Company’s principal address and office is located at 777 Hornby Street, Suite 1460, Vancouver, British Columbia V6Z 1S4 Canada and its telephone number is (647) 249-1622. The Company’s registered and records office is located at Suite 1000 – 595 Burrard Street, Vancouver, British Columbia V7X 1M8. Our internet website is http://www.zenatech.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision of whether to purchase our securities.

Recent Developments

Reverse Stock Split

On July 1, 2024, a 1 for 6 reverse stock split of its common shares was affected by the Company. All share and per share data presented in this prospectus has been adjusted to give effect to the reverse stock split.

Recent Acquisitions

ZooOffice, Inc., Ecker Capital and Patents

ZenaTech completed the following acquisitions on March 17, 2025: (i) all of the shares of ZooOffice, Inc.(“ZooOffice”) from Epazz, Inc. (“Epazz”), the former parent company of ZooOffice, which develops cloud business software products for businesses and governments (ii) all of the shares of Ecker Capital, LLC (“Ecker Capital”), from Ameritek Ventures, Inc., which is a software developer for warehouse software products (to be used in developing the Company's IQ drone series) (iii) a design patent from Epazz that allows for the ZenaDrone 1000 to be able to generate lift from its body design and increasing payload capacity, and (iv) a utility patent from Epazz that allows for the ZenaDrone 1000 to be recharged remotely without human assistance. In consideration for the acquisitions, the Company issued common shares, super-voting shares and preferred shares to Epazz, Ameritek and Shaun Passley, PhD., our Chief Executive Officer.

Shaun Passley, PhD, is the sole director and officer of Epazz and is its principal shareholder with 95% voting control of Epazz. Shaun Passley, PhD is also a director, officer, and principal shareholder of Ameritek Ventures, Inc., of which Epazz, is the principal shareholder with 95% voting control of Ameritek Ventures, Inc. Ameritek Ventures, Inc. is the parent company that wholly owned Ecker Capital. Dr. Passley is also the sole director, officer and shareholder of ZooOffice. As a result, all of the parties to the purchase agreements entered in connection with these acquisitions were considered "related parties" to ZenaTech, namely: Dr. Shaun Passley, ZooOffice, Epazz, Ecker and Ameritek, and the acquisitions constituted "related party transactions" under Multilateral Instrument 61-101 under applicable Canadian Securities Laws, requiring shareholder approval. None of Dr. Passley, Epazz, Ameritek or any of the directors or officers of the Company voted on the matter.

The acquisitions were approved by the minority shareholders of the Company at an Annual and Special Meeting of the Company held on March 17, 2025 in accordance with appliable securities laws in Canada. As a result of the acquisitions of ZooOffice and Ecker Capital, five software companies were acquired, and they are expected to add important functionality to be integrated into our drone solutions. These companies are: (i) ZooOffice DBA Jadian, a company providing compliance, permit and inspection software for government, health, and retail businesses; and its subsidiary (ii) DeskFlex, Inc. (“DeskFlex”), a company providing AI room booking and office space optimization software; and (iii) Ecker Capital a holding company, with its subsidiaries (a) Interactive Systems, Inc. (“Interactive Systems”) a company providing a warehouse management software platform including inventory management, e-commerce and order processing as well as  handheld devices and other interface connections; and (b) interlinkONE, Inc. (“interlinkONE”) a company providing a warehouse management solution for maintaining multiple warehouses, software platforms, and software integrations, and (c) ESM Software, Inc., a software technology provider specializing in developing business strategy management solutions.

Land Surveying Companies

We have acquired fourteen land surveying companies and have signed letters of intent to acquire three more. These acquisitions were all made from parties at arms-length to ZenaTech and do not constitute related party transactions. It is anticipated that as our drone-based land surveying business grows following the integration of technology data platforms to gather, plot and complete land surveys using drones, the percentage of conventional land surveys using traditional methods- via Total Stations, tripod-mounted operator-controlled photogrammetry machines, will comprise an increasingly smaller percentage of the business while the overall business grows.

These acquisitions and proposed acquisitions were or will be made with parties at arm’s length to ZenaTech and do not constitute related party transactions.  See "Cautionary Note About Forward-Looking Information" and "Risk Factors" for information relating to the risks associated with the acquisitions and proposed acquisitions set forth above.

Our business is transforming into drone services, and these acquisitions currently constitute companies that provide our Drone as a Service, or DaaS services to customers. In that regard, we have incorporated a subsidiary called Drone as a Service Inc. (DaaS) under which we plan to provide turnkey drone enabled services to innovate and speed up processes by using drones, as well as provide enhanced data and precision over what is currently available in legacy low-tech or manual services.  These legacy services include land surveys, powerline inspections, solar and renewable energy infrastructure inspections and maintenance, cell phone tower design and maintenance, power washing, and we plan to include others. Ours is a turnkey service we plan to provide to commercial and government customers using our drones. Our services offer the convenience of not having to purchase drone hardware or software, or obtain permits or create operations for a drone-based service from start.  We are currently in the process of integrating our ZenaDrone drones into the workflows, setting up centralized data management services for the drone data, and providing drone pilot training to the staff of our acquired companies. DaaS services will be offered at branded business offices in the cities/locations where we have made acquisitions and we are currently planning and implementing our DaaS office branding.

We plan to make more acquisitions of land survey companies, power washing, and industrial inspections companies and others that will enable us to combine with our drones in a branded DaaS business. In addition to acquired companies that will become DaaS locations, we have Corporate DaaS locations under development in Dubai and Dublin. See "Cautionary Note About Forward-Looking Information" and "Risk Factors" for information relating to the risks associated with the acquisitions and proposed acquisitions set forth above.

Technology Licensing

In addition, in April 2025, we licensed certain technology relating to our IQ Nano drones described below from Epazz Inc., a company controlled by our CEO Dr. Shaun Passley. We also entered an agreement to acquire the technology from Epazz, which is subject to approval of the shareholders of our Company, which we plan to obtain this year at a special meeting of our shareholders.

Recent Activities

The table below provides information relating to certain long-term R&D projects we are currently researching or developing:

Item	Plan	Status	Next Steps
Quantum Computing and R&D Projects

We have an internal team of scientists and engineers researching how to apply quantum computing power to using multiple AI drones for tasks such as traffic management and weather forecasting and others. These applications will entail “drone swarms” or fleets of multiple drones working together as one for increased efficiency. As these projects need to process massive amounts of real-time data, the plan is to use quantum computing for processing utilizing Amazon Web Services Quantum Processing services to start.  The company has announced it plans to build its own 5 Qubit Quantum Computer as a more cost-effective way of doing this development.

The team currently consists of fifteen engineers, and we are in the process of hiring more. The team is working on developing a number of projects listed below. The team is also currently research and isolating components to purchase to build a quantum computer.

Recruiting to bring the team to a total of twenty is currently ongoing. Projects for weather forecasting applications, wildfire applications, and traffic management have started  and are ongoing. The quantum computer development and construction will happen over 2026. We are planning to do workplace management and scheduling applications via our enterprise SaaS business area utilizing Quantum in the future.

Quantum Computing “Clear Sky” Project

This project is focused specifically on weather forecasting for applications like extreme weather forecasting and wildfire detection and management using AI drone swarms of multiple drones. Drones will take in and analyze localized atmospheric data for faster and more accurate forecasting.

The team is working on a project it intends to launch as a beta and use with potential customers. Initial testing of the AI forecasting algorithms demonstrated a high level of accuracy.

This is an ongoing project. The company intends to work with government and private sector partners and potential customers on pilots to refine and improve and ultimately generate paid trials and sales of these solutions.

Zena AI and “Eagle Eye” Project

Zena AI was announced as an office located in Baton Rouge, Louisiana where the company will hire a team of engineers to work on advanced AI Defense applications. Eagle Eye is the name of the first project they will work on to provide autonomous drone operations such as voice activation for efficiency, for defense staff operating drones for purposes of intelligence, surveillance and reconnaissance applications in the field.

		The office location has been secured and recruiting and hiring is currently underway for up to eight engineers and AI specialists.	The office will be operational with first team members hired and onboarded by the end of Q1, 2026.

Quantum Computing “ Sky Traffic” Project	This project will focus on using drones to help governments manage traffic and help with emergency management.	The team is currently engaged in the initial phases of this project.	Work is ongoing to scope this project plan and move to the next stages of development over this year.

While we continue to pursue these initiatives in the development of our business, there can be no assurance that we will be successful in developing our business through these or any other initiatives we may undertake or that any of these or other initiative we may undertake will be successful, as currently contemplated or at all, which may have a material adverse effect on our business. See "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" for more information relating to the risks associated with our business.

Our Software Business

Our technology solutions provide mission-critical cloud-based software and solutions integrated with smart hardware, to help government and business customers streamline and more efficiently manage a variety of business functions. The Company operates in software development, customer support, sales, and distribution. We sell our software licenses via a cloud-based SaaS business model. We have been upgrading our software products and features to be more competitive with similar offerings in the market. This includes upgrading the user interfaces to a new modern look and feel making them easier to use and more attractive to the modern business software user, as well as reviewing product roadmaps and scoping out developing new features based on market opportunity and customer needs. We have been creating and upgrading our company websites and engaging in lead generation activities. We have been moving our applications from static servers to cloud platforms on Amazon AWS, to better scale customer applications. Our engineers often work with our software developers and leverage internal software expertise to integrate software applications into computer hardware or drone products.

Our core products all of which are software related and are generating revenue are as follows:

Core Product	Status	Company	Product Description
EHR Software	Released Inhouse development	PacePlus, Inc.	Electronic Health Record software is designed to efficiently manage patient health information, streamline healthcare workflows and improve patient care and safety
Medical Billing Software	Released Inhouse development	PacePlus, Inc.	A comprehensive billing and invoicing system specifically tailored for medical practices, helping manage financial transactions and insurance claims efficiently.
SystemView Scada HMI Software	Released Inhouse development	SystemView, Inc.	A Supervisory Control and Data Acquisition (SCADA) software offering real-time monitoring, data visualization, and control for industrial processes.
MaintenanceView	Released Inhouse development	SystemView, Inc.	A software application designed to streamline and optimize maintenance operations, ensuring the reliability and longevity of equipment and assets.
ReportView	Released Inhouse development	SystemView, Inc.	A powerful reporting tool that compiles and presents data from various sources, simplifying data analysis and supporting informed decision-making.
EnergyView	Released Inhouse development	SystemView, Inc.	An energy management software that tracks energy consumption, identifies inefficiencies and offers insights for optimizing energy usage and reducing costs.

Strand Video Surveillance Software	Released Inhouse development	SystemView, Inc.	A sophisticated video surveillance system with intelligent analytics, enhancing security and surveillance capabilities for a wide range of environments.
Multiplatform Contact Center Suite (MCCS)	Released Inhouse development	ZigVoice, Inc.	An integrated suite of tools enabling seamless communication and management of customer interactions across multiple platforms and channels.
Traffic Calculator	Released Inhouse development	ZigVoice, Inc.	A traffic analysis software that provides valuable insights into traffic patterns, helping optimize transportation and infrastructure planning.
Zinergy Help Desk Software	Released Inhouse development	ZigVoice, Inc.	An efficient help desk solution that centralizes and manages customer support inquiries, ensuring timely and effective issue resolution.
Safety and Compliance Management Software	Released Inhouse development	WorkAware, Inc.	A comprehensive software platform designed to support businesses in maintaining safety standards, compliance, and risk management across industries.
Field Service Management Software	Released Inhouse development	TillerStack, GMbH

A powerful solution that optimizes field operations for businesses. From scheduling and dispatching to real-time tracking and reporting, it empowers field service teams to deliver exceptional customer experiences efficiently and effectively.

Law Enforcement Software	Released Inhouse development	PsPortals, Inc.	A comprehensive and secure platform designed to empower law enforcement agencies with advanced case management, evidence tracking, and streamlined communication tools.
On-site Remote Assistance	Released Inhouse development	TillerStack, GMbH

An innovative tool that enables remote experts to provide real-time guidance to on-site technicians. With seamless AR-powered communication and live video collaboration, it empowers teams to resolve complex issues faster and reduce downtime, revolutionizing on-site support experiences.

DeskFlex Software	Smart desk booking and office hoteling software solutions Generating revenue	ZooOffice, Inc.	Comprehensive solutions for hybrid workspace administration. Our software integrates with essential work apps to effectively and efficiently manage hybrid in-office and remote team members.
Jadian Software	Enterprise Quality Management Software Solutions	ZooOffice, Inc.

Jadian is a global software and services company that provides complete solutions for companies for the purposes of managing: Compliance, Audits, Inspections, Work Orders, Licenses, Certificates, Permits, Enforcement, Quality Assurance, and Risk Management.

Othership	Workplace scheduling software solutions	Othership Limited	Othership is a workspaces and collaborative workplace software company providing workplace scheduling and management solutions to remote-first businesses and individuals.
Exeter WMS	An online, user-friendly system with a broad set of capabilities for planning, controlling, and monitoring distribution center activities.	Interactive Systems, Inc.

Operating independently with data from other internal business systems, Exeter WMS fully supports all distribution operations. Exeter WMS will interface readily with existing purchasing, manufacturing, inventory management, and order processing systems. Utilizing proven technologies – EDI, barcoding, voice recognition, radio frequency (RF), and scanning – Exeter WMS achieves high levels of accuracy and efficiency.

WMS/AIM – Automated Integration Manager	WMS/AIM is a software system designed to optimize today’s complex warehouse operations by providing time-critical interfaces and tracking/decision logic to automated handling equipment.	Interactive Systems, Inc.

Cartons, totes, and units are tracked and communicated to the material handling systems to direct product movement. Sortation decision logic is user-controlled through setup of criteria by divert and include options for carrier, ship-to, and SKU. WMS/AIM supports conveyors, sorters, tilt trays, A-frames, pic-to-light, put-to-light, carousels, scales, AS/RSs, and AGVs.

Container Management and Control System (CMCS)

CMCS provides the timely transaction and decision-making capability required by sophisticated material handling equipment. It comes with an extensive set of functions to monitor the real-time movement of products.

Interactive Systems, Inc.

ISI-Exeter’s Container Management and Control System (CMCS) has all the capabilities of WMS/AIM but resides on the IBM Power System (formerly AS/400, iSeries and System i) and works seamlessly with Exeter WMS. CMCS can be used with any material handling equipment and is manufacturer independent. Conveyors, sortation equipment with multiple diverts, carousels, tilt-trays, A-frames, and in-line scanners are supported. As your operation grows, CMCS can grow with it. Adding new material handling equipment or expanding the capacity of existing equipment, CMCS is easily reconfigured to accommodate the new layout.

VMSei Software

WMSei sets the stage for optimal use of your warehouse assets. Operating as a WMS front end, with a windows look and feel, it offers friendlier and more powerful access to all supervisory transactions, inquiries, and reports.

Interactive Systems, Inc.

·Improved planning tools with the capability to group by one or many order header fields

·Capability to name a wave and preview results with expanded wave summary information

·^One step Cancel Wave option if it did not create a balanced workload

FASBE Financial Management System Software	The FASBE solution offers data collection, retrieval, and reporting capabilities for all aspects of your business through a set of integrated software applications.	Interactive Systems, Inc.

FASBE Financial Accounting Solutions for Business and Education is a comprehensive collection of software subsystems designed to provide a complete, flexible, and straightforward financial management solution. FASBE subsystems can be installed separately, to interface with your existing systems, or collectively, for a total solution. FASBE accommodates both commercial and fund accounting requirements and includes multi-national features for multi-currency/multi-lingual installations.

SCOPE Forms Manager	SCOPE is a comprehensive forms management system that provides your IT team with the tools needed to define, generate, and maintain display forms. SCOPE provides this capability in a single package.	Interactive Systems, Inc.

The SCOPE interactive editor creates and modifies forms used by the SCOPE Runtime System.

The SCOPE Stand-Alone Forms Tester enables the developer to test form design and attributes without having to write an application program.

The SCOPE Runtime System consists of a number of routines “callable” from the application program. These routines let the program control screen formats and data flow to and from the screen.

interlinkONEpro Software	ilinkONEpro is a warehouse inventory, management order and management fulfillment software.	interlinkONE, Inc.

ilinkONEpro is a multi-tenant, multi-user application that encompasses everything from running complete marketing campaigns, to tracking inventory complete with various which allows you to manage your warehouse, and fulfilling both electronic and hardcopy orders.

ilinkMRC Software	interlinkONE’s Cloud Based Marketing Resource Center aka ilinkMRC	interlinkONE, Inc.

ilinkMRC is a cloud-based Marketing Resource Center solution that saves your company time and money while always controlling your brand. In a nutshell, the Marketing Resource Center allows your teams, clients, and other stakeholders access to marketing assets and materials in one centralized rules-based solution.

ilinkDAM Software	Cloud Based Digital Asset Management Solutions	interlinkONE, Inc.

Digital Asset Management, or DAM, is a unique cloud-based storage solution, a process by which an individual or organization seeks to categorize, store and share all of its digital assets. If you doubt the value of having a centralized storehouse for your digital assets, just think about the sheer volume of the images, videos, photographs and other virtual products your company creates, consumes and shares.

Our Drone Business

The Company has designed, built, and tested its first commercial drone, referred to as the ZenaDrone 1000. We have also developed our second drone product line- the IQ Series. This consists of the IQ Nano drone for indoor use, the IQ Square drone for line-of-site outdoor use and the IQ Quad which is used primarily for land surveying. Both the ZenaDrone 1000 and IQ Nano are in the pilot testing phase, while the IQ Square and IQ Quad are in the development and testing phase. We continue to expand our business into drones.

We have developed the ZenaDrone 1000, which is 12x7 foot VTOL (Vertical Takeoff and Landing) drone that carries up to 40 kilos, flies for up to an hour and will be used for commercial and defense customer use cases when fully ready (we do not have any defense customers as yet). The ZenaDrone 1000 is generally larger than other commercial drones and made of carbon fiber to keep it lightweight. It has eight electronic motors and uses a blend-wing body to lift the drone during flight, providing stability and easy maneuverability. The ZenaDrone 1000 can self charge on charging pads that can be placed at various locations at a site.

The production model, drone #15 of this drone, is being produced and tested at the Company’s UAE facility. The Company is adding a proprietary communications system to this drone to be used in communications denied or unavailable environments.  The Company also plans to add its own batteries from its sister company Galaxy Batteries to this drone and plans to produce a gas-powered version for longer flight times.  Due to new US policy directives posed to spur drone industry growth, the Company plans to use the ZenaDrone 1000 for both commercial and defense uses, however, we have no defense contracts as yet.

The following software suite of Plant Tracker, Smart Farming, Compliance, Plant Recognition are currently being used with the ZenaDrone 1000 in our pilot programs for drones as described further below:

Product	Status	Company	Product Description
ZenaDrone Plant Tracker	Released Inhouse development	ZenaDrone, Inc.	A cloud-based application that utilizes blockchain technology to provide precise tracking and management of plant-related data, enhancing efficiency in agricultural processes.

ZenaDrone Smart Farming	Beta Release Inhouse development	ZenaDrone, Inc.	An innovative solution employing smart technology to optimize farming practices, improve crop yields, and streamline agricultural operations.
ZenaDrone Compliance Software	Testing Inhouse development	ZenaDrone, Inc.	An automated solution to navigate regulatory requirements seamlessly. It simplifies compliance processes, ensuring adherence to necessary standards with efficiency.
Plant Recognition Technology	Testing Inhouse development	ZenaDrone, Inc.	Software that utilizes advanced AI technology to identify various plant species swiftly and accurately, providing enhanced botanical insights for users.

The following IQ series drone solutions have been developed or are under development by ZenaDrone:

IQ Nano	Beta release and testing inhouse development, and undergoing a paid trial with a multinational auto parts customer.

Compact 20x20 and 30x30 inch (comes in two sizes) autonomous indoor quadcopter rotary drone with software, sensors/cameras and a recharging pad currently used for inventory management applications reading bar codes and collecting inventory data for input into a database/company ERP systems. Can also be used for warehouse mapping, for monitoring, and for warehouse safety and inspection applications.

IQ Square	Undergoing inhouse development and testing.

A 40x40 and 50x50 (comes in two sizes) inch indoor/outdoor autonomous drone to be used for a variety of inspection, safety and monitoring applications. This is the drone that will be used for line-of-sight Land Surveys.

IQ Quad	AI drone that is purpose-built for fast and accurate surveys. Currently undergoing inhouse testing at DaaS locations for land surveys.

The IQ Quad is a medium-class, field deployable quadcopter that features a durable, weather-resistant carbon fiber airframe, autonomous recharging station with retractable landing gear. The IQ Quad features a modular design with a 2–3 kg payload capacity, offering up to 45 minutes of flight endurance and an operational range of up to 5 km.

Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations and prospects, which could cause the trading price of our common shares to decline and could result in a partial or total loss of your investment. You should consider these risks before making a decision to invest in shares of our common shares. These risks are discussed more fully in “Risk Factors” in this prospectus.

Summary Selected Financial Information

The following tables summarize certain of our consolidated financial information. This information has been derived from our audited consolidated financial statements for the years ended December 31, 2024 and 2023, and interim unaudited consolidated financial statements for nine months ended September 30, 2025 and 2024 and related notes, included elsewhere in this prospectus. Our financial statements are prepared in accordance with International Financial Reporting Standards.

You should read the following summary consolidated financial information together with the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements for the years ended December 31, 2024 and 2023, and interim unaudited consolidated financial statements for nine months ended September 30, 2025 and 2024, and the related notes included elsewhere in this prospectus. The summary consolidated financial information in this section is not intended to replace our audited or interim consolidated financial statements and the related notes and is qualified in its entirety by our audited and interim consolidated financial statements and the related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of our results in any future period.

On July 1, 2024, a 1 for 6 reverse stock split of its common shares was effected by the Company. All share and per share data presented below has been adjusted to give effect to the reverse stock split.

	Nine Months Ended September 30, 2025 $ (unaudited)	Nine Months Ended September 30, 2024 $ (unaudited)	Year Ended December 31, 2024 $ (audited)	Year Ended December 31, 2023 $ (audited)
Total Revenues	7,915,115	1,311,482	2,424,801	1,831,912
Total Expenses	(30,882,477)	(2,462,057)	(6,472,704)	(2,083,859)
Net Income (Loss)	(22,967,362)	(1,150,575)	(4,047,903)	(251,947)
Net Income (Loss) per common share - basic and diluted	(0.74)	(0.07)	(0.16)	(0.01)
	As of September 30, 2025 (unaudited)	As of December 31, 2024 $ (audited)	As of December 31, 2023 $ (audited)
Total Assets	78,552,556	34,646,359	16,453,876
Total Liabilities	37,343,378	12,827,216	9,134,130
Shareholder’s Equity	41,209,178	21,819,343	7,319,746

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer (“FPI”) status. As long as we qualify as an FPI under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (“SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 6-K, upon the occurrence of specified significant events.

In addition, as a foreign private issuer, we are also entitled to rely on exceptions from certain corporate governance requirements of Nasdaq. However, our ability to rely on certain of these exceptions is limited as we are considered a “controlled company” under Nasdaq rules given that our CEO and director Dr. Shaun Passley controls more than 50% of our outstanding voting stock. For example, we will still be required to comply with the requirement for each member of the audit committee of our Board to be independent, independent director sessions are required and director nominations must have independent director oversight. However, while we plan to comply with all of the corporate governance requirements of Nasdaq, we are eligible and may rely on the other exceptions afforded us as a foreign private issuer, including with respect to compensation committee requirements.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We may take advantage of these exemptions until such time as we are no longer an FPI. We would cease to be an FPI at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Implications of Being Treated as an Emerging Growth Company

We are treated as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), because we qualified as an emerging growth company at the time we first submitted a prospectus to the SEC. Accordingly, we are eligible to comply with reduced disclosure requirements applicable to emerging growth companies. These reduced disclosure requirements and exemptions include:

•the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•reduced disclosure obligations regarding executive compensation in this prospectus; and

•an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements for this prospectus.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. Both FPIs and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain an FPI, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor an FPI.

Implications of Being a Controlled Company

We are considered a “controlled company” under Nasdaq rules given that our CEO and director Dr. Shaun Passley controls more than 50% of our outstanding voting stock. Because we will qualify to be treated as a controlled company, we will have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of the Board of Directors consists of independent directors, the requirement that a majority of the independent directors select or recommend its director nominees, the requirement that the remuneration committee be responsible for determining or recommending the compensation of executive officers other than our Chief Executive Officer and the requirement that its remuneration committee be composed entirely of independent directors. If we elect to use certain of the controlled company exemptions, holders of our common shares will not have the same protections afforded to stockholders of companies that are subject to these corporate governance requirements.

THE OFFERING

Common shares offered by us	Common shares having an aggregate gross sales price of up to US$75,000,000.
Common shares outstanding after this offering

Up to 27,573,529 Common Shares, assuming sales of 27,573,529 Common Shares in this offering at an offering price of US$2.72 per share, which was the last reported sale price of our Common Shares on Nasdaq on February 19, 2026. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time for our Common Shares in the United States through the Sales Agents. See “Plan of Distribution” below.
Use of Proceeds

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from the sale of the securities from offerings under this prospectus for acquisitions, capital expenditures, research and development, sales and marketing, investments and general corporate purposes, including working capital unless the applicable prospectus supplement states otherwise. See “Use of Proceeds”.

Risk factors

Your investment in shares of our common stock involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	ZENA

The number of Common Shares to be outstanding after this offering will be approximately 83,884,414 based on approximately 56,310,885 Common Shares outstanding as February 19, 2026 and does not include 1,605,551 shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $8.11 CAD per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus and the base prospectus and in the documents incorporated by reference in this Prospectus, as well as other information we include or incorporate by reference into this Prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

This Prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below, the risks described in the documents incorporated herein by reference, including the risks described in our most recent Annual Report on Form 20-F, together with the other information set forth in this Prospectus, and in the other documents that we include or incorporate by reference into this Prospectus, as updated by our Current Reports on Form 6-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in base prospectus and any risk factors set forth in our other filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our common shares could decline, and you could lose part or all of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

Risks Relating to This Offering

Changes in U.S. legislative and regulatory policies under the current administration may negatively impact our business, our industry, markets and global economic conditions.

The election of President Trump may result in legislative and regulatory changes that could have an adverse effect on the Company and our financial condition. In particular, there is uncertainty regarding U.S. tariffs and support for existing treaty and trade relationships, including with Canada. Implementation by the U.S. government of new legislative or regulatory policies could impose additional costs on us, decrease U.S. demand for our products, or otherwise negatively impact us, which may have a material adverse effect on our business, financial condition and operations. In addition, this uncertainty may adversely impact: (i) the ability of companies to transact business with companies such as us; (ii) our profitability; (iii) regulation affecting the drone industry; (iv) global stock markets (including Nasdaq); and (v) general global economic conditions. All of these factors are outside of our control but may nonetheless lead us to adjust our strategy in order to compete effectively in global markets.

We will have broad discretion to use the net proceeds from this offering and the investment of these proceeds may not yield a favorable return. We may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for our Common Shares. We cannot assure you that we will be able to sell Common Shares or other securities in any other offering at a price per Common Share that is equal to or greater than the price per Common Share paid by investors in this offering, and investors purchasing Common Shares or other securities in the future could have rights superior to existing shareholders. The price per Common Share at which we sell additional Common Shares or other securities convertible into or exchangeable for our Common Shares in future transactions may be higher or lower than the price per Common Share in this offering.

Sales of a substantial number of our Common Shares in the public market could cause the trading price of our Common Shares to fall.

Sales of a substantial number of our Common Shares in the public market could occur at any time. If our shareholders sell, or the market perceives that our shareholders intend to sell, substantial amounts of our Common Shares in the public market, the market price of our Common Shares could decline significantly. Shares issued upon the exercise of stock options outstanding under our long-term incentive plan or pursuant to future awards granted under the plan will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules and Rule 144 under the Securities Act.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

We have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of our Common Shares during the sales period and limits we set with the Sales Agents. Because the price per share of each Common Share sold will fluctuate based on the market price of our Common

Shares during the sales period, it is not possible at this stage to predict the number of Common Shares that will be ultimately issued.

The Common Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the ATM Agreement, to vary the timing, prices and number of Common Shares sold in this offering. In addition, subject to the final determination by our Board or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for Common Shares to be sold in this offering. Investors may experience a decline in the value of the Common Shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to its U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell our securities as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned of record by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of our Common Shares are owned of record in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer. If we are not a foreign private issuer, we would not be eligible to use foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company’s income, expenses and assets from time to time and the nature of the activities performed by the Company’s officers and employees. Based on the composition of the Company’s income and the value of its assets, the Company may have been classified as a PFIC for its taxable year ending December 31, 2024. However, it has not made a conclusive determination as the Company’s PFIC status may depend on the U.S. tax classification of certain grants that the Company has received or accrued as receivable during 2024. For similar reasons, the Company is uncertain as to whether it will be classified as a PFIC for the current taxable year. Prospective investors should carefully read the discussion under the heading “Certain U.S. Federal Income Tax Considerations for U.S. Holders” for more information and consult their own tax advisors regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.

It may be difficult for investors to enforce within Canada any judgments obtained against the Company in the United States and to effect service of process against certain of the Company’s directors and officers who are not resident in the United States.

ZenaTech is a corporation governed by the Business Corporations Act (British Columbia), and a substantial portion of our assets are outside of the United States. Certain of our directors and senior management and independent auditors are resident outside the United States, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.

We can give no assurances that we will ever pay any dividends on our Common Shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our Common Shares.

We have never paid dividends on our Common Shares and have no intention of paying any dividends in the near future. Whether we pay any dividends in the future will depend on our financial condition, results of operations, and other factors that we will consider. Any return to investors is expected to come, if at all, only from potential increases in the price of our Common Shares. There is no guarantee that our Common Shares will appreciate in value or even maintain the price at which shareholders have purchased them.

USE OF PROCEEDS

The amount of net proceeds from this offering will depend upon the number of our Common Shares sold and the market prices at which they are sold. If the full amount of US$75,000,000 covered by this Prospectus is sold, the net proceeds to us will be US$72,750,000. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any Common Shares under or fully utilize the ATM Agreement as a source of financing.

We currently intend to use the net proceeds from the sale of the Common Shares under this prospectus for acquisitions, capital expenditures, research and development, sales and marketing, investments and general corporate purposes, including working capital.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering, and the amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the headings “Risk Factors” in this Prospectus and the documents incorporated by reference. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Shares in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of February 19, 2026, was $22,134,880 USD or approximately $1.07 USD per Common Share, where the shares outstanding for public were 20,668,207.

After giving effect to the sale of 27,573,529 Common Shares pursuant to this prospectus in the aggregate amount of $75,000,000 USD at an assumed price of $2.72 USD per share, which was the last reported sale price of our common stock on Nasdaq on February 19, 2026, and after deducting commissions and estimated offering expenses payable by us (estimated at $155,000 USD), our as-adjusted net tangible book value as of February 19, 2026 would have been approximately $21,979,880 USD or approximately $0.46 USD per share. This represents an immediate decrease in net tangible book value of approximately $155,000 USD per common share for our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $0.62 USD per share to purchasers of our common stock in this offering, as illustrated by the following table. All numbers below are in USD:

Assumed offering price per common share		$2.72
Net tangible book value per common share as of February 19, 2026	$1.07
Decrease in net tangible book value per share attributable to this offering	(0.46)
As adjusted net tangible book value per share after giving effect to this offering		(0.62)
Dilution per share to new investors participating in this offering		$2.61

The table above assumes, for illustrative purposes, that an aggregate of 27,573,529 Common Shares is sold at an offering price of $2.72 USD per share, the last reported sale price of our common stock on the Nasdaq Capital Market on February 19, 2026, for aggregate gross proceeds of $75,000,000 USD. However, the shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on approximately 27,573,529 Common Shares outstanding as of February 19, 2026 and does not include:

•1,605,551 shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $1.27 per share;

•8,386,004 shares issuable upon the conversion of stock units granted to officers, members of the Board of Directors, employees, independent contractors and our consultant in accordance with the terms of their respective agreements; and

•4,000,000 shares issuable upon the exercise of outstanding vested stock options with a weighted-average exercise price of $5.00 USD per share.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional Common Shares in the future, there may be further dilution.

CAPITALIZATION AND INDEBTEDNESS

The following table summarizes the Company’s capitalization as of September 30, 2025, and as of the date of this Prospectus. On July 1, 2024, a 1 for 6 reverse stock split of its Common Shares was effected by the Company. All share and per share data presented below has been adjusted to give effect to the reverse stock split.

Description of Security	Amount Authorized	Outstanding as of September 30, 2025	Outstanding as of the date of this Prospectus	Outstanding Upon Conversion of Warrants or Preferred Shares
Convertible Lines of Credit	$56,500,000	$31,331,694	$36,000,000	n/a
Long-Term Debt(1)	n/a	$32,001,451	$38,789,012	n/a
Common Shares	Unlimited	37,981,124	56,310,885	39,586,675(2)
Preferred Shares(3)	100,000,000	17,270,000	17,270,000	51,810,000
Super Voting Shares	23,000,000	60,000	185,000	n/a
Warrants	1,605,551	1,605,551	1,605,551	n/a

1.  All long-term debt is unguaranteed and unsecured debt.

2.  Comprised of 56,310,885 Common Shares issued and outstanding plus 1,605,551 Common Shares issuable upon exercise of warrants. Of the number of warrants outstanding, 22,056 are exercisable at a price of $.90 per share for a period of 36 months from the date that the shares are listed for trading on a recognized stock exchange, 41,666 are exercisable at a price of $12 or $8.77 USD per share for a period of three years after the Company's shares are listed for trading on a recognized stock exchange, 291,829 are exercisable at a price of $1 USD or $1.368 per share for a period of three years after the shares are listed for trading on a recognized stock exchange, and 1,250,000 warrants are exercisable at $1.77 USD per share until October 31, 2027.

3.  The Company issued 17,270,000 preferred shares to various entities for company and patent purchases and as debt origination fees during the last quarter of 2024. Preferred shares have a dilution rate of three Common Shares for each Preferred Share converted. As such the Preferred Shares may be converted to 51,810,000 Common Shares.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. Our obligation to pay a dividend on our Common Shares is subject to our board of directors declaring such a payment. We are not obligated to pay any dividends on our Common Shares and we currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our capital stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant. Therefore, we cannot assure you that we will pay any cash dividends or other distributions to holders of our common stock, or as to the amount of any such cash dividends or other distributions.

TRADING PRICES AND VOLUME

The Common Shares of the Company are listed and posted for trading on the Nasdaq Capital Market under the trading symbol “ZENA”, on the Mexican Stock Exchange (BMV) under the symbol “ZENA”, and on the Frankfurt Stock Exchange under the trading symbol “49Q”.  Nasdaq is our primary trading market.  The following table sets forth the high and low trading prices and trading volumes of the Company's Common Shares on Nasdaq since listing on October 1, 2024:

Month	High ($)	Low ($)	Trading Volume
February 2025	5.85	3.33	4,759,495
March 2025	4.74	2.45	13,214,313
April 2025	3.03	1.82	54,283,376
May 2025	3.74	2.00	32,798,603
June 2025	6.92	$2.79	9,987,997
July 2025	7.05	3.23	42,780,000
August 2025	5.95	4.23	826,565
September 2025	$5.82	$4.59	769,343
October 2025	$7.11	$4.27	1,775,832
November 2025	$4.67	$2.88	1,355,267
December 2025	$3.91	$2.81	20,732,600
January 2026	$5.17	$3.03	29,031,400

PLAN OF DISTRIBUTION

We expect to enter into the ATM Sales Agreement, pursuant to which we may issue and sell from time to time our Common Shares having an aggregate gross sales price of up to US$75,000,000 through the Sales Agents, acting as sales agents or principal, subject to certain limitations, pursuant to this prospectus supplement and the accompanying prospectus. The ATM Sales Agreement, when executed, will be filed with the SEC and is incorporated by reference into this prospectus. This is a brief summary of the anticipated material terms of the ATM Sales Agreement and does not purport to be a complete statement of its terms and conditions. The ATM Sales Agreement will be filed as an exhibit to a Current Report on Form 6-K on even date herewith and will be incorporated by reference into this prospectus supplement.

Under the terms of the ATM Sales Agreement, in no event will the Company issue or sell through the Sales Agents such number or dollar amount of Common Shares that would (i) exceed the number or dollar amount of Common Shares registered and available on the registration statement of which this prospectus supplement forms a part, (ii) exceed the number of authorized but unissued Common Shares, (iii) exceed the number or dollar amount of Common Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), or (iv) exceed the number or dollar amount of common stock for which the Company has filed a prospectus supplement to the registration statement of which this prospectus supplement forms a part.

Each time that we wish to sell common stock under the ATM Sales Agreement, we will provide an agent designated by the Company as sole executing agent with a placement notice describing the number or dollar value of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day, and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the ATM Sales Agreement, the Sales Agents will agree to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules, and regulations, and the rules of Nasdaq to sell such shares up to the amount specified. The settlement between us and the Sales Agents of each sale will occur on the second trading day following the date on which the sale was made or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction. The obligation of the Sales Agents under the ATM Sales Agreement to sell our common stock pursuant to a placement notice will be subject to a number of conditions.

We will pay the Sales Agents a commission of 3.0% of the aggregate gross proceeds from each sale of our common stock under the ATM Sales Agreement. The Sales Agents may also receive customary brokerage commissions from purchasers of the common stock in compliance with FINRA Rule 2121. The Sales Agents may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Sales Agents and/or purchasers of Common Shares for whom they may act as agents or to whom they may sell as principal. In addition, we have agreed to reimburse legal expenses of the Sales Agents in an amount not to exceed $25,000 in connection with entering into the ATM Sales Agreement plus up to $2,500 per calendar quarter. We estimate that the total expenses for the offering will be approximately $27,500.

The actual proceeds to us will vary depending on the number of shares sold and the prices of such sales. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.

In connection with the sale of our common stock contemplated in this prospectus, the Sales Agents will be deemed to be “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts.

Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in escrow, trust, or similar arrangement.

The offering of our common stock pursuant to the ATM Sales Agreement will terminate on the earlier of (1) the issuance and sale of all of our common stock subject to the ATM Sales Agreement, or (2) termination of the ATM Sales Agreement by us or the Sales Agents.

The Sales Agents and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by the Sales Agents and the Sales Agents may distribute this prospectus electronically.

Our common stock is traded on the Nasdaq under the symbol “ZENA”.

The foregoing does not purport to be a complete statement of the terms and conditions of the ATM Sales Agreement. Once executed, a copy of the ATM Sales Agreement will be attached as an exhibit to a Current Report on Form 6-K to be furnished to the SEC and incorporated by reference into the prospectus supplement.

TAX MATTERS

You should carefully read the discussion of the material tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled "Taxation" in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 25, 2025 and incorporated by reference herein.

LEGAL MATTERS

Certain legal matters pursuant to United States law in connection with this offering will be passed upon for the Company by The McGeary Law Firm, P.C. as United States counsel. The current address of The McGeary Law Firm, P.C.  is 1600 Airport Freeway, Suite 300, Bedford, Texas 76022. Certain legal matters pursuant to Canadian law in connection with this offering will be passed upon for the Company by Boughton Law Corporation as Canadian counsel. The current address of Boughton Law Corporation is 595 Burrard Street, Suite 700, Vancouver, British Columbia V7X 1S8 Canada. Certain legal matters in connection with this offering will be passed upon for the Maxim Group LLC by Pryor Cashman LLP located at 7 Times Square, 40th Floor, New York, NY 10036.

EXPERTS

The combined financial statements of ZenaTech, Inc. as of December 31, 2024 and 2023 and for the years then ended have been audited by Bansal & Co, LP, independent registered public accounting firm, as stated in their report appearing herein. Bansal & Co. LLP is certified by the Public Company Accounting Oversight Board of the United States and has an address at A-6 Maharani Bagh, Delhi, 110065 India.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus supplement. This prospectus supplement does not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC annual reports on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial and other information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC in this prospectus supplement, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 25, 2025, as amended by Amendment No. 1 filed with the SEC on July 11, 2025 and Amendment No. 2 filed with the SEC on February 20, 2026, which includes our audited consolidated financial statements for the years ended December 31, 2024 and 2023 and related management’s discussion and analysis of financial condition and results of operations;

•our interim unaudited consolidated financial statements of the Company for the nine months ended September 30, 2025 and 2024 and related management’s discussion and analysis of financial condition and results of operations included in our Current Report on Form 6-K filed with the SEC on November 10, 2025; and

•our Current Report on Form 6-K filed with the SEC on January 12, 2026.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing or furnishing of these documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents. If a Form 6-K has attached as an exhibit to such Form 6-K interim financial statements, interim management discussion and analysis, a material change report, and/or a management information circular, such exhibit shall be deemed to be incorporated by reference herein. We may incorporate by reference into this prospectus or a prospectus supplement any other Form 6-K (or Exhibit thereto) that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of this offering. Any such other Form 6-K (or Exhibit thereto) that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and the readers should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein and therein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus or a prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

ZenaTech, Inc.
777 Hornby Street, Suite 600
Vancouver, British Columbia
Canada V6Z 1S4
(647) 249-1622

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Unaudited Pro Forma Condensed Combined Financial Information

A-6, Maharani Bagh
New Delhi-110065
Ph. : 011-41626470-71
Mob. : 9810939245
E-mail : info@bansalco.com
Website : www.bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

Independent Registered Public Accounting Firm's Review Report on Pro- forma Financial Information

To the shareholders and the board of directors of ZenaTech, Inc.,

We have reviewed the pro forma adjustments giving effect to the acquisition transactions described in Note 1 (the "Notes to the unaudited pro forma condensed combined financial statements") and the application of those adjustments to the historical amounts in the accompanying unaudited pro forma condensed combined balance sheet of ZenaTech, Inc. (the "Company") as of December 31, 2024, and the related unaudited pro forma condensed combined statement of operations for the year then ended (together, the "pro forma financial information"), based on the criteria in Note 1.

The historical financial information of the Company is derived from the Company's audited consolidated financial statements as of and for the year ended December 31, 2024 included in its Annual Report on Form 10-K. The historical financial information of the acquired businesses (the "DaaS companies") is derived from the historical unaudited financial statements of those businesses as of and for the year ended December 31, 2024 prepared by the management and are included in the Company's Current Report and were reviewed by us.

Management is responsible for the pro forma financial information, including the assumptions described in in the accompanying unaudited pro forma condensed financial statements. Our responsibility is to express a conclusion based on our review.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"). A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction [or event] occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects

BANSAL & CO LLP New Delhi Chartered Accountants

1|2

Mumbai : Premises No. 7 & 8, Ground Floor, Wing-A, Raghavji Building, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026, Mob.: +91 9971490195
Bhopal: Nyaya Sangat, E-7/119, IInd Floor, Lala Lajpat Rai Society, Arera Colony, Bhopal-462016 (MP) Ph. : 0755-4076725, 2769224/5, Mob.: +91 9810008918

on financial position that would have been attained had the above-mentioned transaction [or event] actually occurred earlier.

Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned acquisition transactions described in Note 1, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the accompanying unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2024, and the related unaudited pro forma condensed combined statement of operations for the year then ended, based on the criteria in Note 1.

We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

Bansal & Co. LLP

BANSAL & CO LLP * New Delhi * Chartered Accountants

Bansal & Co. LLP,

Chartered Accountants

New Delhi, India

Feb, 04 2026

2|2

ZenaTech, Inc. (the "Company") completed its acquisition of fourteen companies from the table below (the "Acquisitions") primarily in the business of providing Surveying services during 2025. The Acquisitions are currently and for the period reported below providing surveying services through standard survey equipment. The Company intends to deliver these services using its internally developed drones and related technologies. The Acquisition companies are listed below along with their respective acquisitions dates. All companies below are wholly owned subsidiaries of the Company.

Company Name	Main Office Address – City, State, Country	Purchase Date
Weddle Surveying, Inc.	Biverton, Oregon, USA	January 14, 2025
KJM Land Surveying, Inc.	Pensacola, Florida, USA	January 22, 2025
Wallace Surveying Corporation	West Palm Beach, Florida, USA	April 2, 2025
Miller Land Surveying Corporation	Lake Worth, Florida, USA	April 7, 2025
Laventure & Associates	Fort Pierce, Florida, USA	May 21, 2025
Atlantic Civil Engineering, Inc.	Fort Pierce, Florida, USA	May 21, 2025
Empire Land Surveying	Pensacola, Florida, USA	June 9, 2025
Morgan Surveying	Greensboro, North Carolina, USA	August 4, 2025
Cardinal Civil Resources	Williamsburg, Virginia, USA	August 4, 2025
Lescure Engineers, Inc.	Santa Rosa, California, USA	September 11, 2025
A&J Land Surveyor, Inc.	Jacksonville, Florida, USA	September 17, 2025
Putt Land Surveying, Inc.	Tucson, Arizona, USA	October 3, 2025
Rampart Surveys, LLC	Woodland Park, Colorado, USA	November 12, 2025
Smith Surveying Group, LLC	Jacksonville, Florida, USA	November 17, 2025

The following unaudited pro forma condensed combined financial statements for December 31, 2024 have been prepared to give effect to the condensed combined financial statements derived from the historical consolidated financial statements of the Company and the Acquisitions. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and the Acquisitions, has been prepared assuming the acquisitions closed on December 31, 2024, and includes preliminary adjustments to reflect the events that are directly attributable to the acquisitions and factually supportable. In addition, the unaudited pro forma condensed combined statement of operations combines the historical consolidated statements of operations of the Company and the Acquisitions, and has also been adjusted to give effect to pro forma events that are directly attributable to the acquisitions, factually supportable and expected to have a continuing impact on the combined results. The unaudited pro forma combined statement of operations has been prepared assuming the acquisitions closed on January 1, 2024.

The Company has prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that it believes are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company's actual financial position or results of operations had the acquisitions occurred on that date specified nor do they project the Company's results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the acquisitions may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the acquisitions or other costs relating to the integration of the fourteen companies, or other historical acquisitions that were undertaken by the Company.

The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting in accordance with IFRS 3, *Business Combinations*, with the Company identified as the acquirer. Based on the acquisition method of accounting, the consideration paid for the Acquisitions is allocated to its assets and liabilities based on their fair value as of the date of the completion of the acquisition. The purchase price allocation and related valuation is based on preliminary estimates, are subject to finalization and measurement period adjustments in line with IFRS 3 and are presented for informational purposes only.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the Company's historical audited consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and the historical unaudited financial statements of Acquisitions for the year ended December 31, 2024.

BANSAL & CO LLP * New Delhi * Chartered Accountants

ZenaTech, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
Expressed in Canadian Dollars

	As of December 31, 2024			
	Historical ZenaTech, Inc.	Historical Acquisitions	Pro forma Adjustments	Pro forma Combined
Assets				
Current assets				
Cash	$ 3,754,075	$ 1,888,563	$ –	$ 5,642,638
Accounts receivable, net	206,434	3,249,534	–	3,455,968
Short-term advance to affiliate	1,918,918	–	–	1,918,918
Other current assets	399,050	105,859	–	504,909
Total current assets	6,278,477	5,243,956	–	1,15,22,433
Long–term assets				
Property, plant & equipment, net	416,695	4,119,829	–	4,536,524
ROU asset	210,560	–	–	210,560
Note receivable from affiliate	341,850	–	–	341,850
Long-term advance to affiliates	13,639,055	–	–	13,639,055
Capital advances	522,176	–	–	522,176
Loan initiation fees	3,656,109	–	–	3,656,109
Product development costs, net	4,825,348	–	–	4,825,348
Intangibles, net	2,287,367	–	8,097,032	10,384,399
Goodwill	2,468,722	–	3,627,816	6,096,538
Total long–term assets	28,367,882	4,119,829	11,724,848	44,212,559
Total assets	34,646,359	9,363,785	11,724,848	55,734,992
Liabilities and shareholders' equity				
Current liabilities				
Accounts payable and accrued liabilities	1,423,545	1,119,423	–	2,542,968
Deferred revenue	1,283,892	90,290	–	1,374,182
Lease liability	58,979	–	–	58,979
Consideration Payable for Acquisitions	–		8,389,571	8,389,571
Line of credit	124,696	–	–	124,696
Total current liabilities	2,891,112	1,209,713	8,389,571	12,490,396
Long–term liabilities				
Deferred Tax Liability	–	5,71,024	15,63,852	21,34,876
Consideration Payable for Acquisitions	–	–	7,180,321	7,180,321
Long-term lease obligation	152,365	–	–	152,365
Loans payable	9,783,539	1,345,579	–	11,129,118
Total long–term liabilities	9,935,904	1,916,603	8,744,173	20,596,680
Total liabilities	12,827,016	3,126,316	17,133,744	33,087,076
Shareholders' equity				
Preferred stock	51,450,000	–	–	51,450,000
Super voting stock	1,800,000	–	–	1,800,000
Common stock	7,530,337	3,004,905	(3,004,905)	7,530,337
Warrants	751,000	–	–	751,000
Contributed surplus	16,594,870	–	–	16,594,870
Foreign currency translation reserve	397,061	94,748	(55,120)	436,689
Accumulated deficit/retained earnings	(8,524,113)	3,137,816	(2,348,871)	(7,735,168)
Transfer to the group entities under common control	(48,179,812)	–	–	(48,179,812)
Total shareholders' equity	21,819,343	6,237,469	(5,408,896)	22,647,917
Total liabilities and shareholders' equity	$ 34,646,359	$ 9,363,785	$ 11,724,848	$ 55,734,992

ZenaTech, Inc.
Approved and authorized for issuance by the Board of Directors

/s/ Shaun Passley
Shaun Passley, PhD
Chief Executive Officer
Date: February 4, 2026
Place: Toronto, ON, Canada

/s/ Craig Passley
Craig Passley
Director
Date: February 4, 2026
Place: Chicago, Illinois, USA

BANSAL & CO LLP * New Delhi * Chartered Accountants

ZenaTech, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2024
Expressed in Canadian Dollars

	As of December 31, 2024			
	Historical ZenaTech, Inc.	**Historical Acquisitions**	**Pro forma Adjustments**	**Pro forma Combined**
Revenue				
Revenue from Services	$ 1,963,605	$ 25,062,227	$ –	$ 27,025,832
Total revenue	1,963,605	25,062,227	–	27,025,832
General and administrative expenses				
Amortization and depreciation	281,749	1,157,771	1,389,043	2,828,563
Programming and support fees	222,010	953,791	–	1,175,801
Professional fees	697,393	–	–	697,393
Wages and benefits	597,212	16,379,040	–	16,976,252
Stock-based compensation	521,547	–	–	521,547
Stock issued for services	817,772	–	–	817,772
Sales and marketing	–	93,600	–	93,600
General, administrative, and other	1,840,168	4,487,493	–	6,327,661
Total general and administrative expenses	(4,977,851)	(23,071,695)	(1,389,043)	(29,438,589)
Net income/(loss) before other (expenses)/income	(3,014,246)	1,990,532	(1,389,043)	(2,412,757)
Other (expenses)/ income				
Finance expenses	(1,446,748)	(241,529)	–	(1,688,277)
Interest income/and other expense	27,348	43,244	–	70,592
Foreign currency exchange (loss)/gain	(48,105)	–	–	(48,105)
Net income/(loss) before tax and comprehensive loss	(4,481,751)	1,792,247	(1,389,043)	(4,078,547)
Tax Expense	–	(66,685)	–	(66,685)
Current tax				
Deferred tax	–	1,60,727	2,91,699	4,52,426
Net income/(loss) before comprehensive loss	(4,481,751)	18,86,289	(10,97,344)	(36,92,806)
Other comprehensive items				
Foreign currency translation reserve (loss)/gain	433,848	94,748	(55,120)	473,477
Comprehensive income/(loss) for the year	$ (4,047,903)	$ 1,981,037	$ (1,152,463)	$ (3,219,329)
Loss per share:				
Basic	(0.24)			(0.20)
Diluted	(0.24)			(0.20)
Comprehensive loss per share:				
Basic	(0.22)			(0.17)
Diluted	(0.22)			(0.17)
Shares used in calculating earnings per share:				
Basic	18,426,467			18,426,467
Diluted	18,426,467			18,426,467

For **ZenaTech, Inc.**
Approved and authorized for issuance by the Board of Directors

/s/ Shaun Passley	/s/ Craig Passley
Shaun Passley, PhD	Craig Passley
Chief Executive Officer	Director
Date: February 4, 2026	Date: February 4, 2026
Place: Toronto, ON, Canada	Place: Chicago, Illinois, USA

BANSAL & CO LLP
New Delhi
Chartered Accountants

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Preparation

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 combines the historical consolidated balance sheets of ZenaTech, Inc. ("the Company") and the Acquisitions and has been prepared as if the purchases had occurred on December 31, 2024. The unaudited pro forma combined statement of operations for the year ended December 31, 2024 combines the historical consolidated statement of operations of the Company and the Acquisitions and has been prepared has been prepared as if the purchases closed on January 1, 2024. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the business combination, factually supportable and expected to have a continuing impact on the combined results.

The Acquired companies maintained their accounting records under General Accepted Accounting Principles (GAAP) in the United States of America and the Company has maintained their accounting records under International Financial Reporting Standards (IFRS). However, there was no significant adjustment to be made to reflect the value of the Acquisitions under IFRS. The Acquisitions included in these proforma financial statements were not deemed significant under the rule 3-05 regulation S-X (RULE 3-05).

The business combination was accounted for under the acquisition method of accounting in accordance IFRS 3, Business Combinations. Under the acquisition method, the total estimated purchase price, or consideration transferred, is measured at the Merger closing date. The assets of the Acquisitions have been measured based on various preliminary estimates using assumptions that the Company's management believes are reasonable utilizing information currently available and are subject to final finalization and measurement period adjustments in line with IFRS 3.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of identifiable assets of Acquisitions as of the effective date of the Merger was allocated to goodwill in accordance with the accounting guidance. The purchase accounting is subject to finalization of the Company's analysis of the fair value of the assets and liabilities of Acquisitions as of the acquisition date. Accordingly, the purchase accounting in the unaudited pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

For purposes of measuring the estimated fair value of the assets acquired as reflected in the unaudited pro forma combined financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of Acquisitions at fair value measures that do not reflect the Company's intended use of those assets. Use of different estimates and judgments could yield different results.

These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company's actual financial position or results of operations had the acquisitions occurred on that date specified nor do they project the Company's results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the business combination may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the Merger or other costs relating to the integration of the two companies, or other historical acquisitions that were undertaken by the Company.

New Delhi Chartered Accountants

2. Purchase Price

The following table presents the pro forma adjustments to the unaudited pro forma condensed combined balance sheet as at December 31, 2024 with respect to the allocation of purchase price for the assets acquired and the liabilities assumed for the acquisitions and the resultant goodwill, as if the acquisitions occurred on December 31, 2024:

Assets Acquired		USD		CAD
Cash	$	1,312,870	$	1,888,563
Accounts receivable		2,258,974		3,249,534
Other Current Assets		73,590		105,859
Property, plant & equipment, net		2,863,976		4,119,829
Accounts payable and accrued liabilities		(778,188)		(11,19,423)
Deferred revenue		(62,767)		(90,290)
Deferred Tax Liability		(396,958)		(571,024)
Loans payable		(935,404)		(13,45,579)
Net tangible assets		**4,336,093**		**6,237,469**

Customer lists, brand recognition, tec.	5,628,803	8,097,032
Goodwill	2,521,944	3,627,816
Change in Net assets	(575,999)	(828,572)
Deferred Tax on Intangibles	(1,087,141)	(1,563,852)
Net purchase price	**10,823,700**	**15,569,893**
Acquisition payment	**10,823,700**	**15,569,893**
Cash payable	5,215,000	7,501,778
Promissory note and earnout	5,608,700	8,068,115

Under the acquisition method of accounting, the Company estimated the fair values of the acquired tangible and intangible assets. The valuation of the identifiable intangible assets acquired was based on management's preliminary estimates, currently available information and reasonable and supportable assumptions. These estimates are preliminary as the Company is still in the process of evaluating the various assumptions used in valuing these assets. In the unaudited pro forma combined balance sheet as of December 31, 2024, the excess of the aggregate purchase price over the estimated fair value of the tangible and intangible assets and liabilities in the amount of approximately $3.63 million CAD was classified as goodwill. The fair value of identifiable intangible assets that are subject to amortization after the acquisition was estimated to be $8.10 million CAD.

The historical Acquisitions amounts included in these Unaudited proforma combined financial statements include balance sheet and income statement for year ending December 31, 2024 of the acquired entities. These statements have been prepared by the Company's management as per the general ledgers of the respective acquired entities and adjustments has been made by the Company as follows:

3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a) *Deferred tax asset*: the Company had an adjustment of $1.56 million CAD due to the difference in the fair market value of the assets acquired and their tax application due to this adjustment.

b) *Goodwill:* Adjustments to record goodwill resulting from the Acquisitions. The Company had $3.63 CAD million increase in goodwill due to these acquisitions. Goodwill is not amortized but rather is assessed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired.

c) *Intangible Assets:* Adjustments to reflect the preliminary fair values of Acquisitions identifiable intangible assets and the associated amortization expense. The primary assets include customer lists and brand recognition. The fair value and amortization adjustment for each asset are based on preliminary assumptions. These assumptions are subject to further analysis and may change, which would result in a change to the adjustments included in the unaudited pro forma financial information. The following table presents the fair value, useful life and pro forma amortization adjustments for each asset (in thousands, except for estimated useful life):

Asset	Fair Value	Useful Life	Incremental Amortization
Customer lists, brand recognition	CAD 8,097,032	5 years	CAD 1,619,406
Goodwill	CAD 3,627,816	–	–

d) *Equity*: the Company recorded a reduction to common stock of $3 million CAD resulting from the Acquisitions since their stock was eliminated.

BANSAL & CO LLP * New Delhi * Chartered Accountants

CERTIFICATE *of* SIGNATURE

REF. NUMBER
PZCR2-PEHNM-RNFUX-P3OTD

DOCUMENT COMPLETED BY ALL PARTIES ON
04 FEB 2026 20:03:30
UTC

SIGNER	TIMESTAMP	SIGNATURE
CRAIG PASSLEY EMAIL CRAIG@ZENATECH.COM SHARED VIA LINK	SENT 04 FEB 2026 20:02:08 VIEWED 04 FEB 2026 20:02:48 SIGNED 04 FEB 2026 20:03:01	 IP ADDRESS 140.248.30.58 LOCATION NAPERVILLE, UNITED STATES
SHAUN PASSLEY EMAIL JADIAN2017@GMAIL.COM	SENT 04 FEB 2026 20:02:08 VIEWED 04 FEB 2026 20:03:03 SIGNED 04 FEB 2026 20:03:30	 IP ADDRESS 116.58.74.242

RECIPIENT VERIFICATION

EMAIL VERIFIED
04 FEB 2026 20:03:03

Signed with PandaDoc

PAGE 1 OF 1

Up to US$75,000,000 of Common Shares of

ZENATECH, INC.

PROSPECTUS

Maxim Group LLC

February 20, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. We will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee	$ 35,000
FINRA filing fee	2,000
Legal fees and expenses	42,000
Accounting fees and expenses	65,000
Printing and related expenses	8,000
Miscellaneous	3,000
Total	$ 155,000

*Item 15. Indemnification of Directors and Officers

Business Corporations Act (British Columbia)

Division 5 of Part 5 of the Business Corporations Act (British Columbia) (“BCBCA”) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

•if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

•in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

Articles

Our Articles provide that, subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of this indemnity.

Item 16. Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

EXHIBIT INDEX

No.	Exhibit No.
1.1**	Form of Underwriting Agreement or Purchase Agreement
1.2	Equity Distribution Agreement between the Registrant and Maxim Group LLC
3.1	Notice of Articles
3.2*	Certificate of Name Change
3.3*	Certificate of Name Change
3.4*	Articles
3.5*	Articles
4.1**	Form of Indenture
4.2**	Form of Certificate of Designation
4.3**	Form of Deposit Agreement
4.4**	Form of Depositary Agreement
4.5**	Form of Warrant Agreement
4.6**	Form of Warrant
4.7**	Form of Rights Agreement
4.8**	Form of Unit Agreement
5.1	Opinion of Counsel
23.1	Consent of Auditors
23.2	Consent of Counsel to Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of Registration Statement)
25.1**	Form T-1 Statement of Eligibility to act as trustee under Indenture
101	[XBRL INSTANCE DOCUMENT]
107	Filing Fees Table

*Incorporated by reference to the Company’s Registration Statement on Form F-1 (No. 333-276838), filed with the SEC on September 24, 2024.

** To be filed, if necessary, by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 6-K and incorporated herein by reference.

Item 17. Undertakings

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, Canada, on February 20, 2026.

Date: February 20, 2026	By:	/s/ Dr. Shaun Passley
Name: Dr. Shaun Passley Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Shaun Passley his/her true and lawful attorney-in-fact, with full power of substitution and re-substitution for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his/her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Dr. Shaun Passley		Date:	February 20, 2026
Name: Title:	Dr. Shaun Passley CEO and Director
/s/ James A. Sherman		Date:	February 20, 2026
Name: Title:	James Sherman CFO and Director
/s/ Craig Passley		Date:	February 20, 2026
Name: Title:	Craig Passley Director
/s/ Peter Piekos		Date:	February 20, 2026
Name: Title:	Peter Piekos Director
/s/ Thomas Burns		Date:	February 20, 2026
Name: Title:	Thomas Burns Director
/s/ Neville Brown		Date:	February 20, 2026
Name: Title:	Neville Brown Director
/s/ Yvonne Rattray		Date:	February 20, 2026
Name: Title:	Yvonne Rattray Director